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Filed pursuant to Rule 424(b)(5)
Registration No. 333-200627

The information in this preliminary prospectus supplement and the accompanying prospectus is not complete and may be changed. A registration statement relating to the notes has become effective under the Securities Act of 1933, as amended. This preliminary prospectus supplement is not an offer to sell the notes and it is not soliciting an offer to buy the notes in any jurisdiction where the offer or sale is not permitted.

Subject to completion, dated January 28, 2015

PRELIMINARY PROSPECTUS SUPPLEMENT
(To Prospectus dated January 8, 2015)

$

Performant Financial Corporation

          % Convertible Senior Notes due 2020

We are offering $               million aggregate principal amount of our         % Convertible Senior Notes due 2020. The notes will bear interest at a rate of         % per year, payable semiannually in arrears on February 15 and August 15 of each year, beginning on August 15, 2015. The notes will mature on February 15, 2020.

Holders may convert their notes at their option at any time prior to 5:00 p.m., New York City time, on the business day immediately preceding August 15, 2019 only under the following circumstances: (1) during any calendar quarter commencing after the calendar quarter ending on March 31, 2015 (and only during such calendar quarter), if the last reported sale price of our common stock for at least 20 trading days (whether or not consecutive) during a period of 30 consecutive trading days ending on the last trading day of the immediately preceding calendar quarter is greater than or equal to 130% of the conversion price on each applicable trading day; (2) during the five business day period after any five consecutive trading day period (the "measurement period") in which the trading price (as defined below) per $1,000 principal amount of notes for each trading day of the measurement period was less than 98% of the product of the last reported sale price of our common stock and the conversion rate on each such trading day; or (3) upon the occurrence of specified corporate events. On or after August 15, 2019 until 5:00 p.m., New York City time, on the second scheduled trading day immediately preceding the maturity date, holders may convert their notes at any time, regardless of the foregoing circumstances. Upon conversion, we will pay or deliver, as the case may be, cash, shares of our common stock or a combination of cash and shares of our common stock, at our election, as described in this prospectus supplement.

The conversion rate will initially be                            shares of common stock per $1,000 principal amount of notes (equivalent to an initial conversion price of approximately $              per share of common stock). The conversion rate will be subject to adjustment in some events but will not be adjusted for any accrued and unpaid interest. In addition, following certain corporate events that occur prior to the maturity date, we will increase the conversion rate for a holder who elects to convert its notes in connection with such a corporate event in certain circumstances.

We may not redeem the notes prior to the maturity date, and no sinking fund is provided for the notes.

If we undergo a fundamental change, holders may require us to repurchase for cash all or part of their notes at a repurchase price equal to 100% of the principal amount of the notes to be repurchased, plus accrued and unpaid interest to, but excluding, the fundamental change repurchase date.

The notes will be our senior unsecured obligations and will rank senior in right of payment to our existing and future indebtedness that is expressly subordinated in right of payment to the notes; equal in right of payment to our existing and future unsecured indebtedness that is not so subordinated; effectively junior in right of payment to any of our secured indebtedness to the extent of the value of the assets securing such indebtedness; and structurally junior to all existing and future indebtedness (including trade payables) incurred by our current or future subsidiaries.

Concurrently with this offering, we are offering up to              shares of our common stock (or up to               shares if the underwriters in the concurrent offering exercise their option to purchase additional shares in full) pursuant to a separate prospectus supplement and accompanying prospectus. This prospectus supplement does not constitute an offer of shares of our common stock. The offering of the notes pursuant to this prospectus supplement and the accompanying prospectus is contingent upon the closing of the concurrent common stock offering and the concurrent common stock offering is contingent upon the closing of the offering of the notes hereunder.

We do not intend to apply to list the notes on any securities exchange or any automated dealer quotation system. Our common stock is listed on The NASDAQ Global Select Market under the symbol "PFMT." The last reported sale price of our common stock on The NASDAQ Global Select Market on January 27, 2015 was $5.90 per share.

Investing in the notes involves a high degree of risk. See "Risk Factors" beginning on page S-26 of this prospectus supplement.

	Per Note	Total
Public offering price(1)	$	$
Underwriting discounts and commissions(2)	$	$
Proceeds, before expenses, to us	$	$

(1)
Plus accrued interest from February      , 2015 if settlement occurs after that date.

(2)
We have agreed to reimburse the underwriters for certain FINRA-related expenses. See Underwriting beginning on page S-122 of this prospectus supplement.

We have granted the underwriters the right to purchase, exercisable within a 30-day period, up to an additional $               million aggregate principal amount of notes, solely to cover over-allotments.

The Securities and Exchange Commission and state securities regulators have not approved or disapproved these securities, or determined if this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The underwriters expect to deliver the notes to investors in book-entry form through The Depository Trust Company on or about February      , 2015.

Joint Book-Running Managers

Morgan Stanley	SunTrust Robinson Humphrey

January      , 2015

ABOUT THIS PROSPECTUS SUPPLEMENT

        This document consists of two parts. The first part is this prospectus supplement, which describes the specific terms of this offering and also adds to and updates information contained in the accompanying prospectus and the documents incorporated by reference into this prospectus supplement and the accompanying prospectus. The second part, the accompanying prospectus, gives more general information, some of which may not apply to this offering. If there is a conflict between the information contained in this prospectus supplement and the accompanying prospectus, on the one hand, and the information contained in the accompanying prospectus or any document incorporated by reference, on the other hand, the information in this prospectus supplement shall control.

        We have not authorized anyone to provide any information other than that contained or incorporated by reference in this prospectus supplement and the accompanying prospectus or in any free writing prospectus prepared by or on behalf of us or to which we have referred you. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. We are offering to sell, and seeking offers to buy, the notes only in jurisdictions where offers and sales are permitted. The information contained in this prospectus supplement and the accompanying prospectus is accurate only as of the date of this prospectus supplement or the date of the accompanying prospectus, and the information in the documents incorporated by reference in this prospectus supplement and the accompanying prospectus is accurate only as of the date of those respective documents, regardless of the time of delivery of this prospectus supplement and the accompanying prospectus or of any sale of our convertible senior notes. Our business, financial condition, results of operations and prospects may have changed since those dates. It is important for you to read and consider all information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus in making your investment decision. You should read both this prospectus supplement and the accompanying prospectus, as well as the documents incorporated by reference into this prospectus supplement and the accompanying prospectus and the additional information described under "Where You Can Find More Information" in this prospectus supplement and in the accompanying prospectus, before investing in our convertible senior notes.

        References in this prospectus supplement and the accompanying prospectus to the terms "we," "us," "our," "the Company" or "Performant" or other similar terms mean Performant Financial Corporation and its consolidated subsidiaries prior to the proposed acquisition of Premier Healthcare Exchange, Inc. (as described below), unless we state otherwise or the context indicates otherwise. Unless we state otherwise or the context indicates otherwise, the term "PHX" refers to Premier Healthcare Exchange, Inc. and its consolidated subsidiaries, after giving pro forma effect to the spin-off of PHX's wholly owned subsidiary, Pay-Plus Solutions, Inc., or Pay-Plus. The phrase "PHX acquisition" refers to the merger of one of our wholly owned indirect subsidiaries with and into Premier Healthcare Exchange, Inc. with PHX continuing as the surviving corporation and a wholly owned indirect subsidiary of ours. Pro forma PHX financial data presented in this prospectus supplement is the financial data of Premier Healthcare Exchange, Inc. and its consolidated subsidiaries, after giving pro forma effect to the spin-off of Pay-Plus. Pro forma PHX financial information for the periods presented has been calculated by adjusting the consolidated financial statements of PHX to give effect to the spin-off of Pay-Plus.

        This prospectus supplement and the accompanying prospectus, including the information incorporated by reference into this prospectus supplement and the accompanying prospectus, and any free writing prospectuses we have authorized for use in connection with this offering include trademarks, service marks and trade names owned by us or others. Performant Financial Corporation, Performant, and our logo referenced in this prospectus supplement and the accompanying prospectus are our trademarks or service marks or registered trademarks or service marks. All other trademarks, trade names and service marks appearing in this prospectus supplement and the accompanying prospectus are the property of their respective owners.

 INFORMATION REGARDING FORWARD-LOOKING STATEMENTS

        This prospectus supplement and the accompanying prospectus and the documents we have filed with the Securities and Exchange Commission, or SEC, that are incorporated herein by reference include forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. All statements other than statements of historical fact contained in this prospectus supplement, including statements regarding our future results of operations and financial position, strategy and plans, and our expectations for future operations, are forward-looking statements. The words "believe," "may," "will," "estimate," "continue," "anticipate," "design," "intend," "expect" and similar expressions are intended to identify forward-looking statements. We have based these forward-looking statements largely on our current expectations and projections about future events and trends that we believe may affect our financial condition, results of operations, strategy, short-term and long-term business operations and objectives, and financial needs. These forward-looking statements are subject to a number of risks, uncertainties and assumptions, including those described in "Risk Factors." In light of these risks, uncertainties and assumptions, the forward-looking events and circumstances discussed in this prospectus supplement may not occur, and actual results could differ materially and adversely from those anticipated or implied in the forward-looking statements. Forward-looking statements include, but are not limited to, statements about:

  •
  our preliminary estimates of our financial results for the three months ended December 31, 2014;

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  our opportunities and expectations for growth in the student lending, healthcare and other markets;

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  our proposed acquisition of PHX and our ability to achieve fully the strategic and financial objectives related to the proposed acquisition of PHX, including the acquisition's impact on our financial condition and results of operations;

  •
  unexpected costs or liabilities that may arise from the acquisition, ownership or operation of PHX;

  •
  anticipated trends and challenges in our business and competition in the markets in which we operate;

  •
  our client relationships and future growth opportunities;

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  the adaptability of our technology platform to new markets and processes;

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  our ability to invest in and utilize our data and analytics capabilities to expand our capabilities;

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  our belief that we benefit from a significant degree of revenue visibility;

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  our growth strategy of expanding in our existing markets and considering strategic alliances or acquisitions;

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  our ability to meet our liquidity and working capital needs;

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  maintaining, protecting and enhancing our intellectual property;

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  our expectations regarding future expenses;

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  expected future financial performance; and

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  our ability to comply with and adapt to industry regulations and compliance demands.

        Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, level of activity, performance or achievements. In addition, neither we nor any other person assumes responsibility for the accuracy and completeness of any of these forward-looking statements. We disclaim any duty to update any of these forward-looking statements after the date of this prospectus supplement and the accompanying prospectus to conform these statements to actual results or revised expectations.

        This prospectus supplement and the accompanying prospectus also contain statistical data and estimates, including those relating to market size and growth rates of the markets in which we participate, that we obtained from government and industry publications. These publications typically indicate that they have obtained their information from sources they believe to be reliable, but do not guarantee the accuracy and completeness of their information. Although we have assessed the information in the publications and found it to be reasonable and believe the publications are reliable, we have not independently verified their data.

 SUMMARY

        This summary highlights information contained elsewhere in this prospectus supplement and the accompanying prospectus and does not contain all of the information that you should consider before investing in the notes. You should read this entire prospectus supplement and the accompanying prospectus carefully, including the section entitled "Risk Factors" and the documents incorporated by reference herein and therein, including the financial statements and related notes.

Our Business

        We provide technology-enabled recovery and related analytics solutions in the United States. Our solutions help identify and recover delinquent or defaulted assets and improper payments for both government and private clients in a broad range of markets. Our clients typically operate in complex and regulated environments and outsource their recovery needs in order to reduce losses on billions of dollars of defaulted student loans, improper healthcare payments and delinquent state tax and federal treasury receivables. We generally provide our services on an outsourced basis, where we handle many or all aspects of our clients' recovery processes.

        We believe we have a leading position in our markets based on our proprietary technology-enabled platform, long-standing client relationships and the large volume of funds we have recovered for our clients. For the nine months ended September 30, 2014, we audited and analyzed approximately $7.3 billion of combined student loans and other delinquent federal and state receivables and recovered approximately $267 million in improper Medicare payments. Our clients include 11 of the 31 public sector participants in the student loan industry and these relationships average more than 10 years in length, including a 25-year relationship with the Department of Education. In the healthcare market, we are currently one of four prime Medicare Recovery Audit Contractors, or RACs, in the United States for the Centers for Medicare and Medicaid Services, or CMS, and are currently involved in a competitive re-bidding process for the award of the next RAC contract with CMS.

        We utilize our technology platform to efficiently provide recovery and analytics services in the markets we serve. We have continuously developed and refined our technology platform for almost two decades by leveraging our extensive domain and data processing expertise. Our technology platform allows us to disaggregate otherwise complex recovery processes into a series of simple, efficient and consistent component steps, which we refer to as workflows, for our recovery and healthcare claims review specialists. This approach enables us to continuously refine our recovery processes to achieve higher rates of recovery with greater efficiency. By optimizing what traditionally have been manually-intensive processes, we believe we achieve higher workforce productivity versus more traditional labor-intensive outsourcing business models. For example, we generated in excess of $100,000 of revenues per employee during the nine-month period ended September 30, 2014, based on the average number of employees during the nine-month period ended September 30, 2014.

        We believe that our platform is easily adaptable to new markets and processes. Over the past several years, we have successfully extended our platform into additional markets with significant recovery opportunities. For example, we utilized the same basic platform previously used primarily for student loan recovery activities to enter the healthcare market. We have enhanced our platform through investment in new data and analytics capabilities, which we believe will enable us to provide additional services including the detection of fraud, waste and abuse.

        Our revenue model is generally success-based as we earn fees based on a percentage of the aggregate amount of funds that we enable our clients to recover. Our services do not require any significant upfront investments by our clients and we offer our clients the opportunity to recover significant funds otherwise lost. Because our model is based upon the success of our efforts and the dollars we enable our clients to recover, our business objectives are aligned with those of our clients and we are generally not reliant on their spending budgets. Further, our business model does not require significant capital expenditures and we do not purchase loans or obligations.

Our Markets

        We operate in markets characterized by strong growth, a complex regulatory environment and a significant amount of delinquent, defaulted or improperly paid assets.

Student Lending

        According to the Department of Education, total government-supported student loan originations were estimated to be approximately $100 billion for the fiscal year ended September 30, 2014, and the aggregate dollar amount of these loans has grown at a compound annual growth rate of 11% from 2002 through 2012. The average "cohort default rate," which is the measure utilized by the Department of Education to track the percentage of government-supported loan borrowers that enter repayment in a certain fiscal year and default by the end of the next year, has risen from approximately 13.4% in 2009 to approximately 13.7% in 2011, the last year for which data is available.

Healthcare

        According to CMS, U.S. healthcare spending reached $2.9 trillion in 2013 and is forecast to grow at a 5.7% compound annual growth rate through 2023. In particular, CMS indicates that federal government-related healthcare spending for 2013 totaled approximately $1.0 trillion. This federal government-related spending included approximately $591.2 billion for Medicare, of which $48.0 billion, or 8.6%, has been estimated to be comprised of improper payments. Medicare improper payments generally involve incorrect coding, procedures performed which were not medically necessary, and incomplete documentation or claims submitted based on outdated fee schedules, among other issues.

Other Markets

        We believe that the demand for recovery of delinquent state taxes will grow as state governments struggle with revenue generation and face significant budget deficits. According to the Center on Budget and Policy Priorities, an independent think tank, 31 U.S. states faced budget shortfalls totaling $55.0 billion in the year ended September 30, 2013. The federal agency market consists of government debt subrogated to the Department of the Treasury. For the year ended September 30, 2013, federal agency recoveries in this market totaled more than $7.0 billion, a significant portion of which were made by private firms on behalf of the Department of Financial Management Service, a bureau of the Department of the Treasury.

Our Competitive Strengths

        We believe that our business is difficult to replicate, as it incorporates a combination of several important and differentiated elements, including:

  •
  Powerful technology platform.  We have built a proprietary technology platform that is highly flexible, intuitive and easy to use for our recovery and claims specialists. Our platform is easily configurable and deployable across multiple markets and processes.

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  Advanced, technology-enabled workflow processes.  Our technology-enabled workflow processes, developed over many years of operational experience in recovery services, disaggregate otherwise complex recovery processes into a series of simple, efficient and consistent steps that are easily configurable and applicable to different types of recovery-related applications.

  •
  Extensive data and pervasive analytics capabilities.  Our data and analytics capabilities enable us to achieve strong recovery rates for our clients. We have collected recovery-related data for over two decades, which we combine with large volumes of client and third-party data to effectively analyze our clients' delinquent or defaulted assets and improper payments. We have also developed and embedded a number of analytics tools that we use to score our clients' recovery opportunities, determine the optimal recovery process and allocation of resources, and achieve higher levels of recovery results for our clients.

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  Long-standing client relationships.  We believe our long-standing focus on achieving superior recovery performance for our clients and the significant value our clients derive from this focus have helped us achieve long-tenured client relationships, strong contract retention and better access to new clients and future growth opportunities.

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  Extensive domain expertise in complex and regulated markets.  We have extensive experience and domain expertise in providing recovery services for government and private institutions that generally operate in complex and regulated markets. We have demonstrated our ability to develop domain expertise in new markets such as healthcare and state tax and federal Treasury receivables.

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  Proven and experienced management team.  Our management team has significant industry experience. This team has successfully grown our revenue base and service offerings beyond the original student loan market into healthcare and delinquent state tax and private financial institutions receivables.

Our Growth Strategy

        Key elements of our growth strategy include the following:

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  Expand our student loan recovery volume.  We have long-standing relationships with some of the largest participants in the government-supported student loan market, and we believe there are significant opportunities within this growing market to increase the volume of student loans placed with us by existing and new clients.

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  Expand our recovery services in the healthcare market.  As healthcare spending grows, we expect the need for recovery services to increase in the public and private healthcare markets. We intend to expand our recovery services for existing clients, including analytics solutions to clients in the private healthcare market.

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  Pursue strategic alliances and acquisitions.  In addition to the proposed PHX acquisition, we intend to continue to selectively consider opportunities to grow through strategic alliances or acquisitions that are complementary to our business. For a discussion of the proposed PHX acquisition, see "—Proposed PHX Acquisition."

Premier Healthcare Exchange, Inc.

Proposed PHX Acquisition

        On January 28, 2015, we entered into an agreement and plan of merger with Premier Healthcare Exchange, Inc. under which we agreed to acquire all of PHX's outstanding capital stock through a merger of a wholly-owned subsidiary of ours with PHX. Following the merger, PHX will be our wholly-owned subsidiary. We refer to this transaction as the PHX acquisition. Consideration for the PHX acquisition consists of $108.0 million in cash, subject to certain adjustments contemplated by the merger agreement, and $22.0 million of our common stock. The shares of our common stock issued in connection with the merger will be issued to the three largest stockholders of PHX, including the Chief Executive Officer, the Chief Operating Officer and an affiliate of Edison Venture Partners, in exchange for a portion of their shares of PHX. The shares of our common stock issued to PHX's stockholders in connection with the PHX acquisition will be subject to restrictions on transfer ranging from six months to approximately two years after the closing of the PHX acquisition. In addition, we have agreed to pay to PHX's stockholders an earnout payment of up to $19.1 million in cash contingent on PHX, on a stand-alone, pro forma basis, generating specified levels of revenue for the year ending December 31, 2015. PHX's achievement of the pro forma revenue targets described in the merger agreement would represent meaningful revenue growth over PHX's pro forma revenues for the year ended December 31, 2014. If the revenue targets are not met, there will be no such additional payments. See "The PHX Acquisition."

        Prior to the closing of the PHX acquisition, PHX will spin-off its subsidiary, Pay-Plus Solutions, Inc., or Pay-Plus, which operates a separate business from the business we are acquiring. We refer to this as the Pay-Plus spin-off. See "Summary Unaudited Pro Forma Condensed Combined Financial Data" for pro forma financial data of PHX after giving effect to the Pay-Plus spin-off.

        We cannot assure you that we will complete the PHX acquisition. The completion of this offering is not contingent upon the completion of the PHX acquisition, but the completion of the PHX acquisition is contingent upon the successful completion of this offering of convertible senior notes and the concurrent common stock offering. Accordingly, even if the acquisition does not occur, the notes sold in this offering will remain outstanding. Investors in our notes should not place undue reliance on the pro forma and as adjusted financial data included in this prospectus supplement because this offering is not contingent upon any of the transactions reflected in the adjustments included in that information.

        If the PHX acquisition is completed, we intend to use the net proceeds of this offering and the sale and issuance of shares in our concurrent common stock offering to fund the cash consideration for the PHX acquisition due on the closing date of the PHX acquisition and to fund on the closing date of the PHX acquisition an escrow of $13.0 million in respect of the potential earnout payment described above. Any remaining net proceeds will be used for working capital and other general corporate purposes. If the PHX acquisition is not completed by February 12, 2015 (which date may be extended by us and PHX, with the consent of Madison Capital, the agent under our senior secured credit facility), or the merger agreement is terminated any time prior to such date, we are required to use the net proceeds from the sale of the notes and the sale and issuance of shares in our concurrent common stock offering to pay in full all outstanding obligations under our senior secured credit facility. See "Use of Proceeds." Upon completion of the offering we will repay $10.0 million of outstanding term loans under our senior secured credit facility using our existing cash resources. See "Description of Other Indebtedness."

        The merger agreement has been filed as an exhibit to our Current Report on Form 8-K, filed with the SEC on January 28, 2015, which is incorporated by reference herein. See "The PHX Acquisition—Summary of the PHX Acquisition" and "Risk Factors—Risks Related Our Proposed Acquisition of PHX."

PHX's Business

        PHX is a technology-enabled provider of cost integrity solutions to healthcare fiduciaries with a focus on mid-sized health plans and third party administrators, or TPAs. PHX, which was founded in 2001, uses its technology platform to provide solutions that reduce payment errors, streamline the claims payment process and substantially reduce the healthcare claims costs of its clients. PHX's solutions are used primarily by leading health plans and TPAs, who manage the "administrative only" aspects of health insurance plans for self-insured employers who are assuming the underwriting risk of the claim cost. Similar to our business, the majority of PHX's pro forma revenue is derived from the identification of improper payments on behalf of clients and PHX's revenue model is generally success-based as it earns fees based on the amount of improper payments that it identifies on behalf of its clients.

        PHX uses its technology platform to analyze its clients' healthcare claims for errors that result in overpayment or waste. Claims are evaluated in three ways to reduce overall costs including: (a) claims editing, which is an automated rules-based engine designed to detect coding errors of a medical claim, (b) bill review and audit, wherein trained nurse auditors use PHX's technology to perform pre-payment line-by-line desktop audits of high dollar claims for medical necessity and clinical accuracy and (c) out-of-network services, wherein out-of-network claims are reviewed and compared to cost-based benchmarks such as Medicare and preferred provider organization, or PPO, networks. In the fiscal year ended December 31, 2014, PHX generated customer savings of 20% to 25% per claim, and over $300 million in total customer savings.

        Importantly, PHX provides its cost integrity solutions on a pre-payment basis whereby PHX receives the claim from the customer and evaluates the claim prior to the customer paying the provider. Once a claim has been reviewed by PHX, the provider is paid the PHX-adjusted claim amount. Pre-payment integrity solutions differ from post-payment integrity solutions; in post-payment services, a provider has already been paid for their services and any adjustments found during the claims review that result in savings to the payor have to be recovered from the provider. Unlike PHX's pre-payment solutions, our existing cost-integrity solutions are provided primarily on a post-payment basis.

        In addition to these claim-based integrity solutions, PHX provides network management solutions to self-insured health plans, typically employers, through its TPA customers. PHX's network management solutions include analyzing and selecting an optimal PPO network for employers either in their region or networks for employees out of the employers' primary geography. PHX has built its own network of providers, PHX Choice Network, and also partners with over 50 third-party PPO networks to offer these solutions.

        In order to efficiently achieve cost savings for its customers, PHX developed a technology platform for the purpose of evaluating and auditing claims, automating workstreams and improving payment accuracy and transparency. Additionally, PHX has established electronic data interchange, or EDI, connections with many of its clients through partnerships with leading claims adjudication systems such as TriZetto, EBIX and others. These connections allow PHX to more easily on-board new clients and receive claims data on a real-time basis from existing clients.

Rationale for PHX Acquisition

        We believe PHX represents an attractive strategic complement to our growth initiatives, including strengthening our value proposition in the commercial healthcare cost integrity sector, adding valuable technology-enabled, pre-payment cost integrity capabilities to enhance our product offering and accelerating the diversification of our business through new markets and customer opportunities.

        The PHX acquisition provides us with the potential to:

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  Broaden our offerings and expand our value proposition.  PHX complements our existing post-payment, healthcare cost integrity solutions with pre-payment capabilities. We believe the combination of these capabilities provides us the potential to further penetrate the commercial payor market, increase the total spending by our existing and future customers on our products and allow us to strengthen our relationships with clients in a market where payors are consolidating their payment integrity providers and seeking an end-to-end solution. Finally, through its partnerships with a number of healthcare claims adjudication system providers, PHX can more easily build data connections to potential customers which, we expect will help accelerate our sales cycle and product implementation efforts.

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  Access new markets.  PHX has over 200 customers, consisting primarily of TPAs as well as insurance carriers, Taft-Hartley plans and re-insurance carriers, and has demonstrated low customer attrition. Through PHX's TPA customers, we expect to gain greater access to the large and growing self-insured healthcare market. In addition, PHX's product offerings support our ability to further penetrate the commercial healthcare payor market, particularly in the mid-sized payor market which we define as payors with 200,000 to 1 million members.

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  Accelerate revenue growth and diversification.  PHX demonstrated strong historical pro forma revenue growth of 41% for the 2013 fiscal year compared to 2012. We believe the complementary combination of PHX's and our capabilities will create meaningful opportunities to drive future revenue growth. Further, the addition of over 200 existing PHX customers helps to diversify our revenue in multiple areas including customer diversification and industry diversification. For example, the healthcare market would have represented 36% of our total revenues for the nine-month period ended September 30, 2014 on a combined pro forma basis compared to 19% of our total revenues on a historical stand-alone basis during the same period.

Financial Overview

        PHX has demonstrated meaningful pro forma revenue growth since 2012. For the year ended December 31, 2013, PHX generated pro forma revenue of $42.8 million compared to $30.3 million in 2012, representing year-over-year growth of 41%. This growth was due primarily to successfully signing larger regional health plan payors. For the nine-month period ended September 30, 2014, PHX's pro forma revenue was $40.7 million, representing 31% growth compared to the same period in the prior year, due primarily to the addition of new TPA customers and the increased use of PHX's services by its current customers.

        Additionally, PHX has exhibited strong and consistent pro forma adjusted EBITDA margins of 17% in 2012, 18% in 2013 and 24% in the nine-month period ended September 30, 2014. PHX's pro forma net income margins for the same periods were 8%, 9%, and 13%, respectively. PHX's pro forma adjusted EBITDA and pro forma net income, respectively, were $5.1 million and $2.5 million for the year ended December 31, 2012, $7.7 million and $3.9 million for the year ended December 31, 2013, $9.9 million and $5.4 million for the nine months ended September 30, 2014 and $5.3 million and $2.7 million for the nine months ended September 30, 2013. See "Reconciliation of Non-GAAP Financial Information" for a definition of pro forma adjusted EBITDA, the reasons for providing this financial measure, and the limitations of its usefulness because it does not reflect all items of income and expense under U.S. generally accepted accounting principles, or GAAP.

Market and Industry Overview

        In 2013, CMS reported that more than $2.9 trillion dollars were spent across both government and commercial health programs and plans. Commercial health plans accounted for $962 billion, or 33% of total healthcare spending in 2013. CMS expects total healthcare spending to grow at a 5.7% compound annual growth rate, or CAGR, through 2023. As healthcare spending increases, there is increasing pressure to eliminate waste, fraud and abuse. According to the government website Payment Accuracy, error rates across government healthcare programs range from 3.7% to 10.0%. Payment integrity efforts to reduce increasing health care costs have traditionally targeted the post-payment environment. While this approach has been the traditional strategy for health plans, the retroactive recovery of payments often stresses the relationships that health plans need to foster with their network providers. Pre-payment solutions introduce an efficient, low-friction approach to auditing and improving payment accuracy. As technology has improved and administrative workflows to manage claims real-time have standardized, health plans have begun efforts to implement pre-payment solutions across claims platforms.

Reconciliation of PHX Pro Forma Non-GAAP Financial Data

Pro Forma Adjusted EBITDA

        To provide investors with additional information regarding the financial results of PHX, we have disclosed in the table below and within this prospectus supplement pro forma adjusted EBITDA, which is a non-GAAP financial measure. We have provided a reconciliation below of PHX's pro forma adjusted EBITDA to net income, the most directly comparable GAAP financial measure to this non-GAAP financial measure.

        We have included PHX's pro forma adjusted EBITDA in this prospectus supplement because we believe it is a key measure used by both our management team and the PHX management team to understand and evaluate PHX's core operating performance and trends. Accordingly, we believe that pro forma adjusted EBITDA provides useful information to investors and analysts in understanding and evaluating the operating results of PHX.

        The use of PHX's pro forma adjusted EBITDA has limitations as an analytical tool, and you should not consider it in isolation or as a substitute for analysis of the financial results of PHX as reported under GAAP. Some of these limitations are:

  •
  although depreciation and amortization are non-cash charges, the assets being depreciated and amortized may have to be replaced in the future, and pro forma adjusted EBITDA does not reflect cash capital expenditure requirements for such replacements or for new capital expenditure requirements;

  •
  pro forma adjusted EBITDA does not reflect interest expense on PHX's indebtedness;

  •
  pro forma adjusted EBITDA does not reflect changes in, or cash requirements for, PHX's working capital needs;

  •
  pro forma adjusted EBITDA does not reflect tax payments by PHX;

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  pro forma adjusted EBITDA does not reflect the potentially dilutive impact of equity-based compensation;

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  pro forma adjusted EBITDA does not reflect the impact of certain non-operating expenses resulting from matters we do not consider to be indicative of PHX's core operating performance; and

  •
  other companies may calculate pro forma adjusted EBITDA differently, which reduces its usefulness as a comparative measure.

        Because of these limitations, you should consider pro forma adjusted EBITDA alongside other financial performance measures, including pro forma net income and PHX's other GAAP results.

        The following table presents a reconciliation of PHX's pro forma adjusted EBITDA, after giving pro forma effect to the Pay-Plus spin-off, for the fiscal years ended December 31, 2013 and 2012 and for the nine months ended September 30, 2014 to net income for these periods:

	Nine Months Ended September 30,		Year Ended December 31,
	2014	2013	2013	2012
	(in thousands)
Reconciliation of Pro Forma Adjusted EBITDA:
PHX Net income (GAAP)	$11,172	$2,782	$4,914	$1,652
Pro Forma Adjustments Pay-Plus Spin-Off	(5,763)	(118)	(985)	871
Pro Forma Net income	5,409	2,664	3,929	2,523
Pro Forma Provision for income taxes	3,626	1,818	2,683	1,856
Pro Forma Interest expense	82	120	157	47
Pro Forma Interest income	(7)	(3)	(5)	(92)
Pro Forma Depreciation and amortization	613	597	769	468
Pro Forma Non-core operating expenses	103 (1)	43 (1)	61 (1)	—
Pro Forma Advisory fee	—	—	—	85	(3)
Pro Forma Deal expenses	—	—	—	168	(3)
Pro Forma Stock-based compensation	25	51	63	54

Pro Forma Adjusted EBITDA	$9,853	$5,291	$7,656	$5,108

(1)
Represents costs associated with an evaluation of interest in a sale or recapitalization of PHX.

(2)
Represents costs associated with the defense of and settlement provisions for a litigation matter.

(3)
Represents costs associated with the acquisition by PHX of a company in 2012.

Recent Developments

Three months ended December 31, 2014 (Unaudited)

        Our consolidated financial statements for the three months ended December 31, 2014 are not yet available. Our current expectations with respect to our unaudited results for this period are based upon management estimates. The preliminary estimates presented below are subject to the completion of our financial closing procedures and any adjustments that may result from the completion of the audit of our consolidated financial statements for the year ended December 31, 2014. Accordingly, these estimates may change and those changes may be material. As such, you should not place undue reliance on these estimates. For additional information regarding the various risks and uncertainties inherent in estimates of this type, see "Information Regarding Forward-Looking Statements," elsewhere in this prospectus supplement.

        The preliminary estimates have been prepared by, and are the responsibility of, our management and have not been reviewed or audited or subject to any other procedures by our independent registered public accounting firm. Accordingly, our independent registered public accounting firm does not express an opinion or any other form of assurance with respect to these preliminary estimates.

        We are providing the following preliminary estimates of our financial results and operating metrics for the three months ended December 31, 2014:

GAAP

  •
  Revenues are expected to be between $38.0 million and $41.0 million, with the midpoint of the range representing substantially the same level of revenues as for the three-month period ended

    September 30, 2014. We expect our student lending revenues to be greater than the $28.1 million of revenues in the three months ended September 30, 2014, due primarily to the recognition of rehabilitation revenues that were delayed from the prior quarter due to new documentation requirements for student loan rehabilitation imposed in the third quarter by our guaranty agency, or GA, clients. We expect our healthcare revenues to be significantly lower than the $5.2 million of revenues recognized in the three months ended September 30, 2014, primarily due to RAC contract transition procedures adopted by CMS that halted all of our audit and recovery activities from June 1 until late August, 2014. We were permitted to re-start audit activities in late August when the RAC contract was extended through year end, though substantially all of the revenues from those activities will not be recognizable until 2015.

  •
  Net loss is estimated to be between $2.1 million and $1.5 million, compared to a net loss of $0.5 million during the three months ended September 30, 2014. This expected increase in net loss is primarily due to increases in salary and benefits expenses and other operating expenses during the fourth quarter relating to a new state tax recovery services engagement during the fourth quarter and the re-start of audit and recovery services under our RAC contract. We did not recognize significant revenues from the new state tax recovery services engagement or the extended RAC contract during the three months ended December 31, 2014, as operating expenses related to these activities predated related revenues.

Non-GAAP

  •
  Adjusted EBITDA is expected to be between $4.0 million and $5.5 million, representing a sequential quarterly decrease of approximately 17% at the midpoint of the range. This reduction in adjusted EBITDA is primarily due to the increase in salary and benefits expenses and other operating expenses relating to a new state tax recovery services engagement and the re-start of audit and recovery services under our RAC contract, neither of which resulted in significant revenues being recognized by us during the fourth quarter.

  •
  Adjusted net income (loss) is estimated to be between $(0.4) million and $0.9 million, representing a sequential quarterly decrease of approximately 66% at the midpoint of the range. This decrease in adjusted net income during the quarter is attributable to the same factors affecting net income described above.

Adjusted EBITDA and Adjusted Net Income (Loss)

        To provide investors with additional information regarding our financial results, we have disclosed in the table below and within this prospectus supplement adjusted EBITDA and adjusted net income (loss), both of which are non-GAAP financial measures. We have provided a reconciliation below of adjusted EBITDA to net loss and adjusted net income (loss) to net loss, as net income is the most directly comparable GAAP financial measure to these non-GAAP financial measures.

        We have included adjusted EBITDA and adjusted net income (loss) in this prospectus supplement because they are key measures used by our management and board of directors to understand and evaluate our core operating performance and trends and to prepare and approve our annual budget. Accordingly, we believe that adjusted EBITDA and adjusted net income (loss) provide useful information to investors and analysts in understanding and evaluating our operating results in the same manner as our management and board of directors.

        Our use of adjusted EBITDA and adjusted net income (loss) has limitations as an analytical tool, and you should not consider them in isolation or as a substitute for analysis of our results as reported under GAAP. Some of these limitations are:

  •
  although depreciation and amortization are non-cash charges, the assets being depreciated and amortized may have to be replaced in the future, and adjusted EBITDA does not reflect cash capital expenditure requirements for such replacements or for new capital expenditure requirements;

  •
  adjusted EBITDA does not reflect interest expense on our indebtedness;

  •
  adjusted EBITDA does not reflect changes in, or cash requirements for, our working capital needs;

  •
  adjusted EBITDA does not reflect tax payments;

  •
  adjusted EBITDA and adjusted net income (loss) do not reflect the potentially dilutive impact of equity-based compensation;

  •
  adjusted EBITDA and adjusted net income (loss) do not reflect the impact of certain non-operating expenses resulting from matters we do not consider to be indicative of our core operating performance; and

  •
  other companies may calculate adjusted EBITDA and adjusted net income (loss) differently than we do, which reduces its usefulness as a comparative measure.

        Because of these limitations, you should consider adjusted EBITDA and adjusted net income (loss) alongside other financial performance measures, including net loss and our other GAAP results.

        The following tables present a reconciliation of estimated adjusted EBITDA and estimated adjusted net income (loss) for the three months ended December 31, 2014 to estimated net loss for this period and adjusted EBITDA and adjusted net income (loss) for the three months ended September 30, 2014 to actual net loss for this period:

	Three Months Ended
	September 30, 2014	December 31, 2014
	(in thousands)
Reconciliation of Adjusted EBITDA:
Net loss	$(479)	$(2,100) to (1,500)
Provision for income taxes	(175)	(1,600) to (1,200)
Interest expenses	2,456	2,100
Depreciation and amortization	3,067	3,600
PHX acquisition expense(1)	—	900 to 1,400
Stock-based compensation	839	1,100

Adjusted EBITDA	$5,708	$4,000 to 5,500

Reconciliation of Adjusted Net Income (Loss):
Net loss	$(479)	$(2,100) to (1,500)
Stock-based compensation	839	1,100
Amortization of intangibles(2)	933	700 to 1,100
Deferred financing amortization costs	264	200 to 400
PHX acquisition expense(1)	—	900 to 1,400
Tax adjustments(3)	(814)	(1,200) to (1,600)

Adjusted Net Income (Loss)	$743	$(400) to 900

(1)
Represents costs associated with the anticipated acquisition of PHX described in this prospectus supplement.

(2)
Represents amortization of capitalized expenses related to the acquisition of Performant by an affiliate of Parthenon Capital Partners in 2004, and also an acquisition in the first quarter of 2012 to enhance our analytics capabilities.

(3)
Represents tax adjustments assuming a marginal tax rate of 40%.

Amendment to Credit Facility

        On January 28, 2015, our subsidiary Performant Business Services, Inc., or Performant Business, as borrower, entered into Consent and Amendment No. 3 to our senior secured credit facility, or the third amendment. Among other things, we amended our senior secured credit facility to permit this offering of notes and the consummation of the proposed PHX acquisition on the terms and subject to the conditions set forth in the third amendment. For a description of our indebtedness other than the notes, see "Description of Other Indebtedness."

Update on Award of New RAC Contracts

        We are currently involved in a competitive rebidding process for four new RAC contracts with CMS. The timing of new RAC contract awards remains uncertain. The bidding process has been delayed, at least in part, by pre-award protests and, following the denial of those protests, by ongoing litigation. The plaintiffs in the litigation are seeking the elimination of payment terms under the proposed new RAC contracts that would prohibit RACs from being compensated for improper claims until a second level of appeal has been exhausted. A decision in favor of CMS is currently on appeal and an injunction bars award of three of the four new RAC contracts pending the appeal. A fifth RAC contract, which is a new type of

RAC contract covering the identification and recovery of improper claims for durable medical equipment, prosthetics, orthotics and supplies and home health and hospice claims, was not covered by the injunction and was awarded to another party in January 2015. The Company is not a party to this litigation. CMS has stated that the injunction will delay the award of the three contracts until the judge's ruling on the injunction, which is not expected to occur until late summer 2015. It is uncertain whether CMS will award the RAC contract not covered by the injunction in the interim period or will wait to award all of the new RAC contracts at the same time. CMS also recently announced that it extended our existing RAC contract through December 31, 2015, along with a limited scope of procedures we will be allowed to conduct during this extended period. CMS has further indicated they may, at their discretion, approve additional issues that we will be permitted to review and audit during the RAC contract extension period.

Company Information

        We began operations in 1976 under the corporate name Diversified Collection Services, Inc. We were incorporated in Delaware on October 8, 2003 under the name DCS Holdings, Inc. and subsequently changed our name to Performant Financial Corporation in 2005.

        Our principal executive offices are located at 333 North Canyons Pkwy, Suite 100, Livermore, CA 94551, our telephone number is (925) 960-4800 and our web site is www.performantcorp.com. The information contained in our web site is not part of this prospectus supplement or the accompanying prospectus.

 THE OFFERING

        The summary below describes the principal terms of the notes. Certain of the terms and conditions described below are subject to important limitations and exceptions. The "Description of Notes" section of this prospectus supplement contains a more detailed description of the terms and conditions of the notes. As used in this section, "we," "our," and "us" refer to Performant Financial Corporation and not to its consolidated subsidiaries.

Issuer	Performant Financial Corporation, a Delaware corporation.
Securities	$ million aggregate principal amount of % Convertible Senior Notes due 2020 (plus up to an additional $ million aggregate principal amount solely to cover over-allotments).
Maturity	February 15, 2020, unless earlier repurchased or converted.
Interest

        % per year. Interest will accrue from February     , 2015 and will be payable semiannually in arrears on February 15 and August 15 of each year, beginning on August 15, 2015. We will pay additional interest, if any, at our election as the sole remedy relating to the failure to comply with our reporting obligations as described under "Description of Notes—Events of Default."

Conversion rights	Holders may convert all or any portion of their notes, in multiples of $1,000 principal amount, at their option at any time prior to 5:00 p.m., New York City time, on the business day immediately preceding August 15, 2019 only under the following circumstances:

•

during any calendar quarter commencing after the calendar quarter ending on March 31, 2015 (and only during such calendar quarter), if the last reported sale price of our common stock for at least 20 trading days (whether or not consecutive) during a period of 30 consecutive trading days ending on the last trading day of the immediately preceding calendar quarter is greater than or equal to 130% of the conversion price on each applicable trading day;

•

during the five business day period after any five consecutive trading day period (the "measurement period") in which the "trading price" (as defined under "Description of Notes—Conversion Rights—Conversion Upon Satisfaction of Trading Price Condition") per $1,000 principal amount of notes for each trading day of the measurement period was less than 98% of the product of the last reported sale price of our common stock and the conversion rate on each such trading day; or

•

upon the occurrence of specified corporate events described under "Description of Notes—Conversion Rights—Conversion Upon Specified Corporate Events."

On or after August 15, 2019 until 5:00 p.m., New York City time, on the second scheduled trading day immediately preceding the maturity date, holders may convert all or any portion of their notes, in multiples of $1,000 principal amount, at the option of the holder regardless of the foregoing circumstances.

The conversion rate for the notes is initially                shares per $1,000 principal amount of notes (equivalent to an initial conversion price of approximately $        per share of common stock), subject to adjustment as described in this prospectus supplement.

Upon conversion, we will pay or deliver, as the case may be, cash, shares of our common stock or a combination of cash and shares of our common stock, at our election. If we satisfy our conversion obligation in solely cash or through payment and delivery, as the case may be, of a combination of cash and shares of our common stock, the amount of cash and shares of common stock, if any, due upon conversion will be based on a daily conversion value (as described herein) calculated on a proportionate basis for each trading day in a 60 trading day observation period (as described herein). See "Description of Notes—Conversion Rights—Settlement Upon Conversion."

In addition, following certain corporate events that occur prior to the maturity date, in certain circumstances we will increase the conversion rate for a holder who elects to convert its notes in connection with such a corporate event as described under "Description of Notes—Conversion Rights—Adjustment to Shares Delivered Upon Conversion Upon a Make-Whole Fundamental Change."

You will not receive any additional cash payment or additional shares representing accrued and unpaid interest, if any, upon conversion of a note, except in limited circumstances. Instead, interest will be deemed to be paid by the cash, shares of our common stock or a combination of cash and shares of our common stock paid or delivered, as the case may be, to you upon conversion of a note.

Trading symbol for our common stock	Our common stock is listed on The NASDAQ Global Select Market under the symbol "PFMT."
No redemption	We may not redeem the notes prior to the maturity date, and no "sinking fund" is provided for the notes, which means that we are not required to redeem or retire the notes periodically.

Fundamental change

If we undergo a "fundamental change" (as defined in this prospectus supplement under "Description of Notes—Fundamental Change Permits Holders to Require Us to Repurchase Notes"), subject to certain conditions, holders may require us to repurchase for cash all or part of their notes in minimum principal amounts of $1,000 or an integral multiple thereof. The fundamental change repurchase price will be equal to 100% of the principal amount of the notes to be repurchased, plus accrued and unpaid interest to, but excluding, the fundamental change repurchase date. See "Description of Notes—Fundamental Change Permits Holders to Require Us to Repurchase Notes."

Ranking	The notes will be our senior unsecured obligations and will rank:

•

senior in right of payment to our existing and future indebtedness that is expressly subordinated in right of payment to the notes;

•

equal in right of payment to our existing and future unsecured indebtedness that is not so subordinated;

•

effectively junior in right of payment to any of our secured indebtedness to the extent of the value of the assets securing such indebtedness; and

•

structurally junior to all existing and future indebtedness (including trade payables) incurred by our current or future subsidiaries.

As of December 31, 2014, our estimated total consolidated indebtedness was $111.8 million, all of which was secured indebtedness of our subsidiaries under our senior secured credit facility. After giving effect to the issuance of the notes (assuming no exercise of the underwriters' over-allotment option) and the use of proceeds therefrom, our total consolidated indebtedness would have been $        million (without giving effect to the equity component of convertible debt or any debt discount). See "Description of Other Indebtedness" and "Capitalization."

The indenture governing the notes will not limit the amount of debt that we or our subsidiaries may incur.
Use of proceeds

We estimate that the proceeds from this offering will be approximately $        million (or $        million if the underwriters exercise their over-allotment option in full), after deducting the underwriting discount and commissions and estimated offering expenses payable by us.

We intend to use the net proceeds from this offering of convertible senior notes and the concurrent common stock offering to complete the PHX acquisition, or if the PHX acquisition is not completed, to repay the outstanding indebtedness under our senior secured credit facility. See "Use of Proceeds."

Book-entry form

The notes will be issued in book-entry form and will be represented by permanent global certificates deposited with, or on behalf of, The Depository Trust Company, or DTC, and registered in the name of a nominee of DTC. Beneficial interests in any of the notes will be shown on, and transfers will be effected only through, records maintained by DTC or its nominee and any such interest may not be exchanged for certificated securities, except in limited circumstances.

Absence of a public market for the notes

The notes are new securities and there is currently no established market for the notes. Accordingly, we cannot assure you as to the development or liquidity of any market for the notes. The underwriters have advised us that they currently intend to make a market in the notes. However, they are not obligated to do so, and they may discontinue any market making with respect to the notes without notice. We do not intend to apply for a listing of the notes on any securities exchange or any automated dealer quotation system.

U.S. federal income tax consequences

For a discussion of certain material U.S. federal income tax considerations relating to the purchase, ownership and disposition of the notes and shares of our common stock received upon conversion of notes, see "Material U.S. Federal Income Tax Consequences."

Trustee, paying agent and conversion agent	Wilmington Trust, National Association.
Concurrent common stock offering

Concurrently with this offering, we are offering up to                    shares of our common stock (or up to                    shares if the underwriters in the concurrent offering exercise their option to purchase additional shares in full) in an underwritten public offering pursuant to a separate prospectus supplement.

We intend to use the net proceeds from this offering of convertible senior notes and the concurrent common stock offering to fund the initial cash consideration payable in connection with the PHX acquisition and to fund an escrow deposit related to future potential earnout payments related to the PHX acquisition, or if the PHX acquisition is not completed, to repay the outstanding indebtedness under our senior secured credit facility. See "Use of Proceeds" in this prospectus supplement.

This prospectus supplement and accompanying prospectus shall not be deemed an offer to sell or a solicitation of an offer to buy any of the shares of our common stock. This offering of convertible senior notes is contingent upon the closing of the concurrent common stock offering, and the concurrent common stock offering is contingent upon the closing of this offering of convertible senior notes. We cannot assure you that either or both of these offerings will be completed. Unless we specifically state otherwise, the information in this prospectus supplement assumes the completion of the common stock offering and that the underwriters for the common stock offering do not exercise their over-allotment option to purchase additional shares and that the underwriters for this offering do not exercise their option to purchase additional convertible senior notes.

Our Summary Consolidated Financial Data

        The following table sets forth our summary selected historical consolidated financial and other data for the periods ended and as of the dates indicated. The consolidated statement of operations data for the fiscal years ended December 31, 2013, 2012 and 2011 and the balance sheet data as of December 31, 2013 and 2012 have been derived from, and should be read together with, our audited consolidated financial statements and the accompanying notes, which are incorporated by reference herein. The consolidated statement of operations data for the nine months ended September 30, 2014 and 2013 and the balance sheet data as of September 30, 2014 have been derived from our unaudited condensed consolidated financial statements, which are incorporated by reference herein. Our historical results are not necessarily indicative of the results that may be expected in the future. The following summary consolidated financial data should be read in conjunction with "Management's Discussion and Analysis of Financial Condition and Results of Operations" and our consolidated financial statements and related notes incorporated by reference in this prospectus supplement and the accompanying prospectus.

	Year Ended December 31,			Nine Months Ended September 30,
	2013	2012	2011	2014	2013
				(unaudited)
	(in thousands)
Consolidated Statement of Operations Data:
Revenues	$255,302	$210,073	$162,974	$155,683	$195,326
Operating expenses:
Salaries and benefits	96,762	83,002	67,082	71,236	72,942
Other operating expense	85,671	71,305	49,199	56,304	65,314
Impairment of trade name	—	—	13,400	—	—
Total operating expenses	182,433	154,307	129,681	127,540	138,256

Income from operations	72,869	55,766	33,293	28,143	57,070
Debt extinguishment costs(1)	—	(3,679)	—	—	—
Interest expense	(11,564)	(12,414)	(13,530)	(7,765)	(8,752)
Interest income	1	64	125	—	—

Income before provision for income taxes	61,306	39,737	19,888	20,378	48,318
Provision for income taxes	24,967	16,786	7,516	8,599	19,848

Net income	36,339	22,951	12,372	11,779	28,470

Accrual for preferred stock dividends	—	2,038	6,495	—	—
Net income available to common shareholders	$36,339	$20,913	$5,877	$11,779	$28,470

	Year Ended December 31,			Nine Months Ended September 30,
	2013	2012	2011	2014	2013
				(unaudited)
	(in thousands, except per share amounts)
Net income per share attributable to common shareholders(2)
Basic	$0.77	$0.48	$0.14	$0.24	$0.60
Diluted	$0.74	$0.44	$0.13	$0.24	$0.58
Weighted average shares
Basic	47,492	43,985	42,962	48,641	47,247
Diluted	49,386	47,599	45,742	49,758	49,315

(1)
Represents debt extinguishment costs comprised of approximately $3.3 million of fees paid to lenders in connection with our senior secured credit facility and approximately $0.3 million of unamortized debt issuance costs in connection with our old credit facility.

(2)
Please see Note 1 to our consolidated financial statements incorporated by reference herein for an explanation of the calculations of our basic and diluted net income per share of common stock.

	As of December 31,
			As of September 30, 2014
	2013	2012
			(unaudited)
	(in thousands)
Consolidated Balance Sheet Data:
Cash and cash equivalents	$81,909	$37,843	$84,970
Total assets	257,260	211,745	265,378
Total debt	133,304	147,769	114,250
Total liabilities	183,026	187,672	173,060
Total stockholders' equity	74,234	24,073	92,318

 Summary Unaudited Pro Forma Condensed Combined Financial Data

        The following sets forth certain summary unaudited pro forma condensed combined financial data of Performant giving effect to (i) the Pay-Plus spin-off prior to completion of the PHX acquisition and (ii) our completion of the PHX acquisition, including the sale of the notes and the sale and issuance of shares in our concurrent common stock offering to finance the acquisition consideration. The PHX acquisition is expected to close in February 2015, subject to various contingencies including the sale and issuance of the notes and shares of our common stock to fund the cash portion of the acquisition consideration. The Pay-Plus spin-off will be completed by PHX prior to the closing of the PHX acquisition.

        The summary unaudited pro forma condensed combined statement of operations data for the nine months ended September 30, 2014 and for the year ended December 31, 2013 assumes that the Pay-Plus spin-off and the PHX acquisition took place on January 1, 2013. Our unaudited condensed consolidated statement of operations for the nine months ended September 30, 2014 has been combined with PHX's unaudited consolidated statement of operations for this period after giving pro forma effect to the Pay-Plus spin-off. Our condensed consolidated statement of operations derived from audited financial statements for the year ended December 31, 2013 has been combined with PHX's audited consolidated statement of operations for this period after giving pro forma effect to the Pay-Plus spin-off.

        The summary unaudited pro forma condensed combined balance sheet data as of September 30, 2014 assumes that the Pay-Plus spin-off and the PHX acquisition took place on September 30, 2014 and combines our September 30, 2014 unaudited condensed consolidated balance sheet with PHX's September 30, 2014 unaudited consolidated balance sheet after giving pro forma effect to the Pay-Plus spin-off.

        The summary unaudited pro forma condensed combined financial data set forth below has been presented for informational purposes only. The summary unaudited pro forma condensed combined financial data set forth below is not necessarily indicative of what our financial position or results of operations actually would have been had the Pay-Plus spin-off and the PHX acquisition been completed as of the dates indicated. In addition, the summary unaudited pro forma condensed combined financial data does not purport to project the future financial position or operating results of the combined company. The summary unaudited pro forma condensed combined financial data below should be read in conjunction with the unaudited pro forma condensed combined financial data and the notes describing the pro forma adjustments related thereto and the accompanying disclosures included elsewhere in this prospectus supplement and with both our and PHX's historical financial statements and related notes, which are incorporated by reference in this prospectus supplement. See "Unaudited Pro Forma Condensed Combined Financial Data" beginning on page S-64 of this prospectus supplement and "Information We Incorporate By Reference" beginning on page S-127 of this prospectus supplement.

 Performant Financial Corporation and Premier Healthcare Exchange, Inc.
Unaudited Pro Forma Condensed Combined Statement of Operations Data
For the Nine Months Ended September 30, 2014

	Historical		Pro Forma Adjustments Pay-Plus Spin-off		Pro Forma Adjustments PHX Acquisition
				Pro Forma PHX			Pro Forma Combined
	Performant	PHX
			(in thousands)
Revenue	$155,683	$68,388	$(27,668)	$40,720	$		$196,403
Operating expenses:
Salaries and benefits	71,236	17,401	(4,291)	13,110			84,346
Other operating expenses	56,304	32,280	(13,781)	18,499		5,684	80,487

Total operating expenses	127,540	49,681	(18,072)	31,609		5,684	164,833

Income from operations	28,143	18,707	(9,596)	9,111		(5,684)	31,570
Interest expense	(7,765)	(82)		(82)		(4,434)	(12,281)
Interest income		6		6			6

Income before provision for income taxes	20,378	18,631	(9,596)	9,035		(10,118)	19,295
Provision for income taxes	8,599	7,459	(3,833)	3,626		(4,009)	8,216

Net income	$11,779	$11,172	$(5,763)	$5,409		$(6,109)	$11,079

Performant Financial Corporation and Premier Healthcare Exchange, Inc.
Unaudited Pro Forma Condensed Combined Statement of Operations Data
For the Year Ended December 31, 2013

	Historical		Pro Forma Adjustments Pay-Plus Spin-off		Pro Forma Adjustments PHX Acquisition
				Pro Forma PHX			Pro Forma Combined
	Performant	PHX
			(in thousands)
Revenue	$255,302	$52,664	$(9,893)	$42,771	$		$298,073
Operating expenses:
Salaries and benefits	96,762	17,962	(2,757)	15,205			111,967
Other operating expenses	85,671	26,291	(5,489)	20,802		7,579	114,052

Total operating expenses	182,433	44,253	(8,246)	36,007		7,579	226,019

Income from operations	72,869	8,411	(1,647)	6,764		(7,579)	72,054
Interest expense	(11,564)	(157)		(157)		(5,860)	(17,581)
Interest income	1	5		5			6

Income before provision for income taxes	61,306	8,259	(1,647)	6,612		(13,439)	54,479
Provision for income taxes	24,967	3,345	(662)	2,683		(5,325)	22,325

Net income	$36,339	$4,914	$(985)	$3,929		$(8,114)	$32,154

 Performant Financial Corporation and Premier Healthcare Exchange, Inc.
Unaudited Pro Forma Condensed Combined Balance Sheet Data
As of September 30, 2014

	Historical		Pro Forma Adjustments Pay-Plus Spin-off		Pro Forma Adjustments PHX Acquisition
				Pro Forma PHX		Pro Forma Combined
	Performant	PHX
			(in thousands)
Cash and cash equivalents	$84,970	$17,274	$(5,788)	$11,486	$(7,655)	$88,801
Working capital	70,498	14,226	(2,561)	11,665	(7,655)	74,214
Total assets	265,378	37,600	(8,084)	29,516	168,045	462,939
Total debt	114,250	1,750		1,750	57,481	173,481
Total liabilities	173,060	15,794	(2,558)	13,236	111,472	297,768
Stockholders' equity	92,318	21,806	(5,526)	16,280	56,573	165,171

RISK FACTORS

        An investment in our securities involves a high degree of risk. Before purchasing our securities you should carefully consider the following risks regarding our notes, our common stock and this offering, including, without limitation, those risk factors relating to our liquidity, debt financing and current economic conditions, as well as other information in this prospectus supplement and the accompanying prospectus and in any other documents incorporated into this prospectus supplement and the accompanying prospectus by reference. The risk factors set forth herein and therein may be amended, supplemented or superseded from time to time by other reports we file with the SEC in the future. Each of the risks described in these sections and documents could adversely affect our business, financial condition and results of operations, and could result in a complete loss of your investment.

Risks Related to PHX

PHX has a short operating history in an evolving market, which makes it difficult to evaluate its future prospects and may increase the risk that it will not be successful.

        PHX has a short operating history in a new and evolving market, which makes it difficult to evaluate its future prospects and may increase the risk that it will not be successful. You should consider PHX's business and prospects in light of the risks and difficulties PHX encounters in this evolving market. These risks and difficulties include its ability to, among other things:

  •
  maintain and increase its client base;

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  hire, integrate and retain talent;

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  avoid interruptions or disruptions in its service;

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  maintain and further develop its technology infrastructure to efficiently and reliably handle both current and increased client usage, as well as the deployment of new features and products;

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  increase revenue;

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  process, store and use personal data in compliance with governmental regulation and other legal obligations related to privacy;

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  successfully compete with other companies that are currently in, or may in the future enter its line of business; and

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  maintain, protect and enhance its intellectual property.

PHX relies on third-party vendors to help deliver its cost integrity solutions to its clients and the loss of any of these vendors or the failure of those vendors to perform as expected could harm PHX's business operations and relationships with its clients.

        PHX engages certain vendors, including adjudication system partners and third-party PPO networks, to help deliver its cost integrity solutions to its clients. These vendors participate to varying degrees in the delivery of PHX's solutions. In the event one of these vendors terminates its relationship with PHX or provides deficient performance to one or more of PHX's clients, PHX may not be able to continue to provide certain solutions to its clients or may need to reduce the number or types of solutions it is currently providing. Any such disruption in client relations as a result of services provided by any of PHX's vendors could adversely affect its revenues and operating results.

PHX is subject to extensive laws and regulations regarding the use and disclosure of confidential personal information, the cost compliance with which could be substantial and failure to comply with these regulations could cause it to incur liabilities and expenses.

        PHX is subject to a wide array of federal and state laws and regulations regarding the use and disclosure of confidential personal information and security. For example, the federal Health Insurance Portability and Accountability Act of 1996, as amended, or HIPAA, and state laws regulating use and disclosure of confidential personal information and security subject PHX to substantial restrictions and requirements with respect to the use and disclosure of the personal information obtained in connection with its business and PHX must establish administrative, physical and technical safeguards to protect the confidentiality of this information. PHX is required to notify affected individuals and government agencies of data security breaches involving protected health and certain personally identifiable information. These laws and regulations also require that PHX develop, implement and maintain written, comprehensive information security programs containing safeguards that are appropriate to protect personally identifiable information and health information against unauthorized access, misuse, destruction or modification. Federal law generally does not preempt state law in the area of protection of personal information, and as a result PHX must also comply with state laws and regulations. Regulation of privacy, data use and security requires that PHX incur significant expenses, which could increase in the future as a result of additional regulations, all of which adversely affects PHX's results of operations. Failure to comply with these laws and regulations can result in penalties and in some cases expose both us and PHX to civil lawsuits.

If PHX security measures are breached or fail and unauthorized access is obtained to its clients' confidential data, its services may be perceived as insecure, the attractiveness of its cost integrity services to current or potential clients may be reduced, and it may incur significant liabilities.

        PHX's cost integrity solutions involve the storage and transmission of confidential information relating to its clients and their customers, including health and other personal or confidential information. Although PHX's data security procedures are designed to protect against unauthorized access to confidential information, its computer systems, software and networks may be vulnerable to unauthorized access and disclosure of its clients' confidential information. Further, PHX may not effectively adapt its security measures to evolving security risks, address the security and privacy concerns of existing or potential clients as they change over time, or be compliant with federal, state, and local laws and regulations with respect to securing confidential information. Unauthorized access to confidential information relating to its clients and their customers could lead to reputational damage which could deter both existing and potential clients from selecting the PHX cost integrity solutions, or result in termination of contracts with those clients affected by any such breach, regulatory action, and claims against PHX.

        In the event of any unauthorized access to personal or other confidential information, PHX may be required to expend significant resources to investigate and remediate vulnerabilities in its security procedures, and may be subject to fines, penalties, litigation costs, and financial losses that are either not insured against or not fully covered through any insurance maintained by us or PHX. If one or more of such failures in PHX's security and privacy measures were to occur, its business, financial condition and results of operations could suffer.

Future legal changes and interpretations affecting PHX's business and operations could adversely affect PHX and its prospects.

        The health care insurance market in which PHX provides its cost integrity solutions is subject to significant legislative and regulatory focus and consumer interest. We cannot anticipate how future laws, regulations and administrative and court interpretations of present and future laws, regulations or policies may affect PHX's business and operations. Such future activities may require PHX to modify its business practices and product and service offerings which could disrupt PHX's business or otherwise have an adverse effect on PHX's business and operations.

The potential impacts of Health Reform on the PHX's business and operations, which may be adverse to PHX, cannot be predicted.

        The Patient Protection and Affordable Care Act (Public Law 111-148), signed into law March 23, 2010, and the Health Care and Education Reconciliation Act of 2010, signed into law March 30, 2010, together commonly referred to as Health Reform, include health-related provisions subsidizing insurance premiums for people making up to 400% of the federal poverty level and establishing health insurance exchange markets. Health Reform has only recently been implemented and is subject to judicial review and legislative scrutiny. We cannot predict the potential effect on PHX's business and operations of implementation of Health Reform or potential judicial interpretations or legislative or regulatory action with respect to Health Reform, which could adversely affect PHX's business and operations.

We have made certain assumptions relating to the PHX acquisition that may prove to be materially inaccurate.

        We have made certain assumptions relating to the PHX acquisition, which assumptions may be inaccurate, including as the result of the failure to realize the expected benefits of the PHX acquisition, failure to realize expected revenue growth rates, higher than expected operating, transaction and integration costs, as well as general economic and business conditions that adversely affect the combined company following the PHX acquisition. These assumptions relate to numerous matters, including:

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  projections of PHX's pro forma revenue growth rates and future revenues;

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  our ability to maintain, develop and deepen relationships with customers of PHX;

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  the amount of goodwill and intangibles that will result from the PHX acquisition;

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  certain other purchase accounting adjustments that we expect will be recorded in our financial statements in connection with the PHX acquisition;

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  merger costs; and

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  other financial and strategic risks of the PHX acquisition.

PHX has experienced significant revenue growth over the prior three years, and there is no assurance that such growth will continue following completion of the proposed acquisition.

        PHX has experienced significant pro forma revenue growth over the prior three years, with pro forma revenue increasing from $30.3 million in 2012 to $42.8 million in 2013 to $40.7 million for the nine months ended September 30, 2014. This pro forma revenue growth has been based on PHX's ability to attract new customers, to increase the scope of services it can provide to both existing and new customers through the expansion of its services and products and to attract additional customers in the healthcare payor market. Continued pro forma revenue growth for PHX following the proposed acquisition will depend on, among other factors, PHX's ability to implement solutions and integrate platforms with new clients in a timely and efficient manner, to continue to attract new customers in the increasingly competitive healthcare payor market and to maintain pricing levels with its existing and future clients. Given uncertainties surrounding the continued growth, or rate of growth, of PHX's pro forma revenue following our proposed acquisition, PHX's pro forma revenue growth over any prior period should not be held as an indication of future performance. In addition, we expect our ability to successfully cross-sell our solutions along with PHX's solutions will be a significant factor influencing our growth following completion of the proposed PHX acquisition. Following completion of the proposed acquisition, we may not be successful in cross-selling our post-payment solutions with PHX's pre-payment solutions because existing and new customers may find our existing solutions or PHX's additional solutions unnecessary or unattractive. Further, continued focus on growth and the expansion of PHX's business may place additional demands on management, operations and financial resources and will require PHX to incur additional expenses. We cannot be sure that we will be able to manage any further PHX growth effectively following completion of the acquisition.

The obligations and liabilities of PHX, some of which may be unanticipated or unknown, may be greater than we have anticipated, which may diminish or eliminate the value of PHX to us.

        PHX's obligations and liabilities, some of which may not have not been disclosed to us or may not be reflected or reserved for in PHX's historical financial statements, may be greater than we have anticipated. For example, PHX is subject to adverse legal proceedings in Federal District Court in Florida for alleged patent infringement, which may result in costs and/or damages and impair aspects of its business (potentially including treble damages and attorney's fees if PHX were found to have infringed willfully or to have aided or abetted the infringement of a patent willfully). Further, PHX is a party to other legal proceedings, which could result in substantial damage or settlement costs or could require PHX to redesign PHX's products and services and seek out third party licenses, which may not be available on reasonable terms, or at all. Adverse legal proceedings can be expensive, time-consuming, and may divert the efforts of PHX's technical and managerial personnel, which could in turn harm PHX's business, whether or not PHX receives a determination favorable to it. Some of PHX's competitors may be able to devote significantly more resources to intellectual property litigation and other proceedings, and such competitors may have significantly broader patent portfolios to assert against PHX if PHX asserts its rights against them. The obligations and liabilities of PHX, individually or in the aggregate, could have a material adverse effect on PHX's business or PHX's value to us or on our business, financial condition or results of operations.

Many of PHX's contracts with its clients are short term and do not commit its clients to provide specified volumes of business.

        A large portion of PHX's existing customer contracts enable its clients to unilaterally terminate their contractual relationship with PHX upon short notice, generally not more than six months, without penalty, potentially leading to a loss of business or renegotiation of terms. For example, all of the contracts of PHX's top ten customers by revenue (representing approximately 40% and 42% PHX's total pro forma revenue for 2013 and the nine months ended September 30, 2014, respectively) may be terminated upon short notice. In particular, PHX's contracts with a single customer that represented approximately 10.4% and 15.3% of total pro forma revenue for each of the year ended December 31, 2013 and the nine months ended September 30, 2014, respectively, are terminable upon short notice. Further, most of PHX's contracts in these markets allow its clients to unilaterally change the volume of claims that PHX may audit or review at any given time. Therefore, despite PHX's contractual relationships with its clients, these contracts do not provide assurance that PHX will receive a specific volume of the client's claims or generate a minimum amount of revenues. Accordingly, PHX's pro forma revenues and operating results would be negatively affected if its existing clients reduced the volume of claims provided to PHX or modified the terms of service or the level of success fees associated with such claims.

PHX faces significant competition in connection with obtaining, retaining and performing under its existing client contracts, and an inability to compete effectively in the future could harm PHX's relationships with its clients, which would impact revenues and operating results.

        PHX operates in competitive markets. Initially, PHX competes with many other companies in the engagement by health plans and TPAs for its cost integrity Accordingly, maintaining high levels of performance, and doing so in a cost-effective manner, are important factors in PHX's ability to maintain and grow revenues and net income and the failure to achieve these objectives could harm the business, financial condition and results of operations of PHX. Further, some current and potential competitors in PHX's markets may have greater financial, marketing, technological or other resources, which may provide such competitors with an advantage in engaging and maintaining potential clients. In addition, the ability of any of PHX's competitors and potential competitors to adopt new and effective technology to better serve PHX's markets may allow them to gain market strength. Increasing levels of competition in the future may result in lower pricing levels, lower revenues or higher costs for resources. Any inability to compete effectively in the markets that PHX serves could adversely affect our business, financial condition and results of operations following the proposed PHX acquisition.

PHX may be harmed if it loses members of its management team or other key employees or fails to hire and retain employees with specialized skills.

        PHX is highly dependent on members of its management team and other key employees and the future success of PHX following completion of the acquisition will depend in part on PHX's ability to retain these people. Further, PHX's healthcare-related cost integrity solutions requires employees with specialized skills, such as registered nurses and experts in healthcare related coding. Finding, attracting and retaining employees with these specialized skills is a critical component of PHX being able to provide its cost integrity solutions, and its inability to staff these operations appropriately represents a risk to its ongoing business and associated revenues. The inability to continue to attract and retain members of the PHX management team and other key employees following completion of the acquisition could adversely affect the business, financial condition and results of operations of the combined company.

Internal control deficiencies or weaknesses that are not yet identified could emerge.

        After the PHX acquisition, we may identify deficiencies or weaknesses in its internal controls over time and, where and when appropriate, report on these deficiencies or weaknesses. However, the internal control procedures can provide only reasonable, and not absolute, assurance that deficiencies or weaknesses are identified. Deficiencies or weaknesses that have not been identified by us or PHX could emerge and these deficiencies or weaknesses could have a material impact on the results of operations for the combined company.

Prior to the PHX acquisition, PHX was a privately-held company and its new obligations of being a part of a public company may require significant resources and management attention.

        Prior to the PHX acquisition, PHX was a privately-held company and its new obligations of being a part of a public company may require significant resources and management attention. Upon consummation of the PHX acquisition, PHX companies will become subsidiaries of our consolidated company, and will need to comply with the Sarbanes-Oxley Act of 2002 and the rules and regulations subsequently implemented by the Securities and Exchange Commission and the Public Company Accounting Oversight Board. We will need to ensure that the PHX establishes and maintains effective disclosure controls as well as internal controls and procedures for financial reporting, and such compliance efforts may be costly and may divert the attention of management.

Risks Related to the Proposed PHX Acquisition

This offering is not conditioned upon the closing of the PHX acquisition, and there can be no assurance that the PHX acquisition will be completed.

        On January 28, 2015, we signed a definitive merger agreement to acquire PHX in a stock and cash transaction. We expect the PHX acquisition to close in February 2015, subject to customary closing conditions. Closing of the PHX acquisition is subject to completion of this offering of convertible senior notes and the concurrent common stock offering as well as other customary terms and conditions. However, completion of the PHX acquisition is not a condition to completion of this offering or the concurrent common stock offering, and there can be no assurance that the PHX acquisition will be completed. If this offering has been completed, and the PHX acquisition is terminated, does not occur for any reason or does not occur by February 12, 2015, the notes offered hereby will remain outstanding whether or not the PHX acquisition is completed and we will be required to apply the net the proceeds from this offering and from the concurrent common stock offering (and if necessary, other cash on hand) for repayment in full of all outstanding obligations under our senior secured credit facility. The failure to pay in full all outstanding obligations under our senior secured credit facility in accordance with the foregoing will constitute an event of default thereunder which could result in defaults under other indebtedness and obligations of ours.

Actual results may differ from any statements made by us concerning future revenue and revenue growth of PHX or the anticipated impact of the PHX acquisition on the operating results of the combined company, and these differences could be material.

        In connection with this offering, we have made a number of forward-looking statements within the meaning of the Private Securities Litigation Reform Act, including statements relating to expected timing of the PHX acquisition and the prospects for the combined company. These statements are based upon our management's preliminary estimates based on forecasts prepared by PHX's management. Although we believe that we have a reasonable basis for such forward-looking statements, these statements are based on our projections of future events that are subject to known and unknown risks and uncertainties and other factors that may cause the combined company's actual results, level of activity, performance or achievements expressed or implied by these forward-looking statements to differ in a material way. Additional risks and uncertainties that could cause actual results to differ materially from currently anticipated results include, but are not limited to, risks relating to our ability to successfully integrate PHX; our ability to commercialize PHX's services; unanticipated increases in costs or expenses; and the other risks identified in this prospectus supplement and the documents incorporated by reference in this prospectus supplement. Our actual financial condition and results of operations following the PHX acquisition may not be consistent with, or evident from, the statements provided herein. Other unknown or unpredictable factors also could harm our results. Consequently, actual results or developments anticipated by us may not be realized or, even if substantially realized, may not have the expected consequences to, or effects on, us. Any failure to meet expectations regarding the prospects for the combined company could have a material adverse effect on the trading price or volume of our stock.

Any failure to successfully integrate PHX's business and operations or fully realize any potential synergies from the acquisition in the expected time frame would adversely affect our business, operating results, and financial condition.

        We do not have a history of acquiring other companies, and the success of the PHX acquisition will depend, in part, on our ability to successfully integrate PHX's business and operations and fully realize the anticipated benefits and potential synergies from combining our business with PHX's business. If we are unable to achieve these objectives following the acquisition, the anticipated benefits and potential synergies of the acquisition may not be realized fully or at all, or may take longer to realize than expected. Any failure to timely realize these anticipated benefits would have a material adverse effect on our business, operating results, and financial condition.

The PHX acquisition may not be completed on a timely basis or at all. The failure to complete the PHX acquisition would eliminate, or any delay in the closing of the PHX acquisition may significantly reduce, the benefits expected to be obtained from the PHX acquisition and could adversely affect the market price of our common stock and our future business and financial results.

        The PHX acquisition is subject to a number of conditions, including, without limitation, completion of this offering of convertible senior notes and the concurrent common stock offering, compliance with covenants of the parties and the continuing accuracy of the representations and warranties of the parties, each of which is beyond our control and could prevent, delay or otherwise materially and adversely affect closing of the PHX acquisition. See "The PHX Acquisition—Summary of the PHX Acquisition—Conditions to Closing of the PHX Acquisition." Neither we nor PHX can predict whether and when these other conditions will be satisfied. In addition, both we and PHX have the ability to terminate the merger agreement under certain circumstances.

        Failure to complete the PHX acquisition would prevent us and PHX from realizing the anticipated benefits of the PHX acquisition. We would also remain liable for significant transaction costs, including legal, accounting and financial advisory fees, and we could become liable to PHX if the merger agreement is terminated under certain circumstances for an expense termination fee equal to $750,000.

        In addition, the market price of our common stock may reflect various market assumptions as to whether the PHX acquisition will be completed. Consequently, the completion of, the failure to complete, or any delay in the closing of the PHX acquisition could result in a significant change in the market price of our common stock.

Uncertainty about the PHX acquisition may adversely affect the relationships that we, PHX or our combined company have with our respective customers, service providers and employees, whether or not the PHX acquisition is completed.

        Parties with whom we or PHX do business may experience uncertainty associated with the PHX acquisition, including with respect to current or future business relationships with us, PHX or the combined business. These business relationships may be subject to disruption as customers and others may attempt to (a) negotiate changes in existing business relationships, (b) delay, defer or cease purchasing services from or providing services to us, PHX or our combined company or (c) consider entering into business relationships with parties other than us, PHX or the combined business, including our competitors or those of PHX. These disruptions could have a material adverse effect on the businesses, operating results, and financial condition of each of us or, if the PHX acquisition is completed, the combined business.

Uncertainties associated with the PHX acquisition may cause a loss of management personnel and other key employees that could adversely affect our future business, operations and financial results following the PHX acquisition.

        Whether or not the PHX acquisition is completed, the announcement and pendency of the PHX acquisition could disrupt PHX's and our respective businesses. We and PHX are both dependent on the experience and industry knowledge of our respective senior management and other key employees, including sales and marketing executives, to execute our respective business plans. Our success after the PHX acquisition will depend in part upon the ability PHX's and our ability to retain our respective key management personnel and other of our respective key employees in advance of the PHX acquisition, and of our combined company's ability to do so following the PHX acquisition. Our current and prospective employees and those of PHX may experience uncertainty about their roles within the combined company following the PHX acquisition, which may have an adverse effect on the current ability of PHX or us to attract or retain key management and other key personnel or the ability of the combined company to do so following the PHX acquisition. Moreover, while the Chief Operating Officer of PHX plans to remain with us as PHX's President, the Chief Executive Officer and co-founder of PHX will become a consultant to us but will not remain an employee of PHX following completion of the proposed PHX acquisition.

        Accordingly, no assurance can be given that the combined company will be able to attract or retain key management personnel and other key employees of ours or of PHX to the same extent that such companies have previously been able to attract or retain employees. In addition, following the PHX acquisition, we might not be able to locate suitable replacements for any such key employees who leave us or PHX or offer employment to potential replacements on satisfactory terms.

Our results after the PHX acquisition may suffer if we do not effectively manage our expanded operations following the PHX acquisition.

        Following the PHX acquisition, the size of our business will increase significantly beyond the current size of our existing business. Our future success depends, in part, upon our ability to manage this expanded business, which will pose substantial challenges for our management, including challenges related to the management and monitoring of additional operations and associated increased costs and complexity. There can be no assurances we will be successful after closing of the PHX acquisition or that we will realize the expected benefits currently anticipated from the PHX acquisition.

We will incur significant acquisition-related integration costs in connection with the PHX acquisition and significant transaction expenses in connection with the negotiation and consummation of the PHX acquisition and completion of this offering of convertible senior notes and the concurrent common stock offering.

        We are currently developing a plan to integrate the operations of PHX after the completion of the PHX acquisition. In connection with that plan, we anticipate that we will incur certain non-recurring charges in connection with this integration; however, we cannot identify the timing, nature and amount of all such charges as of the date of this prospectus supplement. Further, we currently expect to incur significant transaction costs relating to negotiating and completing the PHX acquisition, this offering of convertible senior notes and the concurrent common stock offering. These integration costs and transaction expenses will be charged as an expense in the period incurred. The significant transaction costs and PHX acquisition-related integration costs could materially affect our results of operations in the period in which such charges are recorded. Although we believe that the elimination of duplicative costs, as well as the realization of other efficiencies related to the integration of the business, will offset incremental transaction and PHX acquisition-related costs over time, this net benefit may not be achieved in the near term, or at all.

Charges to earnings resulting from the application of the acquisition method of accounting may adversely affect the market value of our common stock following the closing of the PHX acquisition.

        In accordance with GAAP, the PHX acquisition will be accounted for using the acquisition method of accounting, which will result in charges to earnings that could have an adverse impact on the market value of our common stock following the closing of the PHX acquisition. Under the acquisition method of accounting, the total estimated purchase price will be allocated to PHX's pro forma net tangible assets and identifiable intangible assets based on their respective fair values as of the date of closing of the PHX acquisition. Any excess of the purchase price over those fair values will be recorded as goodwill. The combined company will incur additional amortization expense based on the identifiable amortizable intangible assets acquired pursuant to the merger agreement and their relative useful lives. Additionally, to the extent the value of goodwill or identifiable intangible assets or other long-lived assets may become impaired, the combined company will be required to incur charges relating to the impairment. These amortization and potential impairment charges could have a material impact on the combined company's results of operations.

If our goodwill or intangible assets become impaired, we may be required to record a significant charge to earnings.

        Under GAAP, we review our intangible assets for impairment when events or changes in circumstances indicate the carrying value may not be recoverable. Goodwill is required to be tested for impairment at least annually. As of September 30, 2014, we had recorded a total of $111.3 million of goodwill and other intangible assets. According to our preliminary valuation of assets acquired and liabilities assumed included in our unaudited pro forma condensed combined financial statements included elsewhere in this prospectus supplement, we will record an additional $103.3 million in goodwill in connection with our proposed acquisition of PHX. The preliminary estimates of fair value and weighted-average useful life included in our unaudited pro forma condensed combined financial statements will likely be different from the final acquisition accounting for the PHX transaction, and the difference could have a material impact on the pro forma condensed combined financial statements. Once we have full access to the specifics of PHX's operations, additional insight will be gained that could impact: (1) the intangible assets identified; (2) the estimated total value assigned to intangible assets; and (3) the estimated useful life of each category of intangible assets. The estimated intangible asset values and their useful lives could be impacted by a variety of factors that may become known to us only upon access to additional information and/or changes in such factors that may occur prior to the effective time of the acquisition. For each $10 million change in the fair value of identifiable intangible assets, there could be an annual change in amortization expense—increase or decrease—of approximately $1.1 million ($280 thousand per quarter), assuming a weighted-average useful life of 9 years. An adverse change in market conditions, particularly if such change has the effect of changing one of our critical assumptions or estimates, could result in a change to the estimation of fair value that could result in an impairment charge to our goodwill or intangible assets. Any such material charges may have a material negative impact on our operating results.

If we successfully acquire PHX, the acquired business may underperform relative to our expectations.

        Following completion of the acquisition of PHX, we may not be able to maintain the levels of revenue, earnings or operating efficiency that we and PHX have achieved or might achieve separately. PHX's business and financial performance are subject to certain risks and uncertainties, including the risk of the loss of, or changes to, its relationships with its customers and independent contractors. We may be unable to achieve the same growth, revenues and profitability that PHX has achieved in the past.

The pro forma financial statements included in this prospectus supplement are presented for illustrative purposes only and may not be an indication of our financial condition or results of operations following the PHX acquisition.

        The pro forma financial statements included in this prospectus supplement are presented for illustrative purposes only, are based on various adjustments and assumptions, many of which are preliminary, and may not be an indication of our financial condition or results of operations following the PHX acquisition. Our actual financial condition and results of operations following the PHX acquisition may not be consistent with, or evident from, these pro forma financial statements. In addition, the assumptions used in preparing the pro forma financial data may not prove to be accurate, and other factors may affect our financial condition or results of operations following the PHX acquisition. In addition, this offering of convertible senior notes and the concurrent common stock offering are not conditioned upon completion of the PHX acquisition and, if this offering is completed, the notes will remain outstanding even if the PHX acquisition is not completed. Therefore, investors should refer to our historical financial statements incorporated by reference in this prospectus supplement when evaluating an investment in the notes.

Risks Related to the Notes

The notes are effectively subordinated to our secured debt and any liabilities of our subsidiaries.

        The notes will rank senior in right of payment to our existing and future indebtedness that is expressly subordinated in right of payment to the notes; equal in right of payment to our existing and future liabilities that are not so subordinated; effectively junior in right of payment to any of our secured indebtedness to the extent of the value of the assets securing such indebtedness; and structurally junior to all existing and future indebtedness (including trade payables) incurred by our current or future subsidiaries, including under our senior secured credit facility. See "Description of Other Indebtedness." In the event of our bankruptcy, liquidation, reorganization or other winding up, our assets that secure debt ranking senior in right of payment to the notes, including our senior secured credit facility, will be available to pay obligations on the notes only after the secured debt has been repaid in full from these assets. There may not be sufficient assets remaining to pay amounts due on any or all of the notes then outstanding. The indenture governing the notes does not prohibit us from incurring additional senior debt or secured debt, nor does it prohibit any of our subsidiaries from incurring additional liabilities.

        As of December 31, 2014, our estimated total consolidated indebtedness was $111.8 million, all of which was secured indebtedness of our subsidiaries under our senior secured credit facility. After giving effect to the issuance of the notes (assuming no exercise of the underwriters' over-allotment option) and the use of proceeds therefrom, our total consolidated indebtedness would have been $         million (without giving effect to the equity component of convertible debt or any debt discount).

The notes are our obligations only and our operations are conducted through, and substantially all of our consolidated assets are held by, our subsidiaries.

        The notes are our obligations exclusively and are not guaranteed by any of our subsidiaries. A substantial portion of our consolidated assets is held by our subsidiaries. If the acquisition closes, PHX and its subsidiaries, will also become subsidiaries of ours. Accordingly, our ability to service our debt, including the notes, depends on the results of operations of our subsidiaries and upon the ability of such subsidiaries to provide us with cash, whether in the form of dividends, loans or otherwise, to pay amounts due on our obligations, including the notes. Our subsidiaries are separate and distinct legal entities and have no obligation, contingent or otherwise, to make payments on the notes or to make any funds available for that purpose. In addition, dividends, loans or other distributions to us from such subsidiaries are restricted by our senior secured credit facility and may be restricted by any future indebtedness incurred by us or our subsidiaries. See "Description of Other Indebtedness." Such dividends, loans or other distributions may be subject to other restrictions and are subject to other business considerations.

Servicing our debt requires a significant amount of cash, and we may not have sufficient cash flow from our business to pay our substantial debt.

        Our ability to make scheduled payments of the principal of, to pay interest on or to refinance our indebtedness, including the notes, depends on our future performance, which is subject to economic, financial, competitive and other factors beyond our control. Our business may not continue to generate cash flow from operations in the future sufficient to service our debt and make necessary capital expenditures. If we are unable to generate such cash flow, we may be required to adopt one or more alternatives, such as selling assets, restructuring debt or obtaining additional equity capital on terms that may be onerous or highly dilutive. Our ability to refinance our indebtedness will depend on the capital markets and our financial condition at such time. We may not be able to engage in any of these activities or engage in these activities on desirable terms, which could result in a default on our debt obligations.

Recent and future regulatory actions and other events may adversely affect the trading price and liquidity of the notes.

        We expect that many investors in, and potential purchasers of, the notes will employ, or seek to employ, a convertible arbitrage strategy with respect to the notes. Investors would typically implement such a strategy by selling short the common stock underlying the notes and dynamically adjusting their short position while continuing to hold the notes. Investors may also implement this type of strategy by entering into swaps on our common stock in lieu of or in addition to short selling the common stock.

        The SEC and other regulatory and self-regulatory authorities have implemented various rules and taken certain actions, and may in the future adopt additional rules and take other actions, that may impact those engaging in short selling activity involving equity securities (including our common stock). Such rules and actions include Rule 201 of SEC Regulation SHO, the adoption by the Financial Industry Regulatory Authority, Inc. and the national securities exchanges of a "Limit Up-Limit Down" program, the imposition of market-wide circuit breakers that halt trading of securities for certain periods following specific market declines, and the implementation of certain regulatory reforms required by the Dodd-Frank Wall Street

Reform and Consumer Protection Act of 2010. Any governmental or regulatory action that restricts the ability of investors in, or potential purchasers of, the notes to effect short sales of our common stock, borrow our common stock or enter into swaps on our common stock could adversely affect the trading price and the liquidity of the notes.

Volatility in the market price and trading volume of our common stock could adversely impact the trading price of the notes.

        We expect that the trading price of the notes will be significantly affected by the market price of our common stock. The market price of our common stock could fluctuate significantly for many reasons, including in response to the risks described in this section, elsewhere in this prospectus supplement or for reasons unrelated to our operations, many of which are beyond our control. A decrease in the market price of our common stock would likely adversely impact the trading price of the notes. The price of our common stock could also be affected by possible sales of our common stock by investors who view the notes as a more attractive means of equity participation in us and by hedging or arbitrage trading activity that we expect to develop involving our common stock. This trading activity could, in turn, affect the trading prices of the notes.

We may incur substantially more debt or take other actions that would intensify the risks discussed above.

        We and our subsidiaries may be able to incur substantial additional debt in the future, subject to the restrictions contained in our debt instruments, some of which may be secured debt. We will not be restricted under the terms of the indenture governing the notes from incurring additional debt, securing existing or future debt, recapitalizing our debt or taking a number of other actions that are not limited by the terms of the indenture governing the notes that could have the effect of diminishing our ability to make payments on the notes when due.

We may not have the ability to raise the funds necessary to settle conversions of the notes or to repurchase the notes upon a fundamental change, and our senior secured credit facility contains and our future debt may contain limitations on our ability to pay cash upon conversion or repurchase of the notes.

        Holders of the notes will have the right to require us to repurchase their notes upon the occurrence of a fundamental change at a repurchase price equal to 100% of their principal amount, plus accrued and unpaid interest, if any, as described under "Description of Notes—Fundamental Change Permits Holders to Require Us to Repurchase Notes." In addition, upon conversion of the notes, unless we elect to deliver solely shares of our common stock to settle such conversion (other than cash in lieu of any fractional share), we will be required to make cash payments in respect of the notes being converted as described under "Description of Notes—Conversion Rights—Settlement Upon Conversion." However, we may not have enough available cash or be able to obtain financing at the time we are required to make repurchases of notes surrendered therefor or notes being converted. In addition, our repurchasing the notes or paying cash upon conversions of the notes (other than cash in lieu of any fractional share) is prohibited under our senior secured credit facility as described under "Description of Other Indebtedness," and may be limited by law, by regulatory authority or by agreements governing our future indebtedness. Our failure to repurchase notes at a time when the repurchase is required by the indenture or to pay any cash payable on future conversions of the notes as required by the indenture would constitute a default under the indenture. An event of default under the indenture or the fundamental change itself would each be an event of default under our senior secured credit facility and could also lead to a default under other agreements governing our or our subsidiaries' future indebtedness. If the repayment of the related indebtedness were to be accelerated after any applicable notice or grace periods, we may not have sufficient funds to repay the indebtedness and repurchase the notes or make cash payments upon conversions thereof.

The conditional conversion feature of the notes, if triggered, may adversely affect our financial condition and until the payment in full of our senior secured credit facility, we will not be able to settle conversions of the notes in cash.

        If the conditional conversion feature of the notes is triggered, holders of notes will be entitled to convert the notes at their option at any time during specified periods. See "Description of Notes—Conversion Rights." If one or more holders elect to convert their notes, unless we elect to satisfy our conversion obligation by delivering solely shares of our common stock (other than cash in lieu of any fractional share), we would be required to settle a portion or all of our conversion obligation through the payment of cash, which could adversely affect our liquidity. The latest regularly scheduled maturity date of the loans under our senior secured credit facility is in March 2018. Until the payment in full of all outstanding obligations under our senior secured credit facility, we will not be able to satisfy our conversion obligation through the payment of cash (other than cash in lieu of any fractional share). However, because the indenture under which the notes will be issued will not limit our ability to incur indebtedness, it is possible that any replacement or refinancing of our senior secured credit facility could further limit our ability to satisfy our conversion obligation through the payment of cash (other than cash in lieu of any fractional share).

The accounting method for convertible debt securities that may be settled in cash, such as the notes, is the subject of recent changes that could have a material effect on our reported financial results.

        Under Accounting Standards Codification 470-20, Debt with Conversion and Other Options, or ASC 470-20, an entity must separately account for the liability and equity components of the convertible debt instruments (such as the notes) that may be settled entirely or partially in cash upon conversion in a manner that reflects the issuer's economic interest cost. The effect of ASC 470-20 on the accounting for the notes is that the equity component is required to be included in the additional paid-in capital section of stockholders' equity on our consolidated balance sheet and the value of the equity component would be treated as original issue discount for purposes of accounting for the debt component of the notes. As a result, we will be required to record a greater amount of non-cash interest expense in current periods presented as a result of the amortization of the discounted carrying value of the notes to their face amount over the term of the notes. We will report lower net income in our financial results because ASC 470-20 will require interest to include both the current period's amortization of the debt discount and the instrument's coupon interest, which could adversely affect our reported or future financial results, the trading price of our common stock and the trading price of the notes.

        In addition, under certain circumstances, convertible debt instruments (such as the notes) that may be settled entirely or partly in cash are currently accounted for utilizing the treasury stock method, the effect of which is that the shares issuable upon conversion of the notes are not included in the calculation of diluted earnings per share except to the extent that the conversion value of the notes exceeds their principal amount. Under the treasury stock method, for diluted earnings per share purposes, the transaction is accounted for as if the number of shares of common stock that would be necessary to settle such excess, if we elected to settle such excess in shares, are issued. We cannot be sure that the accounting standards in the future will continue to permit the use of the treasury stock method. If we are unable to use the treasury stock method in accounting for the shares issuable upon conversion of the notes, then our diluted earnings per share would be adversely affected.

        Holders of notes will not be entitled to any rights with respect to our common stock, but will be subject to all changes made with respect to them to the extent our conversion obligation includes shares of our common stock.

        Holders of notes will not be entitled to any rights with respect to our common stock (including, without limitation, voting rights and rights to receive any dividends or other distributions on our common stock) prior to the conversion date relating to such notes (if we have elected to settle the relevant conversion by delivering solely shares of our common stock (other than cash in lieu of any fractional share)) or the last trading day of the relevant observation period (if we elect to pay and deliver, as the case may be, a combination of cash and shares of our common stock in respect of the relevant conversion), but holders of notes will be subject to all changes affecting our common stock. For example, if an amendment is proposed to our certificate of incorporation or by laws requiring stockholder approval and the record date for determining the stockholders of record entitled to vote on the amendment occurs prior to the conversion date related to a holder's conversion of its notes (if we have elected to settle the relevant conversion by delivering solely shares of our common stock (other than cash in lieu of any fractional share)) or the last trading day of the relevant observation period (if we elect to pay and deliver, as the case may be, a combination of cash and shares of our common stock in respect of the relevant conversion), such holder will not be entitled to vote on the amendment, although such holder will nevertheless be subject to any changes affecting our common stock.

The conditional conversion feature of the notes could result in your receiving less than the value of our common stock into which the notes would otherwise be convertible.

        Prior to 5:00 p.m., New York City time, on the business day immediately preceding August 15, 2019, you may convert your notes only if specified conditions are met. If the specific conditions for conversion are not met, you will not be able to convert your notes, and you may not be able to receive the value of the cash, common stock or a combination of cash and common stock, as applicable, into which the notes would otherwise be convertible.

Upon conversion of the notes, you may receive less valuable consideration than expected because the value of our common stock may decline after you exercise your conversion right but before we settle our conversion obligation.

        Under the notes, a converting holder will be exposed to fluctuations in the value of our common stock during the period from the date such holder surrenders notes for conversion until the date we settle our conversion obligation.

        Upon conversion of the notes, we have the option, subject to the limitations set forth in our senior secured credit facility, to pay or deliver, as the case may be, cash, shares of our common stock, or a combination of cash and shares of our common stock. If we elect to satisfy our conversion obligation in cash or a combination of cash and shares of our common stock, the amount of consideration that you will receive upon conversion of your notes will be determined by reference to the volume weighted average prices of our common stock for each trading day in a 60 trading day observation period. As described under "Description of Notes—Settlement Upon Conversion," this period would be (i) if the relevant conversion date occurs prior to August 15, 2019, the 60 consecutive trading day period beginning on, and including, the third trading day after such conversion date; and (ii) if the relevant conversion date occurs on or after August 15, 2019, the 60 consecutive trading days beginning on, and including, the 62nd scheduled trading day immediately preceding the maturity date. Accordingly, if the price of our common stock decreases during this period, the amount and/or value of consideration you receive will be adversely affected. In addition, if the market price of our common stock at the end of such period is below the average of the volume weighted average price of our common stock during such period, the value of any shares of our common stock that you will receive in satisfaction of our conversion obligation will be less than the value used to determine the number of shares that you will receive.

        If we elect to satisfy our conversion obligation in solely shares of our common stock upon conversion of the notes, we will be required to deliver the shares of our common stock, together with cash for any fractional share, on the third business day following the relevant conversion date. Accordingly, if the price of our common stock decreases during this period, the value of the shares that you receive will be adversely affected and would be less than the conversion value of the notes on the conversion date.

The notes are not protected by restrictive covenants.

        The indenture governing the notes will not contain any financial or operating covenants or restrictions on the payments of dividends, the incurrence of indebtedness or the issuance or repurchase of securities by us or any of our subsidiaries. The indenture will not contain any covenants or other provisions to afford protection to holders of the notes in the event of a fundamental change or other corporate transaction involving us except to the extent described under "Description of Notes—Fundamental Change Permits Holders to Require Us to Repurchase Notes," "Description of Notes—Conversion Rights—Adjustment to Shares Delivered Upon Conversion Upon a Make-Whole Fundamental Change" and "Description of Notes—Consolidation, Merger and Sale of Assets."

The adjustment to the conversion rate for notes converted in connection with a make-whole fundamental change may not adequately compensate you for any lost value of your notes as a result of such transaction.

        If a make-whole fundamental change occurs prior to the maturity date, under certain circumstances, we will increase the conversion rate by a number of additional shares of our common stock for notes converted in connection with such make-whole fundamental change. The increase in the conversion rate will be determined based on the date on which the make-whole fundamental change becomes effective and the price paid (or deemed to be paid) per share of our common stock in such transaction, as described below under "Description of Notes—Conversion Rights—Adjustment to Shares Delivered Upon Conversion Upon a Make-Whole Fundamental Change." The adjustment to the conversion rate for notes converted in connection with a make-whole fundamental change may not adequately compensate you for any lost value of your notes as a result of such transaction. In addition, if the price paid (or deemed paid) per share of our common stock in the make-whole fundamental change is greater than $        per share or less than $        per share (in each case, subject to adjustment), no additional shares will be added to the conversion rate. Moreover, in no event will the conversion rate per $1,000 principal amount of notes as a result of this adjustment exceed        shares of our common stock, subject to adjustments in the same manner as the conversion rate as set forth under "Description of Notes—Conversion Rights—Conversion Rate Adjustments."

        Our obligation to increase the conversion rate upon the occurrence of a make-whole fundamental change could be considered a penalty, in which case the enforceability thereof would be subject to general principles of reasonableness and equitable remedies.

The conversion rate of the notes may not be adjusted for all dilutive events.

        The conversion rate of the notes is subject to adjustment for certain events, including, but not limited to, the issuance of certain stock dividends on our common stock, the issuance of certain rights or warrants, subdivisions, combinations, distributions of capital stock, indebtedness, or assets, cash dividends and certain issuer tender or exchange offers as described under "Description of Notes—Conversion Rights—Conversion Rate Adjustments." However, the conversion rate will not be adjusted for other events, such as a third-party tender or exchange offer or an issuance of common stock for cash, that may adversely affect the trading price of the notes or our common stock. An event that adversely affects the value of the notes may occur, and that event may not result in an adjustment to the conversion rate.

Some significant restructuring transactions and significant changes in the composition of our board may not constitute a fundamental change, in which case we would not be obligated to offer to repurchase the notes.

        Upon the occurrence of a fundamental change, you have the right to require us to repurchase your notes. However, the fundamental change provisions will not afford protection to holders of notes in the event of other transactions that could adversely affect the notes. For example, transactions such as leveraged recapitalizations, refinancings, restructurings, or acquisitions initiated by us or our subsidiaries may not constitute a fundamental change requiring us to repurchase the notes. In the event of any such transaction, the holders would not have the right to require us to repurchase the notes, even though each of these transactions could increase the amount of our indebtedness, or otherwise adversely affect our capital structure or any credit ratings, thereby adversely affecting the holders of notes.

        In addition, a significant change in the composition of our board, including in connection with a proxy contest where our board does not endorse a dissident slate of directors, would not automatically constitute a fundamental change. In the event of any such significant change in the composition of our board, the holders would not have the right to require us to repurchase the notes and would not be entitled to an increase in the conversion rate upon conversion as described under "Description of Notes—Conversion Rights—Adjustment to Shares Delivered Upon Conversion Upon a Make-Whole Fundamental Change."

We cannot assure you that an active trading market will develop for the notes.

        Prior to this offering, there has been no trading market for the notes, and we do not intend to apply to list the notes on any securities exchange or to arrange for quotation on any automated dealer quotation system. We have been informed by the underwriters that they intend to make a market in the notes after the offering is completed. However, the underwriters may cease their market-making at any time without notice. In addition, the liquidity of the trading market in the notes, and the market price quoted for the notes, may be adversely affected by changes in the overall market for this type of security and by changes in our financial performance or prospects or in the prospects for companies in our industry generally. As a result, we cannot assure you that an active trading market will develop for the notes. If an active trading market does not develop or is not maintained, the market price and liquidity of the notes may be adversely affected. In that case you may not be able to sell your notes at a particular time or you may not be able to sell your notes at a favorable price.

Any adverse rating of the notes may cause their trading price to fall.

        We do not intend to seek a rating on the notes. However, if a rating service were to rate the notes and if such rating service were to lower its rating on the notes below the rating initially assigned to the notes or otherwise announces its intention to put the notes on credit watch, the trading price of the notes could decline.

You may be subject to tax if we make or fail to make certain adjustments to the conversion rate of the notes, even though you do not receive a corresponding cash distribution.

        The conversion rate of the notes is subject to adjustment in certain circumstances, including the payment of certain cash dividends. If the conversion rate is adjusted as a result of a distribution that is taxable to our common stockholders, such as certain cash dividends, you will be deemed to have received, to the extent of our earnings and profits, a dividend subject to U.S. federal income tax without the receipt of any cash. In addition, a failure to adjust (or to adjust adequately) the conversion rate after an event that increases your proportionate interest in us could be treated as a deemed taxable dividend to you. If a make-whole fundamental change occurs prior to the maturity date of the notes, under some circumstances, we will increase the conversion rate for notes converted in connection with the make-whole fundamental change.

        Such increase may also be treated as a distribution subject to U.S. federal income tax as a dividend. See "Material U.S. Federal Income Tax Consequences." If you are a Non-U.S. Holder (as defined in "Material U.S. Federal Income Tax Consequences"), any deemed dividend would be subject to U.S. federal withholding tax at a 30% rate, or such lower rate as may be specified by an applicable treaty. In certain circumstances, if you are a U.S. Holder (as defined in "Material U.S. Federal Income Tax Consequences") or a Non-U.S. Holder, deemed dividends may be subject to backup withholding tax at a 28% rate or withholding tax at a 30% rate under legislation commonly referred to as FATCA. Any of the foregoing withholding taxes may be withheld from interest and payments upon conversion, redemption or maturity of the notes or, if the withholding tax is paid on behalf of you by us or other withholding agent, may be withheld from payments of cash on the notes or common stock and shares of common stock payable on the notes, if any, or sales proceeds subsequently paid or credited to you. See "Material U.S. Federal Income Tax Consequences."

You should carefully consider the U.S. federal income tax consequences of converting the notes.

        The U.S. federal income tax treatment of the conversion of the notes into a combination of our common stock and cash is not entirely certain. You should consult your tax advisors with respect to the U.S. federal income tax consequences resulting from the conversion of notes into a combination of cash and common stock. A discussion of the U.S. federal income tax consequences of the purchase, ownership and disposition of the notes is contained in this prospectus supplement under "Material U.S. Federal Income Tax Consequences."

Risks Related to Our Business

Our agreements with the Department of Education and CMS, two of our largest customers, are currently subject to rebidding processes, and our failure to renew these agreements or a renewal on less favorable terms would have a significant negative impact on our revenues and results of operations.

        Our existing contracts with the Department of Education and CMS are currently subject to rebidding processes. The Department of Education and CMS were responsible for approximately 25% and 18% of our revenues for the nine months ended September 30, 2014, respectively, and 20% and 26% of our revenues for the year ended December 31, 2013, respectively. The Department of Education has announced that it expects to award contracts in in April 2015 and that the number of recovery service providers under the new contracts is to be reduced from 17 to between eight and 12. We are currently participating in a competitive bidding process for the next RAC contract, but this process has been and may continue to be delayed, including by ongoing litigation related to the bidding process, protests following the award of contracts or other factors. While we believe our performance under existing contracts with the Department of Education and CMS and the experience we have gained in performing under these contracts position us well to renew both of these agreements, continued delays in the award of the new contracts, failure to retain either of these agreements or a significant adverse change in the terms of either of these agreements upon any renewal would seriously harm our revenues and our operating results.

The transition rules implemented by CMS in connection with the award of the new RAC contract and the delays associated with the award of the new RAC contract will have an adverse impact on our revenues.

        Our ability to make claims under our existing RAC contract continues to be limited by contract transition rules announced by CMS. In this regard, CMS suspended our ability to request medical records for audit during a significant portion of the fourth quarter of 2013 and all of 2014 other than a brief period in January and February 2014, beginning again in August 2014 through year end. Recently, CMS announced that it extended our existing RAC contract through December 31, 2015, but has not indicated the type of audit activities and the scope of procedures we will be allowed to conduct during this extended period. In addition, even during periods of permitted audit activity, CMS has placed restrictions on the types of claims and the amount of certain medical records requests that we may make during the transition period, and CMS has generally maintained a long-running prohibition on requesting medical records from PIP providers. These transition rules have had a material adverse effect on our revenues during the year ended December 31, 2014. Our revenues from CMS during the quarter ended September 30, 2014 were $4.0 million, compared to $28.2 million in the same quarter of 2013. Our revenues under this contract will be further diminished during the 2015 calendar year. In addition, a federal appeals court is reviewing a lower court decision denying a protest involving three of the four new RAC contracts, which has resulted in an injunction barring the award of three of the four new RAC contracts. A fifth RAC contract, which is a new type of RAC contract covering the identification and recovery of improper claims for durable medical equipment, prosthetics, orthotics and supplies and home health and hospice claims, was not covered by the injunction and was awarded to another party in January 2015. We are not a party to this litigation. CMS has stated that the injunction will delay the award of the three RAC contracts that are subject to the injunction until the judge's ruling on the injunction, which is not expected to occur until summer 2015. It is uncertain whether CMS will award the RAC contract not covered by the injunction in the interim period or wait to award all of the new RAC contracts at the same time. As a result of the delays in the award of the new RAC contract and the restrictions on our audit activities under the existing contract, we expect the reduction in healthcare revenues will have a material adverse effect on our revenues for 2014 and 2015. In addition, if we are successful in obtaining a new RAC contract with CMS, we expect there will be an approximate four to six month period until we start to recognize revenue after the award is made.

Revenues generated from our four largest clients represented 72% of our revenues for the nine months ended September 30, 2014 and 75% of our revenues for the year ended December 31, 2013, and any termination of or deterioration in our relationship with any of these clients would result in a decline in our revenues.

        We derive a substantial majority of our revenues from a limited number of clients, including the Department of Education, CMS and two GAs. Revenues from our four largest clients represented 72% of our revenues for the nine month ended September 30, 2014 and 75% of our revenues for the year ended December 31, 2013. All of our contracts with these clients are subject to periodic renewal and re-bidding processes and if we lose one of these clients or if the terms of our relationships with any of these clients become less favorable to us, our revenues would decline, which would harm our business, financial condition and results of operations.

Many of our contracts with our clients for the recovery of student loans and other receivables are not exclusive and do not commit our clients to provide specified volumes of business. In addition, the terms of these contracts may be changed unilaterally and on short notice by our clients. As a consequence, there is no assurance that we will be able to maintain our revenues and operating results.

        Substantially all of our existing contracts for the recovery of student loans and other receivables, which represented approximately 81% of our revenues for the nine months ended September 30, 2014 and 74% of our revenues in the year ended December 31, 2013, enable our clients to unilaterally terminate their contractual relationship with us at any time without penalty, potentially leading to loss of business or renegotiation of terms. Further, most of our contracts in these markets allow our clients to unilaterally change the volume of loans and other receivables that are placed with us or the payment terms at any given time. In addition, most of our contracts are not exclusive, with our clients retaining multiple service providers with whom we must compete for placements of loans or other obligations. Therefore, despite our contractual relationships with our clients, our contracts do not provide assurance that we will generate a minimum amount of revenues or that we will receive a specific volume of placements.

        Our revenues and operating results would be negatively affected if our student loan and receivables clients, which include four of our five largest clients for the nine months ended September 30, 2014 and 2013, reduce the volume of student loan placements provided to us, modify the terms of service, including the success fees we are able to earn upon recovery of defaulted student loans, or any of these clients establish more favorable relationships with our competitors. For example, in 2013 in connection with the Department of Education's decision to have its recovery vendors promote income-based repayment, or IBR, to defaulted student loans, the Department of Education unilaterally reduced the contingency fee rate that we receive for rehabilitating student loans by approximately 13%. Further, in October 2014, the Department of Education announced a change to a fixed fee of $1,710 payable for each loan that is rehabilitated in place of a recovery fee that historically had been based on a percentage of the balance of the rehabilitated loan. Although this change to a fixed fee structure will not take place until April 2015, had the new fixed fee structure been in place for 2014, we estimate that our overall student lending revenues would have decreased by approximately 13% for the nine months ended September 30, 2014 and by approximately $2.4 million in the third quarter of 2014, assuming no variation in our student loan placements during the periods.

        Any other changes in the contingency fee percentages or other compensation terms that we are paid under existing and future contracts could have a significant impact on our revenues and operating results.

Over the course of our existing RAC contract, there has been an increase in the number of appeals by healthcare providers to the third, or ALJ, level of appeal relating to claims we have audited, and there can be no assurance that our estimated liability for such appeals will be adequate.

        Under our RAC contract with CMS, we recognize revenues when the healthcare provider has paid CMS for a claim or has agreed to an offset against other claims by the provider. Healthcare providers have the right to appeal a claim and may pursue additional levels of appeal if the initial appeal is found in favor of CMS. We accrue an estimated liability for appeals at the time revenue is recognized based on our estimate of the amount of revenue probable of being refunded to CMS following successful appeal based on historical data and other trends relating to such appeals. In addition, if our estimate of liability for appeals with respect to revenues recognized during a prior period changes, we increase or decrease the estimated liability reserve in the current period. Over the course of our existing RAC contract, healthcare providers have increased their pursuit of appeals beyond the first and second levels of appeals to the third level of appeal, where cases are heard by administrative law judges, or ALJs. In our experience, decisions at the third level of appeal are the least favorable as ALJs exercise greater discretion and there is less predictability in the ALJ decisions as compared to appeals at the first or second levels. The pursuit of third level appeals by healthcare providers has also resulted in a backlog of claims at that level of appeal. This increase of ALJ appeals and backlog of claims at the third level of appeal is the primary reason our estimated liability for appeals has grown from a balance of $4.4 million at December 31, 2012, to $15.3 million at December 31, 2013 to $17.2 million as of September 30, 2014. Our estimates for our appeal reserve are subject to uncertainties, and accordingly we may underestimate the number of successful appeals or the financial impact of successful appeals in a given year or period. To the extent that the amount of commissions that we are required to return to healthcare providers as a result of successful appeals exceeds our estimated appeals reserve, our revenues in the applicable period will be reduced by the amount of such excess. If we underestimate the amount of commissions that are subject to successful appeal, our revenues in future periods could be adversely affected.

        Further, CMS recently offered to pay hospitals 68% of what they have billed Medicare to settle a backlog of pending appeals challenging Medicare's denials of reimbursement for certain types of short-term care. The implication of this settlement offer related to claims for which recovery auditors have already been paid under existing RAC contracts is uncertain at this time. Any payments we are required to make to CMS under our existing RAC contract in connection with such settlement offer may be significant and in excess of the amount we have reserved for appeals, which could have a material negative impact our financial position and liquidity.

Our ability to derive revenues under our RAC contract will depend in part on the number and types of potentially improper claims that we are allowed to pursue by CMS, and our results of operations may be harmed if the scope of claims that we are allowed to pursue and be compensated for is limited.

        Under our existing RAC contract with CMS and any new RAC contract that we enter into upon completion of the current rebidding process with CMS, we are not permitted to and may not seek the recovery of an improper claim unless that particular type of claim has been pre-approved by CMS to ensure compliance with applicable Medicare payment policies, as well as national and local coverage determinations. Accordingly, the long-term growth of the revenues we derive under a RAC contract will also depend in part on CMS expanding the scope of potentially improper claims that we are allowed to pursue. If we are unable to continue to identify improper claims within the types of claims that we are permitted to pursue from time to time or if CMS does not expand the scope of potentially improper claims that we are allowed to pursue, our results of operations could be adversely affected.

        In addition, CMS has implemented rules that prevent RAC contractors from being able to review and audit (i) whether inpatient care delivered to patients with hospital stays lasting less than two midnights was medically necessary and therefore deserving of the higher reimbursement levels under Medicare Part A or (ii) whether inpatient treatment was medically necessary for admissions spanning more than two midnights. In connection with these restrictions, hospitals cannot bill CMS for outpatient services on hospital stays lasting less than two midnights during such period. Fees associated with recoveries initiated by us based upon improper claims for inpatient reimbursement of these short stays have represented a substantial portion of the revenues we have earned under our existing RAC contract. The continued suspension of this type of review activity could have a material adverse effect on our future healthcare revenues and operating results in the event we are successful in obtaining a second RAC contract, depending on a variety of factors including, among other things, CMS's evaluation of provider compliance with the new rules, the rules ultimately adopted by CMS with respect to medical necessity reviews of Medicare reimbursement claims associated with short stay inpatient admissions and, more generally, the scope of improper claims that CMS allows us to pursue and our ability to successfully identify improper claims within the permitted scope. In connection with the award of the new RAC contract, CMS has indicated that it is reviewing certain aspects of the RAC contract including the amount of medical records that RAC vendors may request and the timeframes for review and communications between RAC vendors and providers.

Our current or future indebtedness could adversely affect our business and financial condition and reduce the funds available to us for other purposes, and our failure to comply with the covenants contained in our senior secured credit facility could result in an event of default that could adversely affect our results of operations.

        As of December 31, 2014, our estimated total debt was $111.8 million. For the nine months ended September 30, 2014 our consolidated interest expense was $7.8 million. Our ability to make scheduled payments or to refinance our debt obligations and to fund our other liquidity needs depends on our financial and operating performance, which is subject to factors specific to our business, such as maintaining our agreements with our key clients, as well as prevailing economic and competitive conditions and to certain financial, business and other factors beyond our control. We cannot make assurances that we will maintain a level of cash flows from operating activities sufficient to permit us to pay the principal and interest on our indebtedness and to fund our other liquidity needs. If our cash flows and capital resources are insufficient to fund our debt service obligations and allow us to maintain compliance with the financial covenants and other covenants under our senior secured credit facility or to fund our other liquidity needs, we may be forced to reduce or delay capital expenditures, sell assets or operations, seek additional capital or restructure or refinance our indebtedness. We cannot ensure that we would be able to take any of these actions, that these actions would be successful and permit us to meet our scheduled debt service obligations or that these actions would be permitted under the terms of our existing or future debt agreements, including our senior secured credit facility. If we cannot make scheduled payments on our debt, we will be in default and, as a result, our debt holders could declare all outstanding principal and interest to be due and payable, the lenders under our senior secured credit facility could terminate their commitments to lend us money and foreclose against the assets securing our borrowings and we could be forced into bankruptcy or liquidation.

        Our debt agreements contain, and any agreements to refinance our debt likely will contain, financial and restrictive covenants that limit our ability to incur additional debt, including to finance future operations or other capital needs, and to engage in other activities that we may believe are in our long-term best interests, including to dispose of or acquire assets or make capital expenditures. Our failure to comply with these covenants may result in an event of default, which, if not cured or waived, could accelerate the maturity of our indebtedness or result in modifications to our credit terms. In November 2014, we entered into an agreement amending the terms of our senior secured credit facility, particularly in light of the delays in awarding new RAC contracts, and in connection with this offering and the proposed PHX acquisition we entered into a further amendment of our senior secured credit facility. See

"Description of Other Indebtedness" for a more detailed discussion of our financial covenants as well as our current status under these covenants. If our indebtedness is accelerated, we may not have sufficient cash resources to satisfy our debt obligations and we may not be able to continue our operations as planned.

We face significant competition in connection with obtaining, retaining and performing under our existing client contracts, including our contracts with the Department of Education and CMS, and an inability to compete effectively in the future could harm our relationships with our clients, which would impact our ability to maintain our revenues and operating results.

        We operate in very competitive markets. In providing our services to the student loan and other receivables markets, we face competition from many other companies. Initially, we compete with these companies to be one of typically several firms engaged to provide recovery services to a particular client and, if we are successful in being engaged, we then face continuing competition from the client's other retained firms based on the client's benchmarking of the recovery rates of its several vendors. In addition, those recovery vendors who produce the highest recovery rates from a client often will be allocated additional placements and in some cases additional success fees. Accordingly, maintaining high levels of recovery performance, and doing so in a cost-effective manner, are important factors in our ability to maintain and grow our revenues and net income and the failure to achieve these objectives could harm our business, financial condition and results of operations. Some of our current and potential competitors in the markets in which we operate may have greater financial, marketing, technological or other resources than we do. The ability of any of our competitors and potential competitors to adopt new and effective technology to better serve our markets may allow them to gain market strength. Increasing levels of competition in the future may result in lower recovery fees, lower volumes of contracted recovery services or higher costs for resources. Any inability to compete effectively in the markets that we serve could adversely affect our business, financial condition and results of operations.

The U.S. federal government accounts for a significant portion of our revenues, and any loss of business from, or change in our relationship with, the U.S. federal government would result in a significant decrease in our revenues and operating results.

        We have historically derived and are likely to continue to derive a significant portion of our revenues from the U.S. federal government. For the nine months ended September 30, 2014, revenues under contracts with the U.S. federal government accounted for approximately 47.0% of our total revenues, compared to 48.0% for the year ended December 31, 2013. In addition, fees payable by the U.S. federal government are expected to become a larger percentage of our total revenues over the next several years as a result of legislation that has transferred responsibility for all new student loan origination to the Department of Education. The continuation and exercise of renewal options on existing government contracts and any new government contracts are, among other things, contingent upon the availability of adequate funding for the applicable federal government agency. Changes in federal government spending could directly affect our financial performance.

        For example, the Bipartisan Budget Act of 2013, which was signed into law by President Obama on December 26, 2013, reduced the compensation paid to GAs for the rehabilitation of student loans, effective July 1, 2014. This "revenue enhancement" measure reduced from 18.5% to 16.0% of the outstanding loan balance, the amount that GAs can charge borrowers when a rehabilitated loan is sold by the GA and eliminated entirely the GAs retention of 18.5% of the outstanding loan balance as a fee for rehabilitation services. The reduction in compensation the GAs receive resulted in a decrease of approximately 25.0% in the contingency fee percentage that we receive from the GAs for assisting in the rehabilitation of defaulted student loans. Further, in October 2014, the Department of Education announced a new fee structure with respect to payment for rehabilitated loans to provide a fixed fee of $1,710 payable for each loan that is rehabilitated in place of a recovery fee that historically had been based as a percentage of the balance of the rehabilitated loan. Although this change to a fixed fee structure will not take place until April 2015, had the new fixed fee structure been in place for 2014, we estimate that our overall student lending revenue would have decreased by approximately 13% for the nine months ended September 30, 2014 and by approximately $2.4 million in the third quarter of 2014, assuming no variation in our student loan placement volume in the periods. Any additional decrease in the student loan contingency fees would result in a further decrease of our revenues. Further, any amounts that we may be obligated to pay CMS under existing RAC contract as a result of CMS's recent offer to pay hospitals 68% of what they have billed Medicare to settle a backlog of pending appeals challenging Medicare's denials of reimbursement for certain types of short-term care could have a material negative impact our financial position and liquidity. The loss of business from the U.S. federal government, or significant policy changes or financial pressures within the agencies of the U.S. federal government that we serve would result in a significant decrease in our revenues, which would adversely affect our business, financial condition and results of operations.

Future legislative or regulatory changes affecting the markets in which we operate could impair our business and operations.

        The two principal markets in which we provide our recovery services, government-supported student loans and the Medicare program, are a subject of significant legislative and regulatory focus and we cannot anticipate how future changes in government policy may affect our business and operations. For example, the Student Aid and Fiscal Responsibility Act of 2009, or SAFRA, significantly changed the structure of the government-supported student loan market by assigning responsibility for all new government-supported student loan originations to the Department of Education, rather than originations by private institutions and backed by one of 30 government-supported GAs. This legislation, and any future changes in the legislation and regulations that govern these markets, may require us to adapt our business to the new circumstances and we may be unable to do so in a manner that does not adversely affect our business and operations.

Our business relationship with the Department of Education has accounted for a significant portion of our revenues and will take on increasing importance to our business as a result of SAFRA. Our failure to maintain this relationship would significantly decrease our revenues.

        While the majority of our historical revenues from the student loan market have come from our relationships with the GAs, as a result of SAFRA, the Department of Education will ultimately become the sole source of revenues in this market, although the GAs will continue to service their existing student loan portfolios for many years to come. As a result, over time, and assuming we are successful in entering into a new contract with the Department of Education under the current rebidding process, defaults on student loans originated by the Department of Education will predominate and our ability to maintain the revenues we had previously received from a number of GA clients will depend on our relationship with a single client, the Department of Education. While we have 25 years of experience in performing student loan recovery services for the Department of Education, we are one of 17 unrestricted recovery service providers on the current Department of Education contract. The Department of Education has announced that it expects to award new contracts in April of 2015, and that the number of recovery service providers under the new contracts is to be reduced from 17 to between eight and 12. If our relationship with the Department of Education terminates or deteriorates or if the Department of Education, ultimately as the sole holder of defaulted student loans, requires its contractors to agree to less favorable terms, our revenues would significantly decrease, and our business, financial condition and results of operations would be harmed.

We could lose clients as a result of consolidation among the GAs, which would decrease our revenues.

        As a result of SAFRA, which terminated the ability of the GAs to originate government-supported student loans, some have speculated that there may be consolidation among the 30 GAs. This speculation has heightened as a result of the reduction of fees that the GAs will receive for rehabilitating student loans as a result of the Bipartisan Budget Act of 2013. If GAs that are our clients are combined with GAs with whom we do not have a relationship, we could suffer a loss of business. We currently have relationships with 11 of the 30 GAs and two of our GA clients were each responsible for more than 10% of our total revenues for the nine months ended September 30, 2014 and 2013. The consolidation of our GA clients with others and the failure to provide recovery services to the consolidated entity could decrease our revenues, which could negatively impact our business, financial condition and results of operations.

Our results of operations may fluctuate on a quarterly or annual basis and cause volatility in the price of our stock.

        Our revenues and operating results could vary significantly from period-to-period and may fail to match our past performance because of a variety of factors, some of which are outside of our control. Any of these factors could cause the price of our common stock to fluctuate. Factors that could contribute to the variability of our operating results include:

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  the amount of defaulted student loans and other receivables that our clients place with us for recovery;

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  the timing of placements of student loans and other receivables which are entirely in the discretion of our clients;

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  the schedules of government agencies for awarding contracts including the impact of any protests or lawsuits filed in connection with the award of any such contracts;

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  our ability to successfully identify improper Medicare claims and the number and type of potentially improper claims that CMS authorizes us to pursue under our RAC contract;

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  the loss or gain of significant clients or changes in the contingency fee rates or other significant terms of our business arrangements with our significant clients;

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  technological and operational issues that may affect our clients and regulatory changes in the markets we service; and

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  general industry and macroeconomic conditions.

Downturns in domestic or global economic conditions and other macroeconomic factors could harm our business and results of operations.

        Various macroeconomic factors influence our business and results of operations. These include the volume of student loan originations in the United States, together with tuition costs and student enrollment rates, the default rate of student loan borrowers, which is impacted by domestic and global economic conditions, rates of unemployment and similar factors, and the growth in Medicare expenditures resulting from changes in healthcare costs. For example, during the global financial crisis beginning in 2008, the market for securitized student loan portfolios was disrupted, resulting in delays in the ability of some GA clients to resell rehabilitated student loans and, as a result, delays our ability to recognize revenues from these rehabilitated loans. Changes in the overall economy could lead to a reduction in overall recovery rates by our clients, which in turn could adversely affect our business, financial condition and results of operations.

We may not be able to manage our growth effectively and our results of operations could be negatively affected.

        Our business has expanded significantly, especially in recent years with the expansion of our services in the healthcare market, and we intend to maintain our focus on growth. However, our continued focus on growth and the expansion of our business may place additional demands on our management, operations and financial resources and will require us to incur additional expenses. We cannot be sure that we will be able to manage our growth effectively. In order to successfully manage our growth, our expenses will increase to recruit, train and manage additional qualified employees and subcontractors and to expand and enhance our administrative infrastructure and continue to improve our management, financial and information systems and controls. If we cannot manage our growth effectively, our expenses may increase and our results of operations could be negatively affected.

A failure of our operating systems or technology infrastructure, or those of our third-party vendors and subcontractors, could disrupt the operation of our business.

        A failure of our operating systems or technology infrastructure, or those of our third-party vendors and subcontractors, could disrupt our operations. Our operating systems and technology infrastructure are susceptible to damage or interruption from various causes, including acts of God and other natural disasters, power losses, computer systems failures, Internet and telecommunications or data network failures, operator error, computer viruses, losses of and corruption of data and similar events. The occurrence of any of these events could result in interruptions, delays or cessations in service to our clients, reduce the attractiveness of our recovery services to current or potential clients and adversely impact our financial condition and results of operations. While we have backup systems in many of our operating facilities, an extended outage of utility or network services may harm our ability to operate our business. Further, the situations we plan for and the amount of insurance coverage we maintain for losses as result of failures of our operating systems and infrastructure may not be adequate in any particular case.

If our security measures are breached or fail and unauthorized access is obtained to our clients' confidential data, our services may be perceived as insecure, the attractiveness of our recovery services to current or potential clients may be reduced, and we may incur significant liabilities.

        Our recovery services involve the storage and transmission of confidential information relating to our clients and their customers, including health, financial, credit, payment and other personal or confidential information. Although our data security procedures are designed to protect against unauthorized access to confidential information, our computer systems, software and networks may be vulnerable to unauthorized access and disclosure of our clients' confidential information. Further, we may not effectively adapt our security measures to evolving security risks, address the security and privacy concerns of existing or potential clients as they change over time, or be compliant with federal, state, and local laws and regulations with respect to securing confidential information. Unauthorized access to confidential information relating to our clients and their customers could lead to reputational damage which could deter our clients and potential clients from selecting our recovery services, or result in termination of contracts with those clients affected by any such breach, regulatory action, and claims against us.

        In the event of any unauthorized access to personal or other confidential information, we may be required to expend significant resources to investigate and remediate vulnerabilities in our security procedures, and we may be subject to fines, penalties, litigation costs, and financial losses that are either not insured against or not fully covered through any insurance maintained by us. If one or more of such failures in our security and privacy measures were to occur, our business, financial condition and results of operations could suffer.

Our business may be harmed if we lose members of our management team or other key employees.

        We are highly dependent on members of our management team and other key employees and our future success depends in part on our ability to retain these people. Our inability to continue to attract and retain members of our management team and other key employees could adversely affect our business, financial condition and results of operations.

The growth of our healthcare business will require us to hire and retain employees with specialized skills and failure to do so could harm our ability to grow our business.

        The growth of our healthcare business will depend in part on our ability to recruit, train and manage additional qualified employees. Our healthcare-related operations require us to hire registered nurses and experts in Medicare coding. Finding, attracting and retaining employees with these skills is a critical component of providing our healthcare-related recovery and audit services, and our inability to staff these operations appropriately represents a risk to our healthcare service offering and associated revenues. An inability to hire qualified personnel, particularly to serve our healthcare clients, may restrain the growth of our business.

We rely on subcontractors to provide services to our clients and the failure of subcontractors to perform as expected could harm our business operations and our relationships with our clients.

        We engage subcontractors to provide certain services to our clients. These subcontractors participate to varying degrees in our recovery activities with regards to all of the services we provide. While most of our subcontractors provide specific services to us, we engage one subcontractor to provide all of the audit and recovery services under our contract with CMS within a portion of our region. While we believe that we perform appropriate due diligence before we hire subcontractors, our subcontractors may not provide adequate service or otherwise comply with the terms set forth in their agreements. In the event a subcontractor provides deficient performance to one or more of our clients, any such client may reduce the volume of services we are providing under an existing contract or may terminate the relevant contract entirely and we may face claims for breach of contract. Any such disruption in our relations with our clients as a result of services provided by any of our subcontractors could adversely affect our revenues and operating results.

If our software vendors or utility and network providers fail to deliver or perform as expected our business operations could be adversely affected.

        Our recovery services depend in part on third-party providers, including software vendors and utility and network providers. Our ability to service our clients depends on these third-party providers meeting our expectations and contractual obligations in a timely and effective manner. Our business could be materially and adversely affected, and we might incur significant additional liabilities, if the services provided by these third-party providers do not meet our expectations or if they terminate or refuse to renew their relationships with us on similar contractual terms.

We are subject to extensive regulations regarding the use and disclosure of confidential personal information and failure to comply with these regulations could cause us to incur liabilities and expenses.

        We are subject to a wide array of federal and state laws and regulations regarding the use and disclosure of confidential personal information and security. For example, the federal Health Insurance Portability and Accountability Act of 1996, as amended, or HIPAA, and related state laws subject us to substantial restrictions and requirements with respect to the use and disclosure of the personal health information that we obtain in connection with our audit and recovery services under our contract with CMS and we must establish administrative, physical and technical safeguards to protect the confidentiality of this information. Similar protections extend to the type of personal financial and other information we acquire from our student loan, state tax and federal receivables clients. We are required to notify affected individuals and government agencies of data security breaches involving protected health and certain personally identifiable information. These laws and regulations also require that we develop, implement and maintain written, comprehensive information security programs containing safeguards that are appropriate to protect personally identifiable information or health information against unauthorized access, misuse, destruction or modification. Federal law generally does not preempt state law in the area of protection of personal information, and as a result we must also comply with state laws and regulations. Regulation of privacy, data use and security requires that we incur significant expenses, which could increase in the future as a result of additional regulations, all of which adversely affects our results of operations. Failure to comply with these laws and regulations can result in penalties and in some cases expose us to civil lawsuits.

Our student loan recovery business is subject to extensive regulation and consumer protection laws and our failure to comply with these regulations and laws may subject us to liability and result in significant costs.

        Our student loan recovery business is subject to regulation and oversight by various state and federal agencies, particularly in the area of consumer protection. The Fair Debt Collection Practices Act, or FDCPA, and related state laws provide specific guidelines that we must follow in communicating with holders of student loans and regulates the manner in which we can recover defaulted student loans. Some state attorney generals have been active in this area of consumer protection regulation. We are subject, and may be subject in the future, to inquiries and audits from state and federal regulators, as well as frequent litigation from private plaintiffs regarding compliance under the FDCPA and related state regulations. We are also subject to the Fair Credit Reporting Act, or FCRA, which regulates consumer credit reporting and may impose liability on us to the extent adverse credit information reported to a credit bureau is false or inaccurate. Our compliance with the FDCPA, FCRA and other federal and state regulations that affect our student loan recovery business may result in significant costs, including litigation costs. We may also become subject to regulations promulgated by the United States Consumer Financial Protection Bureau, or CFPB, which was established in July 2011 as part of the Dodd-Frank Act to, among other things, establish regulations regarding consumer financial protection laws. In addition, the CFPB has investigatory and enforcement authority with respect to whether persons are engaged in unlawful acts or practices in connection with the collection of consumer debts. On April 12, 2013, we received a Civil Investigative Demand, or a CID, from the CFPB requesting production of documents and answers to questions generally related to the Company's debt collection practices and procedures. The CFPB has not alleged a violation by us of any law or regulation. We responded to the CID, but have not been examined by the CFPB. In light of the possibility that the CFPB may issue interpretative regulations for the FDCPA, the issuance of such regulations could adversely affect our business and results of operations if we are not able to adapt our services and client relationships to meet any new regulatory structure that might be required.

        In addition, changing laws, regulations and standards relating to corporate governance and public disclosure are creating uncertainty for public companies, increasing legal and financial compliance costs and making some activities more time consuming. These laws, regulations and standards are subject to varying interpretations, in many cases due to their lack of specificity, and, as a result, their application in practice may evolve over time as new guidance is provided by regulatory and governing bodies. This could result in continuing uncertainty regarding compliance matters and higher costs necessitated by ongoing revisions to disclosure and governance practices. We will continue to invest resources to comply with evolving laws, regulations and standards, and this investment may result in increased general and administrative expenses and a diversion of management's time and attention from revenue-generating activities to compliance activities. If our efforts to comply with new laws, regulations and standards differ from the activities intended by regulatory or governing bodies due to ambiguities related to their application and practice, regulatory authorities may initiate legal proceedings against us and our business may be adversely affected.

        However, for as long as we remain an "emerging growth company" as defined in the Jumpstart Our Business Startups Act of 2012, or the JOBS Act, we may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not "emerging growth companies," including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements, and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved. We may take advantage of these reporting exemptions until we are no longer an "emerging growth company."

        We will remain an "emerging growth company" for up to five years following our initial public offering in August 2012, although if the market value of our common stock that is held by non-affiliates exceeds $700 million as of any June 30 before that time, our revenues exceed $1 billion, or we issue more than $1 billion in non-convertible debt in a three-year period, we would cease to be an "emerging growth company" as of the following December 31.

        As a result of disclosure of information as a public company, our business and financial condition have become more visible, which we believe may result in threatened or actual litigation, including by competitors and other third parties. If such claims are successful, our business operations and financial results could be adversely affected, and even if the claims do not result in litigation or are resolved in our favor, these claims, and the time and resources necessary to resolve them, could divert the resources of our management and adversely affect our business operations and financial results. These factors could also make it more difficult for us to attract and retain qualified employees, executive officers and members of our board of directors.

Failure to achieve and maintain effective internal controls in accordance with Section 404 of Sarbanes-Oxley would impair our ability to produce accurate and reliable financial statements, which would harm our stock price.

        We are subject to reporting obligations under Section 404 of the Sarbanes-Oxley Act that require us to include a management report on our internal control over financial reporting in our annual report, which contains management's assessment of the effectiveness of our internal control over financial reporting. These requirements first applied to our annual report on Form 10-K for the year ended December 31, 2013 and complying with these requirements can be difficult. For example, in June 2012, we determined that we had incorrectly accounted for our mandatorily redeemable preferred stock, which required audit adjusting entries for the three-year period ended December 31, 2011. Our failure to detect this error was deemed to be a deficiency in internal control and this deficiency was considered to be a material weakness. To address this situation, our independent registered public accounting firm recommended that the Company emphasize the importance of thoroughly researching all new accounting policies and revisiting accounting policies set for existing transactions when changes in the business or reporting requirements occur or are expected to occur. To prevent issues like these in the future, we have bolstered our technical accounting expertise and, where appropriate, engaged outside consultants with specialized knowledge.

        Our management may conclude that our internal control over our financial reporting is not effective. We have limited accounting personnel and other resources with which to address our internal controls and procedures. If we fail to timely achieve and maintain the adequacy of our internal control over financial reporting, we may not be able to produce reliable financial reports or help prevent fraud. Our failure to achieve and maintain effective internal control over financial reporting could prevent us from filing our periodic reports on a timely basis, which could result in the loss of investor confidence in the reliability of our financial statements, harm our business and negatively impact the trading price of our common stock.

        We are required to disclose changes made in our internal controls and procedures on a quarterly basis. However, our independent registered public accounting firm is not required to formally attest to the effectiveness of our internal control over financial reporting pursuant to Section 404 until such time that we are no longer an "emerging growth company" as defined in the JOBS Act, if we continue to take advantage of the exemptions contained in the JOBS Act. At such time, our independent registered public accounting firm may issue a report that is adverse in the event it is not satisfied with the level at which our controls are documented, designed or operating. Our remediation efforts may not enable us to avoid a material weakness in the future.

Litigation may result in substantial costs of defense, damages or settlement, any of which could subject us to significant costs and expenses.

        We are party to lawsuits in the normal course of business, particularly in connection with our student loan recovery services. For example, we are regularly subject to claims that we have violated the guidelines and procedures that must be followed under federal and state laws in communicating with consumer debtors. We may not ultimately prevail or otherwise be able to satisfactorily resolve any pending or future litigation, which may result in substantial costs of defense, damages or settlement. In the future, we may be required to alter our business practices or pay substantial damages or settlement costs as a result of litigation proceedings, which could adversely affect our business operations and results of operations.

We typically face a long period to implement a new contract which may cause us to incur expenses before we receive revenues from new client relationships.

        If we are successful in obtaining an engagement with a new client or a new contract with an existing client, we typically have a subsequent long implementation period in which the services are planned in detail and we integrate our technology, processes and resources with the client's operations. If we enter into a contract with a new client, we typically will not receive revenues until implementation is completed and work under the contract actually begins. Our clients may also experience delays in obtaining approvals or delays associated with technology or system implementations, such as the delays experienced with the implementation of our RAC contract with CMS due to an appeal by competitors who were unsuccessful in bidding on the contract. Because we generally begin to hire new employees to provide services to a new client once a contract is signed, we may incur significant expenses associated with these additional hires before we receive corresponding revenues under any such new contract. If we are not successful in maintaining contractual commitments after the expenses we incur during our typically long implementation cycle, our results of operations could be adversely affected.

If we are unable to adequately protect our proprietary technology, our competitive position could be harmed or we could be required to incur significant costs to enforce our rights.

        The success of our business depends in part upon our proprietary technology platform. We rely on a combination of copyright, patent, trademark, and trade secret laws, as well as on confidentiality procedures and non-compete agreements, to establish and protect our proprietary technology rights. The steps we have taken to deter misappropriation of our proprietary technology may be insufficient to protect our proprietary information. In particular, we may not be able to protect our trade secrets, know-how and other proprietary information adequately. Although we use reasonable efforts to protect this proprietary information and technology, our employees, consultants and other parties may unintentionally or willfully disclose our information or technology to competitors. Enforcing a claim that a third party illegally obtained and is using any of our proprietary information or technology is expensive and time consuming, and the outcome is unpredictable. We rely, in part, on non-disclosure, confidentiality and invention assignment agreements with our employees, consultants and other parties to protect our trade secrets, know-how and other intellectual property and proprietary information. These agreements may not be self-executing, or they may be breached and we may not have adequate remedies for such breach. Moreover, third parties may independently develop similar or equivalent proprietary information or otherwise gain access to our trade secrets, know-how and other proprietary information. Any infringement, misappropriation or other violation of our patents, trademarks, copyrights, trade secrets, or other intellectual property rights could adversely affect any competitive advantage we currently derive or may derive from our proprietary technology platform and we may incur significant costs associated with litigation that may be necessary to enforce our intellectual property rights.

Claims by others that we infringe their intellectual property could force us to incur significant costs or revise the way we conduct our business.

        Our competitors protect their proprietary rights by means of patents, trade secrets, copyrights, trademarks and other intellectual property. Any party asserting that we infringe, misappropriate or violate their intellectual property rights may force us to defend ourselves, and potentially our clients, against the alleged claim. These claims and any resulting lawsuit, if successful, could be time-consuming and expensive to defend, subject us to significant liability for damages or invalidation of our proprietary rights, prevent us from operating all or a portion of our business or force us to redesign our services or technology platform or cause an interruption or cessation of our business operations, any of which could adversely affect our business and operating results. In addition, any litigation relating to the infringement of intellectual property rights could harm our relationships with current and prospective clients. The risk of such claims and lawsuits could increase if we increase the size and scope of our services in our existing markets or expand into new markets.

We may make acquisitions that prove unsuccessful, strain or divert our resources and harm our results of operations and stock price.

        We may consider acquisitions of other companies in our industry or in new markets. We may not be able to successfully complete any such acquisition and, if completed, any such acquisition may fail to achieve the intended financial results. We may not be able to successfully integrate any acquired businesses with our own and we may be unable to maintain our standards, controls and policies. Further, acquisitions may place additional constraints on our resources by diverting the attention of our management from other business concerns. Moreover, any acquisition may result in a potentially dilutive issuance of equity securities, the incurrence of additional debt and amortization of expenses related to intangible assets, all of which could adversely affect our results of operations and stock price.

Risks Related to Our Common Stock

The price of our common stock could be volatile, and you may not be able to sell your shares at or above the public offering price.

        Since our initial public offering in August 2012, the price of our common stock, as reported by The NASDAQ Global Select Market, has ranged from a low sales price of $5.50 on January 21, 2015 to a high sales price of $14.09 on March 4, 2013. The trading price of our common stock may be significantly affected by various factors, including: quarterly fluctuations in our operating results; the financial projections we may provide to the public, any changes in those projections or our failure to meet those projections; changes in investors' and analysts' perception of the business risks and conditions of our business; our ability to meet the earnings estimates and other performance expectations of financial analysts or investors; unfavorable commentary or downgrades of our stock by equity research analysts; termination of lock-up agreements or other restrictions on the ability of our existing stockholders to sell their shares after this offering; changes in our capital structure, such as future issuances of debt or equity securities; lawsuits threatened or filed against us; strategic actions by us or our competitors, such as acquisitions or restructurings; new legislation or regulatory actions; changes in our relationship with any of our significant clients; fluctuations in the stock prices of our peer companies or in stock markets in general; and general economic conditions.

Future sales, or the perception of future sales, of our common stock may lower our stock price.

        If our existing stockholders sell a large number of shares of our common stock following this offering, the market price of our common stock could decline significantly. In addition, the perception in the public market that our existing stockholders might sell shares of common stock could depress the market price of our common stock, regardless of the actual plans of our existing stockholders.

Our significant stockholders have the ability to influence significant corporate activities and our significant stockholders' interests may not coincide with yours.

        Parthenon Capital Partners and Invesco Ltd. beneficially owned approximately 27.4% and 19.9% of our common stock, respectively, as of December 31, 2014. As a result of their ownership, Parthenon Capital Partners and Invesco Ltd. have the ability to influence the outcome of matters submitted to a vote of stockholders and, through our board of directors, the ability to influence decision-making with respect to our business direction and policies. Parthenon Capital Partners and Invesco Ltd. may have interests different from our other stockholders' interests, and may vote in a manner adverse to those interests. Matters over which Parthenon Capital Partners and Invesco Ltd. can, directly or indirectly, exercise influence include:

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  the election of our board of directors and the appointment and removal of our officers;

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  mergers and other business combination transactions, including proposed transactions that would result in our stockholders receiving a premium price for their shares;

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  other acquisitions or dispositions of businesses or assets;

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  incurrence of indebtedness and the issuance of equity securities;

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  repurchase of stock and payment of dividends; and

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  the issuance of shares to management under our equity incentive plans.

        In addition, Parthenon Capital Partners has a contractual right to designate a number of directors proportionate to its stock ownership. Further, under our amended and restated certificate of incorporation, Parthenon Capital Partners does not have any obligation to present to us, and Parthenon Capital Partners may separately pursue, corporate opportunities of which it becomes aware, even if those opportunities are ones that we would have pursued if granted the opportunity.

Anti-takeover provisions contained in our certificate of incorporation and bylaws could impair a takeover attempt that our stockholders may find beneficial.

        Our amended and restated certificate of incorporation and amended and restated bylaws contain provisions that could have the effect of rendering more difficult or discouraging an acquisition deemed undesirable by our board of directors. Our corporate governance documents include the following provisions: establishing a classified board of directors so that not all members of our board are elected at one time; providing that directors may be removed by stockholders only for cause; authorizing blank check preferred stock, which could be issued with voting, liquidation, dividend and other rights superior to our common stock; limiting the ability of our stockholders to call and bring business before special meetings and to take action by written consent in lieu of a meeting; limiting our ability to engage in certain business combinations with any "interested stockholder," other than Parthenon Capital Partners, for a three-year period following the time that the stockholder became an interested stockholder; requiring advance notice of stockholder proposals for business to be conducted at meetings of our stockholders and for nominations of candidates for election to our board of directors; requiring a super majority vote for certain amendments to our amended and restated certificate of incorporation and amended and restated bylaws; and limiting the determination of the number of directors on our board of directors and the filling of vacancies or newly created seats on the board to our board of directors then in office. These provisions, alone or together, could have the effect of delaying or deterring a change in control, could limit the opportunity for our stockholders to receive a premium for their shares of our common stock, and could also affect the price that some investors are willing to pay for our common stock.

Because we do not intend to pay cash dividends in the foreseeable future, you may not receive any return on investment unless you are able to sell your common stock for a price greater than your purchase price.

        For the foreseeable future, we intend to retain any earnings to finance the development and expansion of our business, and we do not anticipate paying any cash dividends on our common stock. In addition, our ability to pay dividends is subject to restrictive covenants contained in our senior secured credit facility. As a result, you may not receive any return on investment unless you are able to sell your common stock for a price greater than your purchase price.

THE PHX ACQUISITION

        The following summary describes material provisions of the merger agreement. This summary is subject to, and qualified in its entirety by reference to, the merger agreement, a copy of which is included as an exhibit to our Current Report on Form 8-K filed with the SEC on January 28, 2015, which is incorporated by reference into this prospectus supplement and the accompanying prospectus. You are urged to read the merger agreement carefully and in its entirety, as it is the legal document governing the merger.

        The merger agreement and the following summary have been included to provide you with information regarding the terms of the merger agreement. The representations and warranties contained in the merger agreement are not intended to be a source of business or operational information about us or PHX as such representations and warranties are made as of a specified date, are tools used to allocate risk between the parties, are subject to contractual standards of knowledge and materiality and are modified or qualified by information contained in our public filings and in the disclosure schedules exchanged by the parties. Business and operational information regarding us and PHX can be found elsewhere in this prospectus supplement, our Current Report on Form 8-K filed with the SEC on January 28, 2015, and, with respect to us, in the other public documents that we file with the SEC. See "Where You Can Find More Information."

Summary of PHX Acquisition

        On January 28, 2015, we entered into a merger agreement with PHX under which we agreed to acquire all of PHX's outstanding capital stock through a merger of a wholly owned subsidiary of ours with PHX. Following the acquisition, PHX will be our wholly-owned subsidiary. We refer to this transaction as the PHX acquisition. Prior to the closing of the PHX acquisition, PHX will spin-off its subsidiary, Pay-Plus Solutions, Inc., which operates a separate business which we are not acquiring. Consideration for the PHX acquisition consists of $108.0 million in cash, subject to certain adjustments contemplated by the merger agreement, and $22.0 million of our common stock. The shares of common stock issued in connection with the merger will be issued to the three largest stockholders of PHX, including the Chief Executive Officer, the Chief Operating Officer and an affiliate of Edison Venture Partners, in exchange for a portion of their shares of PHX. These shares will be subject to restrictions on sale ranging from six months to approximately two years after the closing of the PHX acquisition. In addition, we have agreed to pay to PHX's stockholders an earnout payment of up to an additional $19.1 million in cash contingent on PHX, on a stand-alone pro forma basis, generating specified levels of revenue for the year ending December 31, 2015. PHX's achievement of the pro forma revenue targets described in the merger agreement would represent meaningful revenue growth over PHX's pro forma revenues for the year ended December 31, 2014. If the pro forma revenue targets are not met, there will be no such additional payments.

        Our board of directors has approved and adopted the merger agreement. The PHX acquisition is not subject to approval by our stockholders. The merger agreement has also been approved and adopted by the board of directors and stockholders of PHX.

        The following transactions are expected to occur prior to the consummation of the PHX acquisition:

  •
  our completion of the offering and sale of the notes and the offering and sale of shares of common stock in our concurrent common stock offering;

  •
  PHX will spin-off Pay-Plus, one of its subsidiaries whose business is operated separately from the business of PHX that we have agreed to acquire; and

  •
  our senior secured credit facility will be amended, among other things, in order to permit the PHX acquisition and the offering and sale of the notes.

        The net proceeds from this offering of convertible senior notes and the concurrent common stock offering will be used to fund the cash consideration payable pursuant to the merger agreement including, the deposit into escrow of $13.0 million related to potential earnout payments to PHX stockholders and to pay related transaction fees and expenses and for other purposes described herein. See "Use of Proceeds."

Contingent Consideration

Earn Out

        In connection with the acquisition of PHX, we have agreed to pay additional consideration in the form of a cash earnout of up to $19.1 million. The earnout is payable based on the achievement of certain targets for the revenue of PHX for the full year ending December 31, 2015. No earnout payment is due if PHX's pro forma revenues for the full year ending December 31, 2015 are less than $64.0 million. The earnout payment is approximately $6.9 million based on pro forma revenue of $64.0 million, gradually increasing in amount based on pro forma revenues in excess of $64.0 million. The earnout payment is capped at $19.1 million once PHX's pro forma revenues reach $78.2 million. At the closing of the PHX acquisition, we will deposit $13.0 million into escrow to partially secure our obligation to make the earnout payment to PHX's stockholders. If our earnout payment obligation is less than the amount on deposit, the excess will be refunded to us.

Escrow

        From the total consideration payable by us at the effective time of the merger, $13.0 million (less the pro rata portion allocable to any dissenting shares) will be deposited into an escrow account to secure PHX's compliance with the representations, warranties, covenants and special indemnities in favor of us under the merger agreement. The indemnification escrow will remain in existence for 15 months after the PHX acquisition, except that amounts that are the subject of pending claims by us will remain in escrow until the resolution of such claims.

Conditions to the Completion of the PHX Acquisition

        Each party's obligation to consummate the PHX acquisition is subject to the satisfaction or waiver of customary closing conditions, including the absence of injunction or the enactment of any law that would make the merger illegal. Conditions related to compliance with premerger antitrust approval and the approval of the merger by PHX's stockholders have been satisfied.

        Our obligation to consummate the PHX acquisition is subject to the satisfaction or waiver of certain conditions including:

  •
  The accuracy in all material respects of the representations and warranties of PHX contained in the merger agreement.

  •
  PHX's compliance, in all material respects, with its obligations under the merger agreement.

  •
  There shall not have been any event or occurrence that has a material adverse effect on PHX's business.

  •
  Holders of not more than 5% of the shares of PHX's outstanding common stock have exercised the statutory appraisal rights with respect to their common stock immediately prior to the closing.

  •
  Agreements related to employee retention, general releases, share lock-ups, and non-competition shall be in full force and effect.

  •
  The Pay-Plus spin-off shall have been consummated.

  •
  We shall have completed the offering and sale of the notes and shares of our common stock in our concurrent common stock offering.

        PHX's obligation to consummate the PHX acquisition is subject to the satisfaction or waiver of the following conditions:

  •
  The accuracy in all material respects of our representations and warranties contained in the merger agreement.

  •
  We shall have complied in all material respects with our obligations under the merger agreement.

Termination of the Merger Agreement

        The merger agreement may be terminated at any time before the effective time of the PHX acquisition by the mutual written consent of us and PHX, and under the following circumstances:

  •
  By either party if the PHX acquisition is not consummated by February 12, 2015 (provided that the right to terminate the merger agreement will not be available to a party whose breach of a representation, warranty, covenant or agreement caused the failure of the PHX acquisition to be consummated by such date).

  •
  By either party if a permanent injunction or other order which is final and non-appealable is issued preventing or prohibiting the consummation of the PHX acquisition.

  •
  By either party if there is a breach of any representation, warranty, covenant or agreement in the merger agreement by the other party, or any of the other party's representations or warranties becomes untrue after the date of the merger agreement, that would cause a closing condition to fail to occur, and such breach has not been cured within 30 days after notice to the breaching party.

 USE OF PROCEEDS

        We estimate that our net proceeds from the sale of the notes in this offering will be approximately $           million, after deducting underwriting discounts and commissions and estimated offering expenses payable by us. If the underwriters' option to purchase additional notes in this offering is exercised in full, we estimate that our net proceeds from this offering will be approximately $           million upon completion of this offering, after deducting underwriting discounts and commissions and estimated offering expenses payable by us.

        We intend to use all of the net proceeds from this offering along with the net proceeds from the concurrent common stock offering (expected to collectively generate approximately $                million in net proceeds) to fund the initial cash consideration payable at the closing of the PHX acquisition, which we estimate at $113.9 million, and to fund a $13.0 million escrow deposit related to future potential earnout payments under the PHX merger agreement. See "The PHX Acquisition—Summary of the PHX Acquisition—Contingent Consideration."

        This offering is not conditioned upon the completion of the PHX acquisition and there can be no assurance that the PHX acquisition will be completed. If the PHX acquisition is not completed, then pursuant to the terms of our senior secured credit facility, we are required to apply all of the net proceeds from the sale of the notes and the sale of shares in our concurrent common stock offering and, if necessary, other cash on hand, to repay in full all of our outstanding obligations under our senior secured credit facility. As of December 31, 2014, the estimated aggregate principal amount outstanding under our senior secured credit facility was $111.8 million and the interest rates for the term A loan and term B loan were 6.75% and 7.25%, respectively. The term A loan matures on March 19, 2017 and the term B loan matures on March 19, 2018.

        Pending the use of the net proceeds from this offering as described above, we plan to invest the net proceeds of this offering in capital preservation investments, including short-term marketable securities.

CAPITALIZATION

        The table below sets forth our cash and cash equivalents and capitalization as of September 30, 2014:

  •
  on an actual basis;

  •
  on an as adjusted basis to give effect to the sale and issuance of an assumed $80.0 million aggregate principal amount of notes and the sale and issuance of $50.0 million shares of our common stock pursuant to our concurrent common stock offering at an assumed public offering price of $5.90 per share, the last reported sale price of our common stock on The NASDAQ Global Select Market on January 27, 2015, after deducting underwriting discounts and commissions and estimated offering expenses payable by us and the repayment of $10.0 million in principal amount of our outstanding term loans as required by the third amendment to our senior secured credit facility; and

  •
  on a pro forma as adjusted basis to give effect to (1) the sale and issuance of an assumed $80.0 million of aggregate principal amount of notes and the sale and issuance of $50.0 million shares of our common stock pursuant to our concurrent common stock offering at an assumed public offering price of $5.90 per share, the last reported sale price of our common stock on The NASDAQ Global Select Market on January 27, 2015, after deducting underwriting discounts and commissions and estimated offering expenses payable by us and the repayment of $10.0 million in principal amount of our outstanding term loans, which repayment shall be applied ratably to the term A loans and term B loans in inverse order for both loans, respectively, as required by the third amendment to our senior secured credit facility, and (2) the acquisition of PHX for cash and shares of our common stock, including the deposit into escrow of $13.0 million as part of a potential additional cash payment of up to $19.1 million contingent upon PHX generating specified levels of revenue during 2015.

        The as adjusted and pro forma as adjusted data in the following table assumes the transactions referred to above had been completed as of September 30, 2014 on the terms and in accordance with the assumptions set forth under "Unaudited Pro Forma Condensed Combined Financial Information" included elsewhere in this prospectus supplement. You should read this table together with "Use of Proceeds," which appears elsewhere in this prospectus supplement, as well as our "Management's Discussion and Analysis of Financial Condition and Results of Operations" contained in our Annual Report on Form 10-K for the year ended December 31, 2013 and in our Quarterly Report on Form 10-Q

for the quarter ended September 30, 2014 and our consolidated financial statements and related notes incorporated by reference in this prospectus supplement and the accompanying prospectus.

	As of September 30, 2014
	Actual	As Adjusted		Pro Forma as Adjusted
	(unaudited, in thousands, except per share amounts)
Cash and cash equivalents	$84,970	$198,660		$88,801

Debt:
Notes offered hereby(1)	$—	$66,470	(1)	$66,470	(1)
Revolving Credit Facility	—	—		—
Term A Loan	28,532	25,870		25,870
Term B Loan	85,898	78,380		78,380

Total Debt	114,250	170,720		170,720
Stockholders' equity:
Common stock, $.0001 par value. 500,000,000 shares authorized, 49,324 shares issued and outstanding actual; 57,799 shares issued and outstanding as adjusted and pro forma as adjusted	5	5		5
Preferred stock, $.0001 par value, 50,000,000 shares authorized, no shares issued and outstanding	—	—		—
Additional paid-in capital(1)(2)(3)	56,096	109,049		131,049
Retained earnings	36,217	36,217		34,117

Total stockholders' equity	92,318	145,271		165,171

Total capitalization	$206,568	$315,991		$335,891

(1)
In accordance with ASC 470-20, a convertible debt instrument that may be wholly or partially settled in cash is required to be separated into a liability and an equity component, such that interest expense reflects the issuer's non-convertible debt interest rate. Upon issuance, a debt discount is recognized as a decrease in debt and an increase in equity. The debt component will accrete up to the principal over the expected term of the debt. ASC 470-20 does not affect the actual amount that we are required to repay, and such amounts reflect the approximate liability component net of the debt discount that is recognized in equity.

(2)
Additional paid-in capital as adjusted reflects the addition of the convertible debt equity component of $10,769 net of equity issuance costs of $430 and the equity impact of the associated deferred tax liability of $4,267.

(3)
Additional paid-in-capital as adjusted reflects the sale of shares of common stock in this offering with gross proceeds of $50 million before estimated underwriter discounts and concession of $2.5 million and estimated offering expenses of $0.4 million.

        The information in the table above assumes no exercise of the underwriters' option to purchase additional convertible senior notes or, in the concurrent common stock offering, additional shares of common stock.

 DIVIDEND POLICY

        Our ability to pay dividends is subject to restrictive covenants contained in our senior secured credit facility. Our board of directors does not currently intend to pay regular dividends on our common stock.

 COMMON STOCK PRICE RANGE

        Our common stock originally began trading on The NASDAQ Global Market under the symbol "PFMT" on August 15, 2012. Prior to that, there was no public market for our common stock. The following table sets forth, for the periods indicated, the high and low sales prices for our common stock as reported on The NASDAQ Global Select Market.

	High	Low
Year ending December 31, 2015
First Quarter (through January 27, 2015)	$6.69	$5.50
Year ended December 31, 2014
Fourth Quarter	$9.02	$5.95
Third Quarter	10.97	8.04
Second Quarter	10.32	8.10
First Quarter	11.56	7.11
Year ended December 31, 2013
Fourth Quarter	$11.02	$9.26
Third Quarter	12.01	10.27
Second Quarter	13.26	9.25
First Quarter	14.09	10.06
Year ended December 31, 2012
Fourth Quarter	$11.84	$7.55
Third Quarter (beginning August 10, 2012)	12.18	9.20

        The last reported sales price for our common stock on January 27, 2015 is set forth on the cover page of this prospectus supplement. As of December 31, 2014, there were approximately 10 holders of record of our common stock.

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL DATA

        The following sets forth certain unaudited pro forma condensed combined financial data giving effect to (i) the completion of the Pay-Plus spin-off prior to completion of the PHX acquisition and (ii) our completion of the PHX acquisition, including the sale of the notes and the sale of shares of common stock in our concurrent common stock offering to finance the acquisition consideration. The PHX acquisition is expected to close in February 2015, subject to various contingencies, including the sale and issuance of the notes in this offering and the sale and issuance of the shares of common stock in the concurrent common stock offering to fund the cash portion of the acquisition consideration. The Pay-Plus spin-off will be completed by PHX prior to the closing of the PHX acquisition.

        The unaudited pro forma condensed combined financial data set forth below has been presented for informational purposes only. The unaudited pro forma condensed combined financial data set forth below is not necessarily indicative of what our financial position or results of operations actually would have been had PHX completed the Pay-Plus spin-off and had the PHX acquisition been completed as of the dates indicated. In addition, the unaudited pro forma condensed combined financial data does not purport to project the future financial position or operating results of the combined company. There were no transactions between us and PHX during the periods presented in the unaudited pro forma condensed combined financial statements that would need to be eliminated.

        The unaudited pro forma condensed combined statement of operations for the nine months ended September 30, 2014 and for the year ended December 31, 2013 assumes that the Pay-Plus spin-off and the PHX acquisition took place on January 1, 2013. Our unaudited condensed consolidated statement of operations for the nine months ended September 30, 2014 has been combined with PHX's unaudited consolidated statement of operations for this period after giving pro forma effect to the Pay-Plus spin-off. Our condensed consolidated statement of operations derived from audited financial statements for the year ended December 31, 2013 has been combined with PHX's audited consolidated statement of operations for this period after giving pro forma effect to the Pay-Plus spin-off.

        The unaudited pro forma condensed combined balance sheet as of September 30, 2014 assumes that the Pay-Plus spin-off and the PHX acquisition took place on September 30, 2014 and combines our September 30, 2014 unaudited condensed consolidated balance sheet with PHX's September 30, 2014 unaudited consolidated balance sheet after giving pro forma effect to the Pay-Plus spin-off.

        The historical consolidated financial data of PHX has been adjusted in the unaudited pro forma consolidated financial data of PHX to give effect to pro forma events that are (1) directly attributable to the Pay-Plus spin-off, (2) factually supportable, and (3) with respect to the statement of operations, expected to have a continuing impact on PHX. Our historical consolidated financial data has been adjusted in the unaudited pro forma condensed combined financial statements to give effect to pro forma events that are (1) directly attributable to the PHX acquisition, (2) factually supportable, and (3) with respect to the statement of operations, expected to have a continuing impact on the combined company. The unaudited pro forma condensed combined financial data should be read in conjunction with the accompanying notes to the unaudited pro forma condensed combined information set forth below. In addition, the unaudited pro forma consolidated financial data was based on and should be read in conjunction with our historical consolidated financial statements and accompanying notes and those of PHX for the applicable periods which are incorporated by reference in this prospectus supplement.

        The unaudited pro forma condensed combined financial data has been prepared using the acquisition method of accounting under existing U.S. generally accepted accounting principles, or GAAP, which are subject to change and interpretation. We have been treated as the acquiror in the PHX acquisition for accounting purposes. The acquisition method of accounting is dependent upon certain valuations and other studies that have yet to commence or progress to a stage where there is sufficient information for a definitive measurement. Accordingly, the pro forma adjustments are preliminary and have been made solely for the purpose of providing unaudited pro forma condensed combined financial data. Differences between these preliminary estimates and the final acquisition accounting will occur and these differences could have a material impact on the accompanying unaudited pro forma condensed combined financial statements and the combined company's future results of operations and financial position.

        The unaudited pro forma condensed combined financial data does not reflect any cost savings, operating synergies or revenue enhancements that the combined company may achieve as a result of the PHX acquisition, the costs to combine our operations with those of PHX or the costs necessary to achieve any of the foregoing cost savings, operating synergies and revenue enhancements. The unaudited pro forma condensed combined financial data also reflects the notes and common stock contemplated to be issued in connection with the PHX acquisition.

Performant Financial Corporation and Premier Healthcare Exchange, Inc.
Unaudited Pro Forma Condensed Combined Statement of Operations
For the Nine Months Ended September 30, 2014
(In thousands, except per share amounts)

	Historical		Pro Forma Adjustments Pay-Plus Spin-off		Pro Forma Adjustments PHX Acquisition
				Pro Forma PHX				Pro Forma Combined
	Performant	PHX
Revenues	$155,683	$68,388	$(27,668)	$40,720	$			$196,403
Operating expenses:
Salaries and benefits	71,236	17,401	(4,291)	13,110				84,346
Other operating expenses	56,304	32,280	(13,781)	18,499		5,684	A	80,487

Total operating expenses	127,540	49,681	(18,072)	31,609		5,684		164,833

Income from operations	28,143	18,707	(9,596)	9,111		(5,684)		31,570
Interest expense	(7,765)	(82)		(82)		(4,434)	B, C	(12,281)
Interest income		6		6				6

Income before provision for income taxes	20,378	18,631	(9,596)	9,035		(10,118)		19,295
Provision for income taxes	8,599	7,459	(3,833)	3,626		(4,009)	D	8,216

Net income	$11,779	$11,172	$(5,763)	$5,409		$(6,109)		$11,079

Net income per share
Basic	$0.24							$.18

Diluted	$0.24							$.18	F

Weighted average shares
Basic	48,641					12,204	E	60,825

Diluted	49,758					12,204	E	61,962

        See the accompanying notes to the unaudited pro forma condensed combined financial data, which are an integral part of these statements. The pro forma adjustments are explained in Note 5—Adjustments to Unaudited Pro Forma Condensed Combined Statements of Operations.

 Performant Financial Corporation and Premier Healthcare Exchange, Inc.
Unaudited Pro Forma Condensed Combined Statement of Operations
For the Year Ended December 31, 2013
(In thousands, except per share amounts)

	Historical		Pro Forma Adjustments Pay-Plus Spin-off		Pro Forma Adjustments PHX Acquisition
				Pro Forma PHX				Pro Forma Combined
	Performant	PHX
Revenues	$255,302	$52,664	$(9,893)	$42,771	$			$298,073
Operating expenses:
Salaries and benefits	96,762	17,962	(2,757)	15,205				111,967
Other operating expenses	85,671	26,291	(5,489)	20,802		7,579	A	114,052

Total operating expenses	182,433	44,253	(8,246)	36,007		7,579		226,019

Income from operations	72,869	8,411	(1,647)	6,764		(7,579)		72,054
Interest expense	(11,564)	(157)		(157)		(5,860)	B,C	(17,581)
Interest income	1	5		5				6

Income before provision for income taxes	61,306	8,259	(1,647)	6,612		(13,439)		54,479
Provision for income taxes	24,967	3,345	(662)	2,683		(5,325)	D	22,325

Net income	$36,339	$4,914	$(985)	$3,929		$(8,114)		$32,154

Net income per share
Basic	$0.77							$0.54

Diluted	$0.74							$0.49	F

Weighted average shares
Basic	47,492					12,204	E	59,696

Diluted	49,386					12,204	E	72,889	F

        See the accompanying notes to the unaudited pro forma condensed combined financial data, which are an integral part of these statements. The pro forma adjustments are explained in Note 5—Adjustments to Unaudited Pro Forma Condensed Combined Statements of Operations.

Performant Financial Corporation and Premier Healthcare Exchange, Inc.
Unaudited Pro Forma Condensed Combined Balance Sheet
As of September 30, 2014
(In thousands, except per share amounts)

	Historical		Pro Forma Adjustments Pay-Plus Spin-off			Pro Forma Adjustments PHX Acquisition
					Pro Forma PHX			Pro Forma Combined
	Performant	PHX
Assets
Current assets:
Cash and cash equivalents	$84,970	$17,274		$(5,788)	$11,486	$(7,655)	A	$88,801
Restricted cash (merger escrow)						13,000	A	13,000
Trading securities		1,602			1,602			1,602
Trade accounts receivable, net	16,654	6,683		(1,400)	5,283			21,937
Deferred income taxes	7,186	1,047		95	1,142			8,328
Prepaid expenses and other current assets	12,262	1,906		(237)	1,669			13,931
Income tax receivable	3,056	169		(113)	56			3,112
Debt issuance costs, current portion	1,004							1,004

Total current assets	125,132	28,681		(7,443)	21,238	5,345		151,715
Property, equipment, and leasehold improvements, net	26,681	2,165		(583)	1,582			28,263
Identifiable intangible assets, net	29,715	1,948		(49)	1,899	62,209	B	93,823
Goodwill	81,572	4,537			4,537	97,730	C	183,839
Debt issuance costs	2,045					2,761	D	4,806
Other assets	233	269		(9)	260			493

Total assets	$265,378	$37,600		$(8,084)	$29,516	$168,045		$462,939

Liabilities and Stockholders' Equity
Current liabilities:
Current maturities of notes payable	$8,939	$1,167	$		$1,167	$(1,167)	E	$8,939
Current portion of capital lease obligations		109			109	(109)	E
Accrued salaries and benefits	6,883	2,335		(422)	1,913	767	E	9,563
Accounts payable	2,442	2,044		(567)	1,477	2,100	F	6,019
Other current liabilities	5,167	7,807		(3,510)	4,297	1,001	E	10,465
Income taxes payable		277		(277)		11,112	G	11,112
Deferred revenue		716		(106)	610	(410)		200
Estimated liability for appeals	17,216							17,216
Net payable to client	13,987							13,987

Total current liabilities	54,634	14,455		(4,882)	9,573	13,294		77,501
Due to related party				2,468	2,468	(2,468)	H
Notes payable, net of current portion	105,311	583			583	(10,583)	I	95,311
Capital lease obligations, less current portion		124			124	(124)
Convertible debt						69,231	J	69,231
Earn-out payable						13,100	K	13,100
Deferred income taxes	10,976	632		(144)	488	29,022	L	40,486
Other liabilities	2,139							2,139

Total liabilities	173,060	15,794		(2,558)	13,236	111,472		297,768

Stockholders' equity:
Series A Convertible Preferred Stock		3,145			3,145	(3,145)	M
Common stock	5							5
Additional paid-in capital	56,096	811		(6)	805	74,148	N	131,049
Retained earnings	36,217	17,850		(5,520)	12,330	(14,430)	O	34,117

Total stockholders' equity	92,318	21,806		(5,526)	16,280	56,573		165,171

Total liabilities and stockholders' equity	$265,378	$37,600		$(8,084)	$29,516	$168,045		$462,939

        See the accompanying notes to the unaudited pro forma condensed combined financial data, which are an integral part of these statements. The pro forma adjustments are explained in Note 6—Adjustments to Unaudited Pro Forma Condensed Combined Balance Sheet.

1.     Description of Transaction

The PHX Acquisition

        On January 28, 2015, we entered into a merger agreement with PHX, pursuant to which we agreed to acquire all of PHX's outstanding equity interests through a merger of our wholly-owned subsidiary with PHX. Following the merger, PHX will be our wholly owned subsidiary. Prior to the closing of the PHX acquisition, PHX will spin-off its subsidiary, Pay-Plus Solutions, Inc., or Pay-Plus, which operates a separate business that we are not acquiring. In addition, PHX's wholly-owned subsidiary, Premier Healthcare Exchange West, Inc. will remain as a wholly-owned subsidiary of PHX after the PHX acquisition. Consideration for the PHX acquisition consists of $108.0 million in cash, subject to certain adjustments contemplated by the merger agreement, and $22.0 million of our common stock. In addition, we have agreed to pay to PHX's stockholders an earnout payment of up to $19.1 million in cash contingent on PHX, on a stand-alone basis, generating specified levels of revenue for the year ending December 31, 2015. At the closing of the merger, Performant will deposit $13.0 million into escrow to partially secure its obligations with respect to the earnout. For purposes of the unaudited pro forma condensed financial data, we estimate that the total consideration to be paid in connection with the PHX acquisition will be approximately $149.0 million, consisting of approximately $113.9 million in cash, including an approximately $5.9 million positive working capital adjustment, $22.0 million in shares of our common stock and an approximately $13.1 million earnout payment, which Performant estimates is the fair value of the earnout described above.

Convertible Notes

        To finance a portion of the acquisition consideration, we expect to sell and issue an assumed $80.0 million aggregate principal amount of notes. Solely for purposes of the unaudited pro forma condensed combined financial data, it has been assumed that the notes will accrue interest at a rate equal to 4.0% per year, payable semi-annually, and mature on February 15, 2020, the maturity date. If the coupon is 50 basis points lower or higher (i.e., 3.5% or 4.5%) then our interest payable under the notes for the year ended December 31, 2013 and the nine-month period ended September 30, 2014 would have decreased or increased, as the case may be, by $400,000 and $300,000, respectively. Prior to August 15, 2019, the notes will be convertible only during certain periods and subject to certain circumstances. The notes will be convertible at any time on or after August 15, 2019 until the second scheduled trading day immediately prior to the maturity date of the notes. Upon conversion of a note, we will satisfy our conversion obligation by paying or delivering, as the case may be, cash, shares of our common stock or a combination of cash and shares of our common stock together with a cash payment in lieu of delivering any fractional shares, at our election, all as set forth below under "Description of Notes—Conversion Rights—Settlement Upon Conversion." The initial conversion rate will be determined in connection with the offering of such notes. The conversion rate will be subject to adjustment upon the occurrence of certain events. We cannot redeem the notes prior to the maturity date.

        If we undergo a fundamental change, subject to certain conditions, holders may require us to repurchase for cash all or part of their notes at a repurchase price equal to 100% of the principal amount of the notes to be repurchased, plus accrued and unpaid interest to, but excluding, the repurchase date.

Common Stock

        To finance a portion of the acquisition consideration, we expect to sell and issue an assumed $50 million of shares of our common stock. Solely for purposes of the unaudited pro forma condensed combined financial data, it has been assumed that the per share price of the common stock will be $5.90 per share (based on the closing price on January 27, 2015), with gross proceeds of $46.9 million after estimated underwriting discounts and commissions and offering expenses of approximately $3.1 million.

        We intend to use all of the net proceeds from this offering of convertible senior notes and the concurrent common stock offering to fund the initial cash consideration payable in connection with the PHX acquisition, which we estimate at $113.9 million, and to fund a $13.0 million escrow deposit related to future potential earnout payments under the PHX merger agreement. See "The PHX Acquisition—Summary of the PHX Acquisition—Contingent Consideration."

        Neither this offering of convertible senior notes nor the concurrent common stock offering are conditioned upon the completion of the PHX acquisition and there can be no assurance that the PHX acquisition will be completed. If the PHX acquisition is not completed, then pursuant to the terms of our senior secured credit facility, we are required to apply all of the net proceeds from the sale of the notes and, if necessary, other cash on hand, to repay in full all of our outstanding obligations under our senior secured credit facility.

2.     Basis of Presentation

        In connection with the PHX acquisition, PHX will spin off its wholly-owned subsidiary, Pay-Plus Solutions, Inc., or Pay-Plus, pursuant to a Distribution and Separation Agreement entered into on January 28, 2015. Accordingly, we have presented historical financial statements of PHX consolidating Pay-Plus together with a pro forma adjustment giving effect to the Pay-Plus spin-off. The unaudited pro forma condensed combined financial data was prepared using the acquisition method of accounting and was based on our historical financial statements and those of PHX. We are not currently aware of any significant accounting policy differences between us and PHX, but as further information becomes available such policy differences may be identified and could result in significant differences from the unaudited condensed combined pro forma financial statements. Certain amounts on the PHX statement of income have been reclassified to conform to our statement of operations presentation.

        The acquisition method of accounting is based on Accounting Standards Codification ("ASC") Topic 805, Business Combinations, which uses the fair value concepts defined in ASC Topic 820, Fair Value Measurements and Disclosures.

        ASC Topic 805 requires, among other things, that assets and liabilities acquired be recognized at their fair values as of the acquisition date. Our financial statements issued after completion of the PHX acquisition will reflect such fair values, measured as of the acquisition date, which may be different than the estimated fair values included in these unaudited pro forma condensed combined financial statements. In addition, ASC Topic 805 establishes that the consideration transferred be measured at the closing date of the PHX acquisition at the then-current fair value, which will likely result in acquisition consideration that is different from the amount assumed in these unaudited pro forma condensed combined financial statements.

        ASC Topic 820 defines the term "fair value" and sets forth the valuation requirements for any asset or liability measured at fair value, expands related disclosure requirements and specifies a hierarchy of valuation techniques based on the nature of the inputs used to develop the fair value measures. Fair value is defined as "the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date." This is an exit price concept for the valuation of the asset or liability. In addition, market participants are assumed to be buyers and sellers unrelated to us in the principal (or the most advantageous) market for the asset or liability. Fair value measurements for an asset assume the highest and best use by these market participants. As a result of these standards, we may be required to record assets which are not intended to be used or sold and/or to value assets at fair value measures that do not reflect our intended use of those assets. Many of these fair value measurements can be highly subjective and it is also possible that other professionals, applying reasonable judgment to the same facts and circumstances, could develop and support a range of alternative estimated amounts.

        Under ASC 805, acquisition-related transaction costs (such as advisory, legal, valuation, other professional fees) are not included as a component of acquisition consideration and are excluded from the unaudited pro forma condensed combined statements of operations. Such costs will be expensed in the historical statements of operations in the periods incurred. We expect to incur total acquisition-related transaction costs of approximately $2.1 million and PHX expects to incur total acquisition-related transaction costs of approximately $0.5 million, for a total of $2.6 million, with an estimated after-tax impact on net income of $1.6 million. As discussed in Note 6, the liabilities related to these costs have been included in the unaudited pro forma condensed combined balance sheet as of September 30, 2014.

3.     Estimate of Consideration Expected to be Transferred

        The following is a preliminary estimate of consideration expected to be transferred to effect the PHX acquisition:

Estimated Acquisition Consideration	(In thousands)
Cash at Closing	$108,000
Common Stock	22,000
Preliminary Estimate of Present Value of Earnout	13,100
Net working capital adjustment	5,896

Estimated purchase price consideration	$149,086

4.     Estimate of Assets to be Acquired and Liabilities to be Assumed

        The following is a preliminary estimate of the assets to be acquired and the liabilities to be assumed by us in the acquisition, reconciled to the estimate of consideration expected to be transferred:

Estimate of Assets Acquired and Liabilities Assumed	(In thousands)
Financial assets	$18,729
Trade accounts receivable	5,283
Deferred income taxes	1,142
Other assets	1,985
Property, equipment, and leasehold improvements, net	1,582
Accounts payable	(1,477)
Accrued salaries and benefits	(2,680)
Other current liabilities	(5,498)
Income taxes payable	(11,112)
Deferred tax liability	(488)

Estimated recognized value of assets acquired and liabilities assumed as of September 30, 2014	7,466

Adjustments:
Identifiable intangible assets	64,108
Deferred tax liability	(24,755)
Goodwill	102,267

Net assets acquired	$149,086

        The preliminary valuation of assets acquired and liabilities assumed for the purposes of these unaudited pro forma condensed combined financial statements was primarily limited to the identification and valuation of intangible assets. We believe this was an appropriate approach based on a review of similar acquisitions, which indicated that the most significant and material portion of the purchase price would be allocated to identifiable intangible assets. We will continue to refine our identification and valuation of assets to be acquired and the liabilities to be assumed as further information becomes available. The goodwill recognized represents the excess of acquisition consideration over the estimated value of the net assets to be acquired.

        The following is a discussion of the adjustments made to PHX's assets and liabilities in connection with the preparation of these unaudited pro forma condensed combined financial statements:

Identifiable Intangible Assets

        At the PHX acquisition date, identifiable intangible assets are required to be measured at fair value and these acquired assets could include assets that are not intended to be used or sold or that are intended to be used in a manner other than their highest and best use. For purposes of these unaudited pro forma condensed combined financial statements, it is assumed that all assets will be used in a manner that represents their highest and best use. Based on internal assessments as well as discussions with PHX, we identified the following significant intangible assets: customer relationships, developed technology, trademarks & trade name, and covenants not to compete. For purposes of these unaudited pro forma condensed combined financial statements, the fair value of these intangible assets has been determined primarily through the use of industry benchmarking, which estimates the value of the intangible assets based on recent comparable transactions within our industry.

        At this time, we do not have sufficient information as to the amount, timing and risk of the estimated future cash flows needed to perform a final valuation of customer relationships, developed technology, trademarks & trade name, and covenants not to compete. Some of the more significant assumptions inherent in the development of estimated cash flows, from the perspective of a market participant, include: the amount and timing of projected future cash flows (including revenue, expenses, working capital, and capital expenditures) and the discount rate selected to measure the risks inherent in the projections of future cash flows. However, for the purposes of these unaudited pro forma condensed combined financial statements, using currently available information, and certain other high-level assumptions, the fair value of the identifiable intangible assets were estimated by our management to be as follows: customer relationships of $44.7 million, with a useful life of 10 years; developed technology of $14.9 million, with a useful life of 8 years; trademarks & trade name of $3.0 million, with a useful life of 4 years; and covenants not to compete of $1.5 million, with a useful life of 3 years

        These preliminary estimates of fair value and weighted-average useful life will likely be different from the final acquisition accounting, and the difference could have a material impact on the accompanying pro forma condensed combined financial statements. Once we have full access to the specifics of PHX's operations, additional insight will be gained that could impact: (1) the intangible assets identified; (2) the estimated total value assigned to intangible assets; and (3) the estimated useful life of each category of intangible assets. The estimated intangible asset values and their useful lives could be impacted by a variety of factors that may become known to us only upon access to additional information and/or changes in such factors that may occur prior to the effective time of the acquisition. For each $10 million change in the fair value of identifiable intangible assets, there could be an annual change in amortization expense—increase or decrease—of approximately $1.1 million ($280 thousand per quarter), assuming a weighted-average useful life of 9 years.

Other Assets/Liabilities

        Adjustments to PHX's remaining assets and liabilities may also be necessary, however at this time we have limited knowledge as to the specific details and nature of those assets and liabilities necessary in order to make adjustments to those values. However, since the majority of the remaining assets and liabilities are current assets and liabilities, we believe that the September 30, 2014 PHX book values for these assets represent reasonable estimates of fair value or net realizable value, as applicable. In addition, certain adjustments were made to current assets and liabilities to account for changes expected to occur prior to closing.

Goodwill

        Goodwill is calculated as the difference between the acquisition date fair value of the consideration expected to be transferred and the fair value of the assets acquired and liabilities assumed. Existing goodwill presented in the pro forma PHX balance sheet has been eliminated. Goodwill is not amortized but rather subject to an annual fair value impairment test.

5.     Adjustments to Unaudited Pro Forma Condensed Combined Statements of Operations:

        (A)  Intangible Amortization—To reflect amortization of acquired definite-lived intangible assets based on their preliminary estimated fair values as discussed in footnote 4 with an average estimated useful life of 9-years. Also, see (B) in Note 6—Adjustments to Unaudited Pro Forma Condensed Combined Balance Sheet.

        (B)  Interest Expense—To reflect interest expense on the assumed $80.0 million aggregate principal amount of convertible notes expected to be issued in conjunction with the PHX acquisition. The notes have a 5 year maturity unless earlier repurchased or converted, and solely for the purposes of the unaudited pro forma condensed financial information, we have assumed a coupon rate of 4.0% (cash interest). In addition, the convertible notes are expected to be accounted for using the cash conversion guidance, which calls for the accretion of an equity discount over the term of the notes, with the offset to interest expense. Following is a summary of the two elements of interest expense for the notes:

	Year Ended December 31, 2013	Nine Months Ended September 30, 2014
	(in thousands)
Cash interest	$3,200	$2,400
Equity component amortization	2,032	1,560

Total	$5,232	$3,960

        C)    Debt Issuance Costs—To reflect the amortization of costs expected to be incurred to issue the notes in connection with the PHX acquisition using the effective interest method. Amortized debt issuance costs are estimated to be $628,000 and $474,000 for the year ending December 31, 2013 and nine month period ending September 30, 2014, respectively.

        (D)  Tax on pro-forma adjustments—To reflect the tax benefit related to the pro-forma adjustments described in notes A, B, and C above, assuming a statutory tax rate of 39.6%.

        (E)  Issuance of Common Stock—For the purpose of computing pro forma basic and diluted earnings per share, the $50.0 million sale of common stock was assumed to be at a price per share of $5.90 (based on the closing price on January 27, 2015), resulting in the issuance of 8,475,000 shares. In addition, under the terms of the merger agreement, $22.0 million of the merger consideration is to be paid through the issuance of our common stock, with the value of each share of common stock based on the lesser of (i) average closing price during the 60 trading days ending two trading days prior to the closing date of the acquisition or (ii) the offering price per share of the shares in our concurrent common stock offering. Solely for the purposes of the pro forma earnings per share, the estimated price of our common stock used to calculate the shares assumed to be issued is $5.90 per share of common stock (based on the closing price on January 27, 2015), resulting in the issuance of 3,729,000 shares.

        (F)   Earnings Per Share—Earnings per share are calculated using the "if-converted" method. Under the "if-converted" method, interest expense recognized on the convertible debt, adjusted for the income tax effect, is added back to the numerator, and the convertible debt is assumed to have been converted to shares at the beginning of the period. In applying the if-converted method, conversion should not be assumed for purposes of computing diluted EPS if the effect would be antidilutive. Following is the calculation of the "if-converted" method assuming a convertible offering amount of $80.0 million, our stock price of $5.90 based on the closing share price at January 27, 2015, and a conversion premium of 20% resulting in an initial conversion price of $7.08 per share:

	"If-converted" EPS for the 9 months ended September 30, 2014 (In thousands, except per share amounts)
	Per Pro-forma without if-converted	Interest	Tax	Convert shares	If-converted
Earnings	$11,079	4,434	(1,757)		$13,756
Shares	61,941			11,299	73,261
Diluted EPS	$0.18				$0.19	Antidilutive

	"If-converted" EPS for the 12 months ended December 31, 2013 (in thousands except per share amounts)
	Per Pro-forma without if-converted	Interest	Tax	Convert shares	If-converted
Earnings	$32,154	5,860	(2,322)		$35,692
Shares	61,569			11,299	72,868
Diluted EPS	$0.52				$0.49	Dilutive

6.     Adjustments to Unaudited Pro Forma Condensed Combined Balance Sheet:

        (A)  Cash adjustments—Pro-forma adjustments to cash are as follows:

(in thousands)
Estimated cash proceeds from issuance of convertible senior notes	$76,809
Estimated cash proceeds from issuance of common stock	46,881
Repayment of principal to Performant existing lenders upon convertible issuance	(10,000)
Cash consideration paid as part of base amount of $130.0 million	(108,000)
Estimated cash consideration paid as part of working capital adjustment	(5,986)
Payment of $13.0 million into Earnout Escrow Account per terms of Merger Agreement	(13,000)
Repayment of PHX notes payable occurred after September 30, 2014	(1,750)
Buy out of PHX capital lease is expected prior to closing	(233)
Estimated proceeds from exercise of options by PHX holders prior to transaction	3,124
Cash dividend from PHX subsidiary Pay-Plus to parent PHX prior to Pay-Plus spinoff prior to closing	4,500

Total	$(7,655)

        (B)  Intangible Assets—To reflect the elimination of the historical PHX intangible asset balance of $1,899 and to reflect the preliminary fair values of intangible assets acquired of $64,108. The estimated fair values and the related useful lives of the intangible assets acquired are considered preliminary and are subject to change. Accordingly, the estimates related to deferred taxes discussed at (L) below are also subject to change. Changes in the fair value or useful lives of the acquired intangible assets may be material. Determination of the estimated useful lives of the customer relationships, developed technology, trademarks & trade name, and covenants not to compete assets were based on comparable industry data. The intangible assets are being amortized using the straight-line method.

        (C)  Goodwill—To reflect the preliminary estimate of goodwill of $102.3 million, offset by the elimination of $4.5 million of existing goodwill on the PHX balance sheet.

        (D)  Debt issuance costs—Total issuance costs of $3.2 million are comprised of underwriting fees and discounts of $2.6 million and estimated direct and incremental costs related to the issuance of the notes of $0.6 million. Under the cash conversion guidance, the convertible offering has a debt component and an equity component. Accordingly, the issuance costs have been allocated between debt issuance costs and equity issuance costs, with $2.8 million allocated to debt issuance costs.

        (E)  Working capital adjustments—To reflect anticipated pre-close transactions at PHX, including retirement of current maturities of notes payable and capital lease obligations, accrual of bonus payments, accounting and legal fees, and litigation expense.

        (F)   Diligence costs—To reflect the estimated costs of due diligence expense over and above convertible issuance costs.

        (G)  Income tax payable—To reflect the increase in estimated taxes payable, mainly for the pre-close spin-off of PHX subsidiary Play-Plus at $16.0 million, net of the estimated tax benefit of pre-closing restricted stock units and option exercises of $4.9 million.

        (H)  Due to Related Party—To reflect anticipated pre-closing retirement of the $2.5 million payable to Play-Plus via dividend of an equivalent amount from the subsidiary to PHX.

        (I)   Notes payable—To reflect our payment of $10.0 million to our existing lenders upon the issuance of the convertible notes per the terms of the senior secured credit facility described in "Description of other Indebtedness" and "Use of Proceeds."

        (J)   Liability portion of convertible notes—To reflect the issuance of the assumed $80.0 million aggregate principal amount of 4.0% convertible notes used to finance a portion of the acquisition consideration. In accordance with the cash conversion accounting guidance, the convertible offering has liability and equity components, with the liability component determined by estimating the fair value of a similar liability that does not have an associated equity component. We estimated the present value of such liability to be $69.2 million.

        (K)  Earn-out payable—To reflect the preliminary estimate of $13.1 million for the fair value of the earnout. In connection with the PHX acquisition, we have agreed to pay additional consideration in the form of a cash earnout of up to $19.1 million. The earnout is payable based on the achievement of certain targets for the pro forma revenue of PHX for the full year ending December 31, 2015. No earnout payment is due if PHX's pro forma revenues for the full year ending December 31, 2015 are less than $64.0 million. The earnout payment is approximately $6.9 million based on pro forma revenue of $64.0 million, gradually increasing in amount based on pro forma revenues in excess of $64.0 million. The earnout payment is capped at $19.1 million once PHX's, stand alone, revenues reach $78.2 million. At the closing of the PHX acquisition, we will deposit $13.0 million into escrow, to partially secure our obligation to make the earnout payment to PHX's stockholders and if our earnout payment obligation is less than the amount on deposit, the excess will be refunded to us.

        (L)  Deferred income taxes—To reflect deferred tax liabilities of $29.0 million as follows:

(in thousands)
Deferred taxes related to intangible assets	$24,755
Deferred taxes related to equity discount on convertible debt	4,267

Total	$29,022

        (M) Preferred stock—To reflect the retirement of PHX preferred stock per the terms of the merger agreement.

        (N)  Additional paid-in capital—To reflect the following equity transactions in connection with the PHX acquisition:

(in thousands)
Estimated gross proceeds from sale of common stock	$50,000
Estimated underwriter discounts and commissions	(2,750)
Estimated other offering expenses of sale of common stock	(369)
Fair value of equity issued as purchase consideration	22,000
Equity component of convertible offering	10,769
Issuance costs, commissions and discounts associated with the equity component	(430)
Deferred tax liability on equity component of convertible	(4,267)
Eliminate PHX APIC	(805)

Total	$74,148

        (O)  Retained earnings—To eliminate PHX's historical retained earnings of $12.3 million.

        Pro-forma adjustments to retained earnings are as follows:

(in thousands)
Book Performant diligence expenses	$(2,100)
Eliminate PHX retained earnings	(12,330)

Total	$(14,430)

DESCRIPTION OF OTHER INDEBTEDNESS

        On March 19, 2012, our wholly owned subsidiary, Performant Business Services, Inc., or Performant Business, as borrower, entered into a $147.5 million senior secured credit facility, as amended and restated, with Madison Capital Funding LLC as administrative agent, ING Capital LLC as syndication agent, and other lenders party thereto. The senior secured credit facility consists of (i) a $57.0 million term A loan that matures in March 2017, (ii) a $79.5 million term B loan that matures in March 2018, and (iii) a $11.0 million revolving credit facility that expires in March 2017. On June 28, 2012, we amended our senior secured credit facility to increase the amount of our borrowings under our term B loan by $19.5 million. On November 4, 2014, we further amended our senior secured credit facility to modify a number of existing covenants and add certain new covenants. On January 28, 2015, we further amended our senior secured credit facility under the third amendment to permit the offering of the notes and the consummation of the proposed PHX acquisition.

        Under our senior secured credit facility, as amended by the third amendment, Performant Business is permitted to make distributions to us on a semi-annual basis in order to allow us to pay interest on the notes, so long as no event of default has occurred and is continuing under our senior secured credit facility on such date, and to the extent necessary to permit us to partially satisfy our conversion obligations under the notes solely in the amount necessary to pay cash in lieu of a fractional share that would otherwise be issued upon conversion. The senior secured credit facility, as amended by the third amendment, limits our ability to enter into amendments to the notes and prohibits us from satisfying our conversion obligations under the notes through the payment of cash (other than cash in lieu of a fractional share). In addition, the third amendment also provides for any fundamental change under the notes to be an event of default under our senior secured credit facility, and if an event of default under the notes (other than an event of default for which we have elected to pay "additional interest" (as described in "Description of Notes")) were to occur, such occurrence would also result in an event of default under our senior secured credit facility. Additionally, if the offering and sale of the notes are completed the terms of the third amendment require us to repay $10.0 million of the outstanding term loans under our senior secured credit facility, using available cash resources. The repayment shall be applied ratably to the term A loans and term B loans (as further described below), in inverse order for both loans, respectively.

        We, along with our subsidiaries (other than Performant Business), guarantee all of the obligations of Performant Business under our senior secured credit facility, and substantially all of our assets and our subsidiaries' assets secure Performant Business' obligations under our senior secured credit facility. If the proposed PHX acquisition closes, PHX and its subsidiaries will enter into a joinder to our senior secured credit facility pursuant to which they will guarantee Performant Business' obligations under our senior secured credit facility and grant security over substantially all of their assets as collateral for Performant Business' obligations under our senior secured credit facility.

        All borrowings under the senior secured credit facility bear interest at a rate per annum equal to an applicable margin corresponding to our total debt to EBITDA ratio, plus, at our option, either (i) a base rate determined by reference to the highest of (a) the prime rate published in the Wall Street Journal or another national publication, (b) the federal funds rate plus 0.5%, (c) the sum of (A) the 1-month LIBOR rate and (B) the difference between the then effective applicable margins for LIBOR loans and base rate loans and (d) 2.5% or (ii) a LIBOR rate determined by reference to the highest of (a) a LIBOR rate published in Reuters or another national publication and (b) 1.5%. The term A loan and the revolving credit facility currently have an applicable margin of 4.25% for base rate loans and 5.25% for LIBOR rate loans, in each case based on a total debt to EBITDA ratio of less than or equal to 4.00 to 1.00. The term B loan (including the incremental term B loan) currently has an applicable margin of 4.75% for base rate loans and 5.75% for LIBOR rate loans, in each case based on a total debt to EBITDA ratio of less than or equal to 4.00 to 1.00. The minimum per annum interest rate that we are required to pay is 6.75% for the term A loan and revolving credit facility and 7.25% for the term B loan. Interest is due at the end of each month for base rate loans and at the end of each LIBOR period for LIBOR rate loans unless the LIBOR period is greater than 3 months, in which case interest is due at the last day of each 3-month interval of such LIBOR period.

        The senior secured credit facility requires us to prepay the two term loans on a prorated basis and then to prepay the revolving credit facility under certain circumstances: (i) with 100% of the net cash proceeds of any asset sale or other disposition of assets by us or our subsidiaries where the net cash proceeds exceed $1 million (subject to certain customary exceptions) and (ii) with a percentage of our annual excess cash flow each year where such percentage ranges from 25%-75% depending on our total debt to EBITDA ratio reduced by any voluntary prepayments that are made on our term loans during the same period, unless we elect to apply voluntary prepayments in the inverse order of maturity, in which case only voluntary prepayments in excess of $10.0 million shall reduce the amount of excess cash flow we are required to prepay. With respect to (ii) above, the Company made a pro rata prepayment of approximately $11.5 million to the lenders in May 2014.

        We have to abide by certain negative covenants for our senior secured credit facility, which limit the ability for our subsidiaries and us to:

  •
  incur additional indebtedness;

  •
  create or permit liens;

  •
  pay dividends or other distributions to our equity holders or their affiliates;

  •
  purchase or redeem certain equity interests of our equity holders, including any warrants, options and other security rights;

  •
  pay management fees or similar fees to any of our equity holders;

  •
  make any redemption, prepayment, defeasance, repurchase or any other payment with respect to any subordinated debt;

  •
  consolidate, merge or make any acquisitions;

  •
  sell assets, including the capital stock of our subsidiaries;

  •
  enter into transactions with our affiliates;

  •
  enter into different business lines or, as it relates to us, engage in business other than incurring trade payables in the ordinary course of business, business that is incidental to our status as a holding company for our subsidiaries or other business that generates operating income;

  •
  permit the aggregate amount of capital expenditures to exceed a certain amount;

  •
  make investments; and

  •
  satisfy our conversion obligations with respect to the notes through the payment of cash (other than cash in lieu of a fractional share).

        The senior secured credit facility also requires us to meet certain financial covenants, including maintaining (i) a fixed charge coverage ratio, (ii) a total debt to EBITDA ratio, (iii) an interest coverage ratio, (iv) a minimum EBITDA amount and (v) a minimum required adjusted cash amount, as such terms are defined in our senior secured credit facility. These financial covenants are tested at all times, or at the end of each quarter or month, as applicable. The table below further describes these financial covenants, as well as our current status under these covenants as of December 31, 2014.

Financial Covenant	Covenant Requirement	Actual Amount or Ratio at December 31,2014
Fixed charge coverage ratio (minimum)*	1.20 to 1.0	Not required to be tested
Total debt to EBITDA ratio (maximum)**	3.25 to 1.0	1.91
Interest coverage ratio (minimum)***	2.25 to 1.0	6.41
EBITDA (minimum)****	$20,000,000	$59,964,000
Required Adjusted Cash Amount (minimum)*****	$35,000,000	$59,527,000

*
Covenant requirement as of September 30, 2014. These covenant requirements adjust in future periods and, under our senior secured credit facility, are not required to be tested as of December 31, 2014.

**
Covenant requirement as of September 30, 2014 and will adjust to 5.00 to 1.00 for the period ending December 31, 2014. If the acquisition of PHX closes, this ratio will adjust to 4.00 to 1.00 and further adjust in future periods.

***
These requirements will adjust in future periods.

****
If the acquisition of PHX closes, this minimum will be increased to $30,000,000.

*****
If the acquisition of PHX closes, this minimum will be decreased to $25,000,000, and will adjust in future periods.

DESCRIPTION OF NOTES

        We will issue the notes under a base indenture between us and Wilmington Trust, National Association, as trustee (the "trustee"), as supplemented by a supplemental indenture with respect to the notes, each to be dated as of the date of initial issuance of the notes. In this section, we refer to the base indenture (the "base indenture"), as supplemented by the supplemental indenture (the "supplemental indenture"), collectively as the "indenture." This description of the notes supplements and, to the extent it is inconsistent, replaces the description of the general provisions of the notes and the base indenture in the accompanying prospectus. The terms of the notes include those expressly set forth in the indenture and those made part of the indenture by reference to the Trust Indenture Act of 1939, as amended (the "Trust Indenture Act").

        You may request a copy of the indenture from us as described under "Where You Can Find More Information."

        The following description is a summary of the material provisions of the notes and the indenture and does not purport to be complete. This summary is subject to and is qualified by reference to all the provisions of the notes and the indenture, including the definitions of certain terms used in the indenture. We urge you to read these documents because they, and not this description, define your rights as a holder of the notes.

        For purposes of this description, references to "we," "our" and "us" refer only to Performant Financial Corporation and not to its subsidiaries.

General

        The notes will:

  •
  be our general unsecured, senior obligations;

  •
  initially be limited to an aggregate principal amount of $         million (or $         million if the underwriters' over-allotment option is exercised in full);

  •
  bear cash interest from February       , 2015 at an annual rate of      % payable on February 15 and August 15 of each year, beginning on August 15, 2015;

  •
  not be redeemable prior to maturity;

  •
  be subject to repurchase by us at the option of the holders following a fundamental change (as defined below under "—Fundamental Change Permits Holders to Require Us to Repurchase Notes"), at a repurchase price equal to 100% of the principal amount of the notes to be repurchased, plus accrued and unpaid interest to, but excluding, the fundamental change repurchase date;

  •
  mature on February 15, 2020, unless earlier converted or repurchased in accordance with their terms;

  •
  be issued in minimum denominations of $1,000 and integral multiples of $1,000 in excess thereof; and

  •
  be represented by one or more registered notes in global form, but in certain limited circumstances may be represented by notes in definitive form. See "—Book-Entry, Settlement and Clearance."

        Subject to satisfaction of certain conditions and during the periods described below, the notes may be converted at an initial conversion rate of                shares of common stock per $1,000 principal amount of notes (equivalent to an initial conversion price of approximately $        per share of common stock). The conversion rate is subject to adjustment if certain events occur.

        We will settle conversions of notes by paying or delivering, as the case may be, cash, shares of our common stock or a combination of cash and shares of our common stock, at our election, as described under "—Conversion Rights—Settlement Upon Conversion." Upon conversion, you will not receive any separate cash payment for interest, if any, accrued and unpaid to the conversion date except under the limited circumstances described below.

        The indenture will not limit the amount of debt that may be issued by us or our subsidiaries under the indenture or otherwise. The indenture will not contain any financial covenants and will not restrict us from paying dividends or issuing or repurchasing our other securities. Other than restrictions described under "—Fundamental Change Permits Holders to Require Us to Repurchase Notes" and "—Consolidation, Merger and Sale of Assets" below and except for the provisions set forth under "—Conversion Rights—Adjustment to Shares Delivered Upon Conversion Upon a Make-Whole Fundamental Change," the indenture will not contain any covenants or other provisions designed to afford holders of the notes protection in the event of a highly leveraged transaction involving us or our subsidiaries or in the event of a decline in our credit rating as the result of a takeover, recapitalization, highly leveraged transaction or similar restructuring involving us or our subsidiaries that could adversely affect such holders.

        We may, without the consent of the holders, issue additional notes under the indenture with the same terms (except for any differences in the issue price and interest accrued, if any) and as part of the same series as the notes offered hereby in an unlimited aggregate principal amount; provided that if any such additional notes are not fungible with the notes initially offered hereby for U.S. federal income tax and securities law purposes, such additional notes will have a separate CUSIP number.

        We do not intend to list the notes on any securities exchange or any automated dealer quotation system.

Purchase and Cancellation

        We will cause all notes surrendered for payment, repurchase (including as described below), registration of transfer or exchange or conversion, if surrendered to any person other than the trustee (including any of our agents, subsidiaries or affiliates), to be delivered to the trustee for cancellation. All notes delivered to the trustee shall be cancelled promptly by the trustee. Except for any notes surrendered for registration of transfer or exchange, no notes shall be authenticated in exchange for any notes cancelled as provided in the indenture.

        We may, to the extent permitted by law and our existing or future credit facilities, and directly or indirectly (regardless of whether such notes are surrendered to us), repurchase notes in the open market or otherwise, whether by us or our subsidiaries or through a private or public tender or exchange offer or through counterparties to private agreements, including by cash-settled swaps or other derivatives. We will cause any notes so repurchased (other than notes repurchased pursuant to cash-settled swaps or other derivatives) to be surrendered to the trustee for cancellation, and they will no longer be considered "outstanding" under the indenture upon their repurchase.

Payments on the Notes; Paying Agent and Registrar; Transfer and Exchange

        We will pay or cause the paying agent to pay the principal of, and interest on, notes in global form registered in the name of or held by The Depository Trust Company ("DTC") or its nominee in immediately available funds to DTC or its nominee, as the case may be, as the registered holder of such global note.

        We will pay or cause the paying agent to pay the principal of any certificated notes at the office or agency in the United States designated by us for that purpose. We have initially designated the trustee as our paying agent and registrar and its corporate trust office in the contiguous United States as a place where notes may be presented for payment or for registration of transfer. We may, however, change the paying agent or registrar without prior notice to the holders of the notes, and we may act as paying agent or registrar. Interest on certificated notes will be payable (i) to holders having an aggregate principal amount of $5.0 million or less, by check mailed to the holders of these notes and (ii) to holders having an aggregate principal amount of more than $5.0 million, either by check mailed to each holder or, upon application by such a holder to the registrar not later than the relevant regular record date, by wire transfer in immediately available funds to that holder's account within the United States, which application shall remain in effect until the holder notifies, in writing, the registrar to the contrary.

        A holder of certificated notes may transfer or exchange such notes at the office of the registrar in accordance with the indenture. The registrar and the trustee may require a holder, among other things, to furnish appropriate endorsements and transfer documents. No service charge will be imposed by us, the trustee or the registrar for any registration of transfer or exchange of notes, but we may require a holder to pay a sum sufficient to cover any transfer tax or other similar governmental charge required by law or permitted by the indenture. We are not required to transfer or exchange any note surrendered for conversion or required repurchase. A holder of a beneficial interest in a note in global form may transfer or exchange such beneficial interest in accordance with the indenture and the applicable procedures of DTC. See "—Book-Entry, Settlement and Clearance."

        The registered holder of a note will be treated as its owner for all purposes.

Interest

        The notes will bear cash interest at a rate of      % per year until maturity. Interest on the notes will accrue from February       , 2015 or from the most recent date on which interest has been paid or duly provided for. Interest will be payable semiannually in arrears on February 15 and August 15 of each year, beginning on August 15, 2015.

        Interest will be paid to the person in whose name a note is registered at 5:00 p.m., New York City time, on February 1 or August 1, as the case may be, immediately preceding the relevant interest payment date (each, a "regular record date"). Interest on the notes will be computed on the basis of a 360-day year composed of twelve 30-day months.

        If any interest payment date, the maturity date or any earlier required repurchase date upon a fundamental change of a note falls on a day that is not a business day, the required payment will be made on the next succeeding business day and no interest on such payment will accrue in respect of the delay. The term "business day" means, with respect to any note, any day other than a Saturday, a Sunday or a day on which the Federal Reserve Bank of New York is authorized or required by law or executive order to close or be closed.

        Unless the context otherwise requires, all references to interest in this prospectus supplement include additional interest, if any, payable at our election as the sole remedy relating to the failure to comply with our reporting obligations as described under "—Events of Default."

Ranking

        The notes will be our general unsecured obligations that rank senior in right of payment to our existing and future indebtedness that is expressly subordinated in right of payment to the notes. The notes will rank equal in right of payment with our existing and future liabilities that are not so subordinated. The notes will effectively rank junior to any of our secured indebtedness to the extent of the value of the assets securing such indebtedness. The notes will rank structurally junior to all existing and future indebtedness (including trade payables) incurred by our current or future subsidiaries, including under our senior secured credit facility. See "Description of Other Indebtedness." In the event of our bankruptcy, liquidation, reorganization or other winding up, our assets that secure secured debt will be available to pay obligations on the notes only after all indebtedness under such secured debt has been repaid in full from such assets. We advise you that there may not be sufficient assets remaining to pay amounts due on any or all the notes then outstanding.

        As of December 31, 2014, our estimated total consolidated indebtedness was $111.8 million, all of which was secured indebtedness of our subsidiaries under our senior secured credit facility. After giving effect to the issuance of the notes (assuming no exercise of the underwriters' over-allotment option) and the use of proceeds therefrom, our total consolidated indebtedness would have been $         million (without giving effect to the equity component of convertible debt or any debt discount).

        The ability of our subsidiaries to pay dividends and make other payments to us is also restricted by, among other things, applicable corporate and other laws and regulations as well as our senior secured credit facility and may be restricted by any other agreements to which our current or future subsidiaries may become a party. We may not be able to pay the cash portions of any settlement amount upon conversion of the notes, or to pay cash for the fundamental change repurchase price upon a fundamental change if a holder requires us to repurchase notes as described below. See "Risk Factors—Risks Related to the Notes—We may not have the ability to raise the funds necessary to repurchase the notes upon a fundamental change, and our subsidiary's debt contains and our future debt may contain limitations on our ability to pay cash upon conversion or repurchase of the notes."

No Redemption

        We may not redeem the notes prior to the maturity date, and no "sinking fund" is provided for the notes, which means that we are not required to redeem or retire the notes periodically.

Conversion Rights

General

        Prior to 5:00 p.m., New York City time, on the business day immediately preceding August 15, 2019, the notes will be convertible only upon satisfaction of one or more of the conditions described under the headings "—Conversion Upon Satisfaction of Sale Price Condition," "—Conversion Upon Satisfaction of Trading Price Condition," and "—Conversion Upon Specified Corporate Events." On or after August 15, 2019 until 5:00 p.m., New York City time, on the second scheduled trading day immediately preceding the maturity date, holders may convert all or any portion of their notes at the conversion rate at any time irrespective of the foregoing conditions.

        The conversion rate will initially be                shares of common stock per $1,000 principal amount of notes (equivalent to an initial conversion price of approximately $        per share of common stock). Upon conversion of a note, we will satisfy our conversion obligation by paying or delivering, as the case may be, cash, shares of our common stock or a combination of cash and shares of our common stock, at our election, all as set forth below under "—Settlement Upon Conversion." If we satisfy our conversion obligation solely in cash or through payment and delivery, as the case may be, of a combination of cash and a number of shares of our common stock, the amount of cash and the number of shares of common stock, if any, due upon conversion will be based on a daily conversion value (as defined below) calculated on a proportionate basis for each trading day in a 60 trading day observation period (as defined below under "—Settlement Upon Conversion"). The trustee will initially act as the conversion agent.

        A holder may convert fewer than all of such holder's notes so long as the notes converted are an integral multiple of $1,000 principal amount.

        If a holder of notes has submitted notes for repurchase upon a fundamental change, the holder may convert those notes only if that holder first validly withdraws its repurchase notice.

        Upon conversion, you will not receive any separate cash payment for accrued and unpaid interest, if any, except as described below. We will not issue fractional shares of our common stock upon conversion of notes. Instead, we will pay cash in lieu of delivering any fractional share as described under "—Settlement Upon Conversion." Our payment and delivery, as the case may be, to you of the cash, shares of our common stock or a combination thereof, as the case may be, into which a note is convertible will be deemed to satisfy in full our obligation to pay:

  •
  the principal amount of the note; and

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  accrued and unpaid interest, if any, to, but not including, the relevant conversion date.

        As a result, accrued and unpaid interest, if any, to, but not including, the relevant conversion date will be deemed to be paid in full rather than cancelled, extinguished or forfeited. Upon a conversion of notes into a combination of cash and shares of our common stock, accrued and unpaid interest will be deemed to be paid first out of the cash paid upon such conversion.

        Notwithstanding the immediately preceding paragraph, if notes are converted after 5:00 p.m., New York City time, on a regular record date for the payment of interest, holders of such notes at 5:00 p.m., New York City time, on such regular record date will receive the full amount of interest payable on such notes on the corresponding interest payment date notwithstanding the conversion. However, notes surrendered for conversion during the period from 5:00 p.m., New York City time, on any regular record date to 9:00 a.m., New York City time, on the immediately following interest payment date must be accompanied by funds equal to the amount of interest payable, on such interest payment date, on the notes so converted; provided that no such payment need be made:

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  for conversions following the regular record date immediately preceding the maturity date;

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  if we have specified a fundamental change repurchase date that is after a regular record date and on or prior to the business day immediately following the date the corresponding interest payment is made; or

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  to the extent of any overdue interest, if any overdue interest exists at the time of conversion with respect to such note.

        If a holder converts notes, we will pay any documentary, stamp or similar issue or transfer tax due on the issuance of any shares of our common stock upon the conversion, unless the tax is due because the holder requests such shares to be issued in a name other than the holder's name, in which case the holder must pay that tax.

        Holders may surrender their notes for conversion under the following circumstances:

Conversion Upon Satisfaction of Sale Price Condition

        Prior to 5:00 p.m., New York City time, on the business day immediately preceding August 15, 2019, a holder may surrender all or any portion of its notes for conversion at any time during any calendar quarter commencing after the calendar quarter ending on March 31, 2015 (and only during such calendar quarter), if the last reported sale price of our common stock for at least 20 trading days (whether or not consecutive) during the period of 30 consecutive trading days ending on the last trading day of the immediately preceding calendar quarter is greater than or equal to 130% of the conversion price on each applicable trading day. If the sale price condition has been met, we will so notify the holders, the trustee and the conversion agent (if other than the trustee).

        The "last reported sale price" of our common stock on any date means the closing sale price per share (or if no closing sale price is reported, the average of the bid and ask prices or, if more than one in either case, the average of the average bid and the average ask prices) on that date as reported in composite transactions for the principal U.S. national or regional securities exchange on which our common stock is traded. If our common stock is not listed for trading on a U.S. national or regional securities exchange on the relevant date, the "last reported sale price" will be the last quoted bid price for our common stock in the over-the-counter market on the relevant date as reported by OTC Markets Group Inc. or a similar organization. If our common stock is not so quoted, the "last reported sale price" will be the average of the mid-point of the last bid and ask prices for our common stock on the relevant date from each of at least three nationally recognized independent investment banking firms selected by us for this purpose.

        "Trading day" means a day on which (i) trading in our common stock (or other security for which a closing sale price must be determined) generally occurs on The NASDAQ Global Select Market or, if our common stock (or such other security) is not then listed on The NASDAQ Global Select Market, on the principal other U.S. national or regional securities exchange on which our common stock (or such other security) is then listed or, if our common stock (or such other security) is not then listed on a U.S. national or regional securities exchange, on the principal other market on which our common stock (or such other security) is then traded, and (ii) a last reported sale price for our common stock (or closing sale price for such other security) is available on such securities exchange or market; provided, however, that if our common stock (or such other security) is not so listed or traded, "trading day" means a "business day."

Conversion Upon Satisfaction of Trading Price Condition

        Prior to 5:00 p.m., New York City time, on the business day immediately preceding August 15, 2019, a holder of notes may surrender all or any portion of its notes for conversion at any time during the five business day period after any five consecutive trading day period (the "measurement period") in which the "trading price" per $1,000 principal amount of notes, as determined following a request by a holder of notes in accordance with the procedures described below, for each trading day of the measurement period was less than 98% of the product of the last reported sale price of our common stock and the conversion rate on each such trading day.

        The "trading price" per $1,000 principal amount of notes on any date of determination means the average of the secondary market bid quotations obtained by the bid solicitation agent for $2.0 million principal amount of notes at approximately 3:30 p.m., New York City time, on such determination date from three independent nationally recognized securities dealers we select for this purpose; provided that if three such bids cannot reasonably be obtained by the bid solicitation agent but two such bids are obtained, then the average of the two bids shall be used, and if only one such bid can reasonably be obtained by the bid solicitation agent, that one bid shall be used. If the bid solicitation agent cannot reasonably obtain at least one bid for $2.0 million principal amount of notes from a nationally recognized securities dealer, then the trading price per $1,000 principal amount of notes will be deemed to be less than 98% of the product of the last reported sale price of our common stock and the conversion rate. If (x) we are not acting as bid solicitation agent, and we do not, when we are required to, instruct the bid solicitation agent to obtain bids, or if we give such instruction to the bid solicitation agent, and the bid solicitation agent fails to make such determination, or (y) we are acting as bid solicitation agent and we fail to make such determination, then, in either case, the trading price per $1,000 principal amount of notes will be deemed to be less than 98% of the product of the last reported sale price of our common stock and the conversion rate on each trading day of such failure.

        The bid solicitation agent (if other than us) shall have no obligation to determine the trading price per $1,000 principal amount of notes unless we have requested such determination; and we shall have no obligation to make such request (or, if we are acting as bid solicitation agent, we shall have no obligation to determine the trading price) unless a holder of a note provides us with reasonable evidence that the trading price per $1,000 principal amount of notes would be less than 98% of the product of the last reported sale price of our common stock and the conversion rate. At such time, we shall instruct the bid solicitation agent (if other than us) to determine, or if we are acting as bid solicitation agent, we shall determine, the trading price per $1,000 principal amount of notes beginning on the next trading day and on each successive trading day until the trading price per $1,000 principal amount of notes is greater than or equal to 98% of the product of the last reported sale price of our common stock and the conversion rate. If the trading price condition has been met, we will so notify the holders, the trustee and the conversion agent

(if other than the trustee). If, at any time after the trading price condition has been met, the trading price per $1,000 principal amount of notes is greater than or equal to 98% of the product of the last reported sale price of our common stock and the conversion rate for such date, we will so notify the holders, the trustee and the conversion agent (if other than the trustee).

        We will initially act as the bid solicitation agent.

Conversion Upon Specified Corporate Events

Certain Distributions

        If, prior to 5:00 p.m., New York City time, on the business day immediately preceding August 15, 2019, we elect to:

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  issue to all or substantially all holders of our common stock any rights, options or warrants (other than in connection with a stockholder rights plan) entitling them, for a period of not more than 45 calendar days after the announcement date of such issuance, to subscribe for or purchase shares of our common stock at a price per share that is less than the average of the last reported sale prices of our common stock for the 10 consecutive trading day period ending on, and including, the trading day immediately preceding the date of announcement of such issuance; or

  •
  distribute to all or substantially all holders of our common stock our assets, securities or rights to purchase our securities, which distribution has a per share value, as reasonably determined by our board of directors or a committee thereof, exceeding 10% of the last reported sale price of our common stock on the trading day preceding the date of announcement for such distribution, then, in either case, we must notify the holders of the notes, the trustee and the conversion agent (if other than the trustee) at least 70 scheduled trading days prior to the ex-dividend date for such issuance or distribution. Once we have given such notice, holders may surrender all or any portion of their notes for conversion at any time until the earlier of 5:00 p.m., New York City time, on the business day immediately preceding the ex-dividend date for such issuance or distribution and our announcement that such issuance or distribution will not take place, even if the notes are not otherwise convertible at such time.

Certain Corporate Events

        If a "fundamental change" (as defined under "—Fundamental Change Permits Holders to Require Us to Repurchase Notes") or a "make-whole fundamental change" (as defined under "—Adjustment to Shares Delivered Upon Conversion Upon a Make-Whole Fundamental Change") occurs prior to 5:00 p.m., New York City time, on the business day immediately preceding August 15, 2019, regardless of whether a holder has the right to require us to repurchase the notes as described under "—Fundamental Change Permits Holders to Require Us to Repurchase Notes," or if we are a party to a "specified transaction" (as defined under "—Recapitalizations, Reclassifications and Changes of Our Common Stock") that occurs prior to 5:00 p.m., New York City time, on the business day immediately preceding August 15, 2019 (each such fundamental change, make-whole fundamental change or specified transaction, a "corporate event"), then, in each case, all or any portion of a holder's notes may be surrendered for conversion at any time from or after the date that is 70 scheduled trading days prior to the anticipated effective date of the corporate event (or, if later, the business day after we give notice of such corporate event) until 35 trading days after the actual effective date of such corporate event or, if such corporate event also constitutes a fundamental change, until the related fundamental change repurchase date. We will notify holders, the trustee and the conversion agent (if other than the trustee) in writing (i) as promptly as practicable following the date we publicly announce such corporate event but in no event less than 70 scheduled trading days prior to the anticipated effective date of such corporate event; or (ii) if we do not have knowledge of such corporate event at least 70 scheduled trading days prior to the anticipated effective date of such corporate event, within five business days of the date upon which we receive notice, or otherwise become aware, of such corporate event, but in no event later than the actual effective date of such corporate event.

Conversions on or After August 15, 2019

        On or after August 15, 2019, a holder may convert all or any portion of its notes at any time prior to 5:00 p.m., New York City time, on the second scheduled trading day immediately preceding the maturity date regardless of the foregoing conditions.

Conversion Procedures

        If you hold a beneficial interest in a global note, to convert you must comply with DTC's procedures for converting a beneficial interest in a global note and, if required, pay funds equal to interest payable on the next interest payment date to which you are not entitled.

        If you hold a certificated note, to convert you must:

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  complete and manually sign the conversion notice on the back of the note, or a facsimile of the conversion notice;

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  deliver the conversion notice, which is irrevocable, and the note to the conversion agent;

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  if required, furnish appropriate endorsements and transfer documents; and

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  if required, pay funds equal to interest payable on the next interest payment date to which you are not entitled.

        We will pay any documentary, stamp or similar issue or transfer tax on the issuance of any shares of our common stock upon conversion of the notes, unless the tax is due because the holder requests such shares to be issued in a name other than the holder's name, in which case the holder must pay that tax.

        We refer to the date you comply with the relevant procedures for conversion described above as the "conversion date."

        If a holder has already delivered a repurchase notice as described under "—Fundamental Change Permits Holders to Require Us to Repurchase Notes" with respect to a note, the holder may not surrender that note for conversion until the holder has withdrawn the repurchase notice in accordance with the relevant provisions of the indenture. If a holder submits its notes for required repurchase, the holder's right to withdraw the repurchase notice and convert the notes that are subject to repurchase will terminate at 5:00 p.m., New York City time, on the business day immediately preceding the relevant fundamental change repurchase date.

Settlement Upon Conversion

        Upon conversion, we may choose to pay or deliver, as the case may be, either cash ("cash settlement"), shares of our common stock ("physical settlement") or a combination of cash and shares of our common stock ("combination settlement"), as described below. We refer to each of these settlement methods as a "settlement method."

        All conversions occurring on or after August 15, 2019 will be settled using the same settlement method. With respect to conversions occurring prior to August 15, 2019, we will use the same settlement method for all conversions occurring on the same conversion date, but we will not have any obligation to use the same settlement method with respect to conversions that occur on different conversion dates. That is, we may choose physical settlement for notes converted on one conversion date and cash settlement or combination settlement for notes converted on another conversion date.

        If we elect a settlement method, we will inform holders so converting, the trustee and the conversion agent (if other than the trustee) of the settlement method we have elected (including the specified dollar amount, as defined below, if we elect combination settlement) no later than 5:00 p.m., New York City time, on the second trading day immediately following the related conversion date (or in the case of any conversions occurring on or after August 15, 2019, no later than August 15, 2019). If we do not timely elect a settlement method for a conversion, we will no longer have the right to elect cash settlement or physical settlement for such conversion and we will be deemed to have elected combination settlement in respect of our conversion obligation, as described below, and the specified dollar amount (as defined below) per $1,000 principal amount of notes will be equal to $1,000. If we elect combination settlement for a conversion, but we do not timely notify the converting holder of the specified dollar amount per $1,000 principal amount of notes, such specified dollar amount will be deemed to be $1,000. It is our current intent and policy to settle conversions through combination settlement with a specified dollar amount of $1,000.

        Settlement amounts will be computed as follows:

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  if we elect physical settlement, we will deliver to the converting holder in respect of each $1,000 principal amount of notes being converted a number of shares of common stock equal to the conversion rate;

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  if we elect cash settlement, we will pay to the converting holder in respect of each $1,000 principal amount of notes being converted cash in an amount equal to the sum of the daily conversion values for each of the 60 consecutive trading days during the related observation period; and

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  if we elect (or are deemed to have elected) combination settlement, we will pay or deliver, as the case may be, to the converting holder in respect of each $1,000 principal amount of notes being converted a "settlement amount" equal to the sum of the daily settlement amounts for each of the 60 consecutive trading days during the relevant observation period.

        The "daily settlement amount," for each of the 60 consecutive trading days during the observation period, shall consist of:

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  cash equal to the lesser of (i) the maximum cash amount per $1,000 principal amount of notes to be received upon conversion (excluding cash in lieu of any fractional share of our common stock) as specified in the notice specifying our chosen settlement method or otherwise deemed to have been specified by us (the "specified dollar amount"), if any, divided by 60 (such quotient, the "daily measurement value") and (ii) the daily conversion value; and

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  if the daily conversion value exceeds the daily measurement value, a number of shares equal to (i) the difference between the daily conversion value and the daily measurement value, divided by (ii) the daily VWAP for such trading day.

        The "daily conversion value" means, for each of the 60 consecutive trading days during the observation period, 1/60th of the product of (1) the conversion rate on such trading day and (2) the daily VWAP for such trading day.

        The "daily VWAP" means, for each of the 60 consecutive trading days during the applicable observation period, the per share volume-weighted average price as displayed under the heading "Bloomberg VWAP" on Bloomberg page "PFMT <equity> AQR" (or its equivalent successor if such page is not available) in respect of the period from the scheduled open of trading until the scheduled close of trading of the primary trading session on such trading day (or if such volume-weighted average price is unavailable, the market value of one share of our common stock on such trading day determined, using a volume-weighted average method, by a nationally recognized independent investment banking firm retained for this purpose by us). The "daily VWAP" will be determined without regard to after-hours trading or any other trading outside of the regular trading session trading hours.

        The "observation period" with respect to any note surrendered for conversion means:

  •
  if the relevant conversion date occurs prior to August 15, 2019, the 60 consecutive trading day period beginning on, and including, the third trading day after such conversion date; and

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  if the relevant conversion date occurs on or after August 15, 2019, the 60 consecutive trading days beginning on, and including, the 62nd scheduled trading day immediately preceding the maturity date.

        For the purposes of determining amounts due upon conversion only, "trading day" means a day on which (i) there is no "market disruption event" (as defined below) and (ii) trading in our common stock generally occurs on The NASDAQ Global Select Market or, if our common stock is not then listed on The NASDAQ Global Select Market, on the principal other U.S. national or regional securities exchange on which our common stock is then listed or, if our common stock is not then listed on a U.S. national or regional securities exchange, on the principal other market on which our common stock is then listed or admitted for trading; provided, however, that if our common stock is not so listed or admitted for trading, "trading day" means a "business day."

        "Scheduled trading day" means a day that is scheduled to be a trading day on the principal U.S. national or regional securities exchange or market on which our common stock is listed or admitted for trading. If our common stock is not so listed or admitted for trading, "scheduled trading day" means a "business day."

        For the purposes of determining amounts due upon conversion, "market disruption event" means (i) a failure by the principal U.S. national or regional securities exchange or market on which our common stock is listed or admitted for trading to open for trading during its regular trading session or (ii) the occurrence or existence prior to 1:00 p.m., New York City time, on any scheduled trading day for our common stock for more than one half-hour period in the aggregate during regular trading hours of any suspension or limitation imposed on trading (by reason of movements in price exceeding limits permitted by the relevant stock exchange or otherwise) in our common stock or in any options contracts or futures contracts relating to our common stock.

        Except as described under "—Adjustment to Shares Delivered Upon Conversion Upon a Make-Whole Fundamental Change" and "—Recapitalizations, Reclassifications and Changes of Our Common Stock," we will deliver the consideration due in respect of conversion on the third business day immediately following the relevant conversion date, if we elect physical settlement, or on the third business day immediately following the last trading day of the relevant observation period, in the case of any other settlement method.

        We will deliver cash in lieu of any fractional share of common stock issuable upon conversion based on the daily VWAP for the relevant conversion date (in the case of physical settlement) or based on the daily VWAP for the last trading day of the relevant observation period (in the case of combination settlement).

        Each conversion will be deemed to have been effected as to any notes surrendered for conversion on the conversion date; provided, however, that we will treat the person in whose name any shares of our common stock shall be issuable upon such conversion as the holder of record of such shares as of 5:00 p.m., New York City time, on the conversion date (in the case of physical settlement) or the last trading day of the relevant observation period (in the case of combination settlement).

Conversion Rate Adjustments

        The conversion rate will be adjusted as described below, except that we will not make any adjustments to the conversion rate if holders of the notes have the right to participate (other than in the case of (x) a share split or share combination or (y) a tender or exchange offer), at the same time and upon the same terms as holders of our common stock and solely as a result of holding the notes, in any of the transactions described below without having to convert their notes as if they held a number of shares of our common stock equal to the conversion rate, multiplied by the principal amount (expressed in thousands) of notes held by such holder.

        (1)   If we exclusively issue shares of our common stock as a dividend or distribution on shares of our common stock, or if we effect a share split or share combination, the conversion rate will be adjusted based on the following formula:

  where,

CR0	=	the conversion rate in effect immediately prior to 9:00 a.m., New York City time, on the ex-dividend date of such dividend or distribution, or immediately prior to 9:00 a.m., New York City time, on the effective date of such share split or share combination, as applicable;
CR1	=	the conversion rate in effect immediately after 9:00 a.m., New York City time, on such ex-dividend date or effective date;
OS0	=	the number of shares of our common stock outstanding immediately prior to 9:00 a.m., New York City time, on such ex-dividend date or effective date; and
OS1	=	the number of shares of our common stock outstanding immediately after giving effect to such dividend, distribution, share split or share combination.

        Any adjustment made under this clause (1) shall become effective immediately after 9:00 a.m., New York City time, on the ex-dividend date for such dividend or distribution, or immediately after 9:00 a.m., New York City time, on the effective date for such share split or share combination, as applicable. If any dividend or distribution of the type described in this clause (1) is declared but not so paid or made, the conversion rate shall be immediately readjusted, effective as of the date our board of directors or a committee thereof determines not to pay such dividend or distribution, to the conversion rate that would then be in effect if such dividend or distribution had not been declared.

        (2)   If we issue to all or substantially all holders of our common stock any rights, options or warrants entitling them, for a period of not more than 45 calendar days after the announcement date of such issuance, to subscribe for or purchase shares of our common stock at a price per share that is less than the average of the last reported sale prices of our common stock for the 10 consecutive trading day period ending on, and including, the trading day immediately preceding the date of announcement of such issuance, the conversion rate will be increased based on the following formula:

  where,

CR0	=	the conversion rate in effect immediately prior to 9:00 a.m., New York City time, on the ex-dividend date for such issuance;
CR1	=	the conversion rate in effect immediately after 9:00 a.m., New York City time, on such ex-dividend date;
OS0	=	the number of shares of our common stock outstanding immediately prior to 9:00 a.m., New York City time, on such ex-dividend date;
X	=	the total number of shares of our common stock issuable pursuant to such rights, options or warrants; and
Y	=

the number of shares of our common stock equal to the aggregate price payable to exercise such rights, options or warrants, divided by the average of the last reported sale prices of our common stock over the 10 consecutive trading day period ending on, and including, the trading day immediately preceding the date of announcement of the issuance of such rights, options or warrants.

        Any increase made under this clause (2) will be made successively whenever any such rights, options or warrants are issued and shall become effective immediately after 9:00 a.m., New York City time, on the ex-dividend date for such issuance. To the extent that shares of common stock are not delivered after the expiration of such rights, options or warrants, the conversion rate shall be decreased to the conversion rate that would then be in effect had the increase with respect to the issuance of such rights, options or warrants been made on the basis of delivery of only the number of shares of common stock actually delivered. If such rights, options or warrants are not so issued, the conversion rate shall be decreased to the conversion rate that would then be in effect if such ex-dividend date for such issuance had not occurred.

        For the purpose of this clause (2) and for the purpose of the first bullet point under "—Conversion Upon Specified Corporate Events—Certain Distributions," in determining whether any rights, options or warrants entitle the holders to subscribe for or purchase shares of our common stock at a price per share that is less than such average of the last reported sale prices of our common stock for the 10 consecutive trading day period ending on, and including, the trading day immediately preceding the date of announcement of such issuance, and in determining the aggregate offering price of such shares of common stock, there shall be taken into account any consideration received by us for such rights, options or warrants and any amount payable on exercise or conversion thereof, the value of such consideration, if other than cash, to be determined by our board of directors or a committee thereof.

        (3)   If we distribute shares of our capital stock, evidences of our indebtedness, other assets or property of ours or rights, options or warrants to acquire our capital stock or other securities, to all or substantially all holders of our common stock, excluding:

  •
  dividends, distributions or issuances as to which an adjustment was effected pursuant to clause (1) or (2) above;

  •
  dividends or distributions paid exclusively in cash as to which an adjustment was effected pursuant to clause (4) below;

  •
  distributions of reference property (as defined below) in a transaction described below under "—Recapitalizations, Reclassifications and Changes of Our Common Stock"; and

  •
  spin-offs as to which the provisions set forth below in this clause (3) shall apply; then the conversion rate will be increased based on the following formula:

  where,

CR0	=	the conversion rate in effect immediately prior to 9:00 a.m., New York City time, on the ex-dividend date for such distribution;
CR1	=	the conversion rate in effect immediately after 9:00 a.m., New York City time, on such ex-dividend date;
SP0	=

the average of the last reported sale prices of our common stock over the 10 consecutive trading day period ending on, and including, the trading day immediately preceding the ex-dividend date for such distribution; and

FMV	=

the fair market value (as determined by our board of directors or a committee thereof) of the shares of capital stock, evidences of indebtedness, assets, property, rights, options or warrants distributed with respect to each outstanding share of our common stock on the ex-dividend date for such distribution.

        Any increase made under the portion of this clause (3) above will become effective immediately after 9:00 a.m., New York City time, on the ex-dividend date for such distribution. If such distribution is not so paid or made, or if any such rights, options or warrants are not exercised before their expiration date, the conversion rate shall be decreased to be the conversion rate that would then be in effect if such distribution had not been declared or on the basis of the rights, options or warrants actually exercised before their expiration date, as applicable. Notwithstanding the foregoing, if "FMV" (as defined above) is equal to or greater than "SP0" (as defined above), in lieu of the foregoing increase, each holder of a note shall receive, in respect of each $1,000 principal amount thereof, at the same time and upon the same terms as holders of our common stock, the amount and kind of our capital stock, evidences of our indebtedness, other assets or property of ours or rights, options or warrants to acquire our capital stock or other securities that such holder would have received if such holder owned a number of shares of common stock equal to the conversion rate in effect on the ex-dividend date for the distribution.

        With respect to an adjustment pursuant to this clause (3) where there has been a payment of a dividend or other distribution on our common stock of shares of capital stock of any class or series, or similar equity interest, of or relating to a subsidiary or other business unit, that are, or, when issued, will be, listed or admitted for trading on a U.S. national securities exchange (a "spin-off"), the conversion rate will be increased based on the following formula:

  where,

CR0	=	the conversion rate in effect immediately prior to the end of the valuation period (as defined below);
CR1	=	the conversion rate in effect immediately after the end of the valuation period;
FMV0	=

the average of the last reported sale prices of the capital stock or similar equity interest distributed to holders of our common stock applicable to one share of our common stock (determined by reference to the definition of last reported sale price set forth under "—Conversion Upon Satisfaction of Sale Price Condition" as if references therein to our common stock were to such capital stock or similar equity interest) over the first 10 consecutive trading day period after, and including, the ex-dividend date of the spin-off (the "valuation period"); and

MP0	=	the average of the last reported sale prices of our common stock over the valuation period.

        The adjustment to the conversion rate under the preceding paragraph will occur immediately after the end of the valuation period; provided that in respect of any conversion of notes during the valuation period, references in the preceding paragraph with respect to 10 consecutive trading days will be deemed to be replaced with such lesser number of trading days as have elapsed between the ex-dividend date of such spin-off and the conversion date in determining the conversion rate. In addition, if the ex-dividend date of such spin-off is after the 10th trading day immediately preceding, and including, the end of any observation period in respect of a conversion of notes, references in the preceding paragraph with respect to 10 consecutive trading days will be deemed to be replaced, solely in respect of such conversion, with such lesser number of trading days as have elapsed from, and including, the ex-dividend date of such spin-off to, and including, the last trading day of such observation period.

        (4)   If any cash dividend or distribution is made to all or substantially all holders of our common stock, the conversion rate will be adjusted based on the following formula:

  where,

CR0	=	the conversion rate in effect immediately prior to 9:00 a.m., New York City time, on the ex-dividend date for such dividend or distribution;
CR1	=	the conversion rate in effect immediately after 9:00 a.m., New York City time, on the ex-dividend date for such dividend or distribution;
SP0	=	the last reported sale price of our common stock on the trading day immediately preceding the ex-dividend date for such dividend or distribution; and
C	=	the amount in cash per share we distribute to all or substantially all holders of our common stock.

        Any increase made under this clause (4) shall become effective immediately after 9:00 a.m., New York City time, on the ex-dividend date for such dividend or distribution. If such dividend or distribution is not so paid, the conversion rate shall be decreased, effective as of the date our board of directors or a committee thereof determines not to make or pay such dividend or distribution, to be the conversion rate that would then be in effect if such dividend or distribution had not been declared. Notwithstanding the foregoing, if "C" (as defined above) is equal to or greater than "SP0" (as defined above), in lieu of the foregoing increase, each holder of a note shall receive, for each $1,000 principal amount of notes, at the same time and upon the same terms as holders of shares of our common stock, the amount of cash that such holder would have received if such holder owned a number of shares of our common stock equal to the conversion rate on the ex-dividend date for such cash dividend or distribution.

        (5)   If we or any of our subsidiaries make a payment in respect of a tender or exchange offer for our common stock, to the extent that the cash and value of any other consideration included in the payment per share of common stock exceeds the average of the last reported sale prices of our common stock over the 10 consecutive trading day period commencing on, and including, the trading day next succeeding the last date on which tenders or exchanges may be made pursuant to such tender or exchange offer (such last date, the "expiration date"), the conversion rate will be increased based on the following formula:

  where,

CR0	=	the conversion rate in effect immediately prior to 5:00 p.m., New York City time, on the 10th trading day immediately following, and including, the trading day next succeeding the expiration date;
CR1	=	the conversion rate in effect immediately after 5:00 p.m., New York City time, on the 10th trading day immediately following, and including, the trading day next succeeding the expiration date;
AC	=	the aggregate value of all cash and any other consideration (as determined by our board of directors or a committee thereof) paid or payable for shares purchased in such tender or exchange offer;
OS0	=

the number of shares of our common stock outstanding immediately prior to the expiration date (prior to giving effect to the purchase of all shares accepted for purchase or exchange in such tender or exchange offer);

OS1	=

the number of shares of our common stock outstanding immediately after the expiration date (after giving effect to the purchase of all shares accepted for purchase or exchange in such tender or exchange offer); and

SP1	=	the average of the last reported sale prices of our common stock over the 10 consecutive trading day period commencing on, and including, the trading day next succeeding the expiration date.

        The adjustment to the conversion rate under the preceding paragraph will occur at 5:00 p.m., New York City time, on the 10th trading day immediately following, and including, the trading day next succeeding the expiration date; provided that in respect of any conversion of notes within the 10 consecutive trading days immediately following, and including, the trading day next succeeding the expiration date of any tender or exchange offer, references in the preceding paragraph with respect to 10 consecutive trading days shall be deemed to be replaced with such lesser number of trading days as have elapsed between the expiration date of such tender or exchange offer and the conversion date in determining the conversion rate. In addition, if the trading day next succeeding the expiration date is after the 10th trading day immediately preceding, and including, the end of any observation period in respect of a conversion of notes, references in the preceding paragraph with respect to 10 consecutive trading days shall be deemed to be replaced, solely in respect of such conversion, with such lesser number of trading days as have elapsed from, and including, the trading day next succeeding the expiration date to, and including, the last trading day of such observation period.

        If we are obligated to purchase shares pursuant to any such tender or exchange offer, but we are permanently prevented by applicable law from effecting all or any such purchases or all or any portion of such purchases are rescinded, the conversion rate shall be decreased to the conversion rate that would then be in effect if such tender or exchange offer had been made only in respect of the purchases actually effected.

        Notwithstanding the foregoing, if a conversion rate adjustment becomes effective on any ex-dividend date as described above, and a holder that has converted its notes on or after such ex-dividend date and on or prior to the related record date would be treated as the record holder of shares of our common stock as of the related conversion date as described under "—Settlement Upon Conversion" based on an adjusted conversion rate for such ex-dividend date, then, notwithstanding the foregoing conversion rate adjustment provisions, the conversion rate adjustment relating to such ex-dividend date will not be made for the notes converted by such holder. Instead, such holder will be treated as if such holder were the record owner of the shares of our common stock on an unadjusted basis and participate in the related dividend, distribution or other event giving rise to such adjustment.

        Except as stated herein, we will not adjust the conversion rate for the issuance of shares of our common stock or any securities convertible into or exchangeable for shares of our common stock or the right to purchase shares of our common stock or such convertible or exchangeable securities.

        As used in this section, "ex-dividend date" means the first date on which the shares of our common stock trade on the applicable exchange or in the applicable market, regular way, without the right to receive the issuance, dividend or distribution in question, from us or, if applicable, from the seller of our common stock on such exchange or market (in the form of due bills or otherwise) as determined by such exchange or market, and "effective date" means the first date on which the shares of our common stock trade on the applicable exchange or in the applicable market, regular way, reflecting the relevant share split or share combination, as applicable.

        As used in this section, "record date" means, with respect to any dividend, distribution or other transaction or event in which the holders of our common stock (or other applicable security) have the right to receive any cash, securities or other property or in which our common stock (or such other security) is exchanged for or converted into any combination of cash, securities or other property, the date fixed for determination of holders of our common stock (or such other security) entitled to receive such cash, securities or other property (whether such date is fixed by our board of directors or a duly authorized committee thereof, statute, contract or otherwise).

        We are permitted to increase the conversion rate of the notes from time to time by any amount for a period of at least 20 business days if our board of directors or a committee thereof determines that such increase would be in our best interest. We may also (but are not required to) increase the conversion rate to avoid or diminish income tax to holders of our common stock or rights to purchase shares of our common stock in connection with a dividend or distribution of shares (or rights to acquire shares) or similar event.

        A holder may, in some circumstances, including a distribution of cash dividends to holders of our shares of common stock, be deemed to have received a distribution subject to U.S. federal income tax as a result of an adjustment or the nonoccurrence of an adjustment to the conversion rate. For a discussion of the U.S. federal income tax treatment of an adjustment to the conversion rate, see "Material U.S. Federal Income Tax Consequences."

        We currently do not have a stockholder rights plan. To the extent that we have a rights plan in effect upon conversion of the notes into common stock, you will receive, in addition to any shares of common stock received in connection with such conversion, the rights under the rights plan, unless prior to any conversion, the rights have separated from our common stock, in which case, and only in such case, the conversion rate will be adjusted at the time of separation as if we distributed to all holders of our common stock, shares of our capital stock, evidences of indebtedness, assets, property, rights, options or warrants as described in clause (3) above, subject to readjustment in the event of the expiration, termination or redemption of such rights.

        Notwithstanding any of the foregoing, the conversion rate will not be adjusted:

  •
  upon the issuance of any shares of our common stock pursuant to any present or future plan providing for the reinvestment of dividends or interest payable on our securities and the investment of additional optional amounts in shares of our common stock under any plan;

  •
  upon the issuance of any shares of our common stock or options or rights to purchase those shares pursuant to any present or future employee, director or consultant benefit plan or program of or assumed by us or any of our subsidiaries;

  •
  upon the issuance of any shares of our common stock pursuant to any option, warrant, right or exercisable, exchangeable or convertible security not described in the preceding bullet and outstanding as of the date the notes were first issued;

  •
  upon the repurchase of any shares of our common stock pursuant to an open-market share repurchase program or other buy-back transaction that is not a tender offer or exchange offer of the nature described under clause (5) above;

  •
  for a change in the par value of our common stock; or

  •
  for accrued and unpaid interest, if any.

        Adjustments to the conversion rate will be calculated to the nearest 1/10,000th of a share. We will not be required to make an adjustment in the conversion rate unless the adjustment would require a change in the conversion rate of at least 1%. However, we will carry forward any adjustments that are less than 1% of the conversion rate and make such carried forward adjustments, regardless of whether the aggregate adjustment is less than 1%, (i) upon a fundamental change or a make-whole fundamental change and (ii) with respect to notes converted, on each conversion date for any such notes (in the case of physical settlement) and on each day during any observation period for any such notes (in the case of cash settlement or combination settlement). We will provide the trustee and the conversion agent (if other than the trustee) an officers' certificate regarding any such adjustments.

Recapitalizations, Reclassifications and Changes of Our Common Stock

        In the case of:

  •
  any recapitalization, reclassification or change of our common stock (other than changes resulting from a subdivision or combination or a change in the par value of our common stock),

  •
  any consolidation, merger, combination or similar transaction involving us,

  •
  any sale, lease or other transfer to a third party of the consolidated assets of ours and our subsidiaries substantially as an entirety, or

  •
  any statutory share exchange,

in each case, as a result of which our common stock would be converted into, or exchanged for, stock, other securities, other property or assets (including cash or any combination thereof) (each, a "specified transaction"), then we or the successor or purchasing company, as the case may be, will execute with the trustee a supplemental indenture providing that, at and after the effective time of the specified transaction, the right to convert each $1,000 principal amount of notes will be changed into a right to convert such principal amount of notes into the kind and amount of shares of stock, other securities or other property or assets (including cash or any combination thereof) that a holder of a number of shares of common stock equal to the conversion rate immediately prior to such specified transaction would have owned or been entitled to receive (the "reference property") upon such specified transaction. However, at and after the effective time of the specified transaction, (i) we will continue to have the right to determine the form of consideration to be paid or delivered, as the case may be, upon conversion of notes, as set forth under "—Settlement Upon Conversion" and (ii)(x) any amount payable in cash upon conversion of the notes as set forth under "—Settlement Upon Conversion" will continue to be payable in cash, (y) any shares of our common stock that we would have been required to deliver upon conversion of the notes as set forth under "—Settlement Upon Conversion" will instead be deliverable in the amount and type of reference property that a holder of that number of shares of our common stock would have received in such specified transaction and (z) the daily VWAP will be calculated based on the value of a unit of reference property that a holder of one share of our common stock would have received in such specified transaction. If the specified transaction causes our common stock to be converted into, or exchanged for, the right to receive more than a single type of consideration (determined based in part upon any form of stockholder election), the reference property into which the notes will be convertible will be deemed to be (i) the weighted average of the types and amounts of consideration received by the holders of our common stock that affirmatively make such an election or (ii) if no holders of our common stock affirmatively make such an election, the types and amounts of consideration actually received by the holders of our common stock. If the holders of our common stock receive only cash in such specified transaction, then for all conversions that occur after the effective date of such specified transaction (i) the consideration due upon conversion of each $1,000 principal amount of notes shall be solely cash in an amount equal to the conversion rate in effect on the conversion date (as may be increased by any additional shares as described under "—Adjustment to Shares Due Upon Conversion Upon a Make-Whole Fundamental Change"), multiplied by the price paid per share of common stock in such specified transaction and (ii) we will satisfy our conversion obligation by paying cash to converting holders on the third business day immediately following the conversion date. We will notify holders, the trustee and the conversion agent (if other than the trustee) of the weighted average as soon as practicable after such determination is made. We will agree in the indenture not to become a party to any such specified transaction unless its terms are consistent with the foregoing.

Adjustments of Prices

        Whenever any provision of the indenture requires us to calculate the last reported sale prices, the daily VWAPs, the daily conversion values or the daily settlement amounts over a span of multiple days (including an observation period and the "stock price" for purposes of a make-whole fundamental change), our board of directors or a committee thereof will make appropriate adjustments to each to account for any adjustment to the conversion rate that becomes effective, or any event requiring an adjustment to the conversion rate where the ex-dividend date, effective date or expiration date of the event occurs, at any time during the period when the last reported sale prices, the daily VWAPs, the daily conversion values or the daily settlement amounts are to be calculated. We will provide the trustee and the conversion agent (if other than the trustee) an officers' certificate regarding any such adjustments.

Adjustment to Shares Delivered Upon Conversion Upon a Make-Whole Fundamental Change

        If the "effective date" (as defined below) of a "fundamental change" (as defined below and determined after giving effect to any exceptions to or exclusions from such definition, but without regard to the proviso in clause (2) of the definition thereof, a "make-whole fundamental change") occurs prior to the maturity date of the notes and a holder elects to convert its notes in connection with such make-whole fundamental change, we will, under certain circumstances, increase the conversion rate for the notes so surrendered for conversion by a number of additional shares of common stock (the "additional shares"), as described below. A conversion of notes will be deemed for these purposes to be "in connection with" such make-whole fundamental change if the notice of conversion of the notes is received by the conversion agent from, and including, the effective date of the make-whole fundamental change up to, and including, 5:00 p.m., New York City time, on the business day immediately prior to the related fundamental change repurchase date (or, in the case of a make-whole fundamental change that would have been a fundamental change but for the proviso in clause (2) of the definition thereof, the 35th trading day immediately following the effective date of such make-whole fundamental change). For the avoidance of doubt, we will not increase the conversion rate pursuant to the provisions of this section on account of an anticipated fundamental change that does not occur.

        Upon surrender of notes for conversion in connection with a make-whole fundamental change, we will, at our option, satisfy our conversion obligation by physical settlement, cash settlement or combination settlement, as described under "—Conversion Rights—Settlement Upon Conversion," based on the conversion rate as increased to reflect the additional shares pursuant to the table set forth below. However, if the consideration for our common stock in any make-whole fundamental change described in clause (2) of the definition of fundamental change is composed entirely of cash, for any conversion of notes following the effective date of such make-whole fundamental change, the conversion obligation will be calculated based solely on the "stock price" (as defined below) for the transaction and will be deemed to be an amount of cash per $1,000 principal amount of converted notes equal to the conversion rate (including any adjustment as described in this section), multiplied by such stock price. In such event, the conversion obligation will be determined and paid to holders in cash on the third business day following the conversion date. We will notify holders and the trustee of the effective date of any make-whole fundamental change and issue a press release announcing such effective date no later than five business days after such effective date.

        The number of additional shares, if any, by which the conversion rate will be increased will be determined by reference to the table below, based on the date on which the make-whole fundamental change occurs or becomes effective (the "effective date") and the price (the "stock price") paid (or deemed to be paid) per share of our common stock in the make-whole fundamental change. If the holders of our common stock receive in exchange for their common stock only cash in a make-whole fundamental change described in clause (2) of the definition of fundamental change, the stock price will be the cash amount paid per share. Otherwise, the stock price will be the average of the last reported sale prices of our common stock over the five trading day period ending on, and including, the trading day immediately preceding the effective date of the make-whole fundamental change.

        The stock prices set forth in the column headings of the table below will be adjusted as of any date on which the conversion rate of the notes is otherwise adjusted. The adjusted stock prices will equal the stock prices immediately prior to such adjustment, multiplied by a fraction, the numerator of which is the conversion rate immediately prior to the adjustment giving rise to the stock price adjustment and the denominator of which is the conversion rate as so adjusted. The number of additional shares will be adjusted in the same manner and at the same time as the conversion rate as set forth under "—Conversion Rate Adjustments."

        The following table sets forth the number of additional shares by which the conversion rate will be increased per $1,000 principal amount of notes for each stock price and effective date set forth below:

Stock Price
Effective Date	$	$	$	$	$	$	$	$	$	$	$	$	$
February , 2015
February 15, 2016
February 15, 2017
February 15, 2018
February 15, 2019
February 15, 2020

        The exact stock prices and effective dates may not be set forth in the table above, in which case:

  •
  If the stock price is between two stock prices in the table or the effective date is between two effective dates in the table, the number of additional shares will be determined by a straight-line interpolation between the number of additional shares set forth for the higher and lower stock prices and the earlier and later effective dates, as applicable, based on a 365-day year.

  •
  If the stock price is greater than $            per share (subject to adjustment in the same manner as the stock prices set forth in the column headings of the table above), no additional shares will be added to the conversion rate.

  •
  If the stock price is less than $            per share (subject to adjustment in the same manner as the stock prices set forth in the column headings of the table above), no additional shares will be added to the conversion rate.

        Notwithstanding the foregoing, in no event will the conversion rate per $1,000 principal amount of notes exceed                shares of our common stock, subject to adjustment in the same manner as the conversion rate as set forth under "—Conversion Rate Adjustments."

        For the avoidance of doubt, if you convert your notes prior to the effective date of any make-whole fundamental change, then, whether or not the make-whole fundamental change occurs, you will not be entitled to an increased conversion rate in connection with such conversion.

        Our obligation to satisfy the additional shares requirement could be considered a penalty, in which case the enforceability thereof would be subject to general principles of reasonableness and equitable remedies.

Fundamental Change Permits Holders to Require Us to Repurchase Notes

        If a "fundamental change" (as defined below in this section) occurs at any time, holders will have the right, at their option, to require us to repurchase for cash all of their notes, or any portion of the principal thereof that is equal to a minimum denomination of $1,000 or an integral multiple of $1,000. The fundamental change repurchase date will be a date specified by us that is not less than 20 business days or more than 30 business days following the date of our fundamental change notice as described below.

        The fundamental change repurchase price we are required to pay will be equal to 100% of the principal amount of the notes to be repurchased, plus accrued and unpaid interest to, but excluding, the fundamental change repurchase date (unless the fundamental change repurchase date falls after a regular record date but on or prior to the interest payment date to which such regular record date relates, in which case we will instead pay the full amount of accrued and unpaid interest to the holder of record as of 5:00 p.m., New York City time, on such regular record date, and the fundamental change repurchase price will be equal to 100% of the principal amount of the notes to be repurchased).

        A "fundamental change" will be deemed to have occurred at the time after the notes are originally issued if any of the following occurs:

          (1)   except as described in clause (2) below, any "person" or "group" within the meaning of Section 13(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), other than us, any of our wholly owned subsidiaries or any of our or their employee benefit plans, files a Schedule TO or any schedule, form or report under the Exchange Act disclosing that such person or group has become the direct or indirect "beneficial owner," as defined in Rule 13d-3 under the Exchange Act, of our common equity representing more than 50% of the voting power of our common equity;

          (2)   the consummation of (A) any recapitalization, reclassification or change of our common stock (other than changes resulting from a subdivision or combination or a change in par value, or from par value to no par value or vice versa) as a result of which our common stock would be converted into, or exchanged for, stock, other securities, other property or assets; (B) any share exchange, consolidation or merger of us pursuant to which our common stock will be converted into cash, securities or other property or assets; or (C) any sale, lease or other transfer in one transaction or a series of transactions of all or substantially all of the consolidated assets of us and our subsidiaries, taken as a whole, to any person other than one of our wholly owned subsidiaries; provided, however, that a transaction described in clause (B) in which the holders of all classes of our common equity immediately prior to such transaction own, directly or indirectly, more than 50% of all classes of common equity of the continuing or surviving corporation or transferee or the parent thereof immediately after such transaction in substantially the same proportions as such ownership immediately prior to such transaction shall not be a fundamental change pursuant to this clause (2);

          (3)   our stockholders approve any plan or proposal for the liquidation or dissolution of us; or

          (4)   our common stock (or other common stock underlying the notes) ceases to be listed or quoted on any of The New York Stock Exchange, The NASDAQ Global Select Market or The NASDAQ Global Market (or any of their respective successors).

        A transaction or transactions described in clause (2) above will not constitute a fundamental change, however, if 90% or more of the consideration received or to be received by our common stockholders, excluding cash payments for fractional shares and cash payments made in respect of dissenters' appraisal rights, in connection with such transaction or transactions consists of shares of common stock that are listed or quoted on any of The New York Stock Exchange, The NASDAQ Global Select Market or The NASDAQ Global Market (or any of their respective successors) or will be so listed or quoted when issued or exchanged in connection with such transaction or transactions and as a result of such transaction or transactions the notes become convertible (assuming physical settlement) into such consideration, excluding cash payments for fractional shares (subject to the provisions set forth above under "—Conversion Rights—Settlement Upon Conversion").

        On or before the 20th day after the occurrence of a fundamental change, we will provide to all holders of the notes and the trustee and paying agent a notice of the occurrence of the fundamental change and of the resulting repurchase right. Such notice shall state, among other things:

  •
  the events causing a fundamental change;

  •
  the date of the fundamental change;

  •
  the last date on which a holder may exercise the repurchase right;

  •
  the fundamental change repurchase price;

  •
  the fundamental change repurchase date;

  •
  the name and address of the paying agent and the conversion agent, if applicable;

  •
  if applicable, the conversion rate and any adjustments to the conversion rate;

  •
  if applicable, that the notes with respect to which a fundamental change repurchase notice has been delivered by a holder may be converted only if the holder withdraws the fundamental change repurchase notice in accordance with the terms of the indenture; and

  •
  the procedures that holders must follow to require us to repurchase their notes.

        Simultaneously with providing such notice, we will publish a notice containing this information in a newspaper of general circulation in The City of New York or publish the information on our website or through such other public medium as we may use at that time.

        To exercise the fundamental change repurchase right, you must deliver, on or before 5:00 p.m., New York City time, on the business day immediately preceding the fundamental change repurchase date, the notes to be repurchased, duly endorsed for transfer, together with a written repurchase notice, to the paying agent. Each repurchase notice must state:

  •
  if certificated, the certificate numbers of your notes to be delivered for repurchase or if not certificated, the notice must comply with appropriate DTC procedures;

  •
  the portion of the principal amount of notes to be repurchased, which must be a minimum denomination of $1,000 or an integral multiple thereof; and

  •
  that the notes are to be repurchased by us pursuant to the applicable provisions of the notes and the indenture.

        Holders may withdraw any repurchase notice (in whole or in part) by a written notice of withdrawal delivered to the paying agent prior to 5:00 p.m., New York City time, on the business day immediately preceding the fundamental change repurchase date. The notice of withdrawal shall state:

  •
  the principal amount of the withdrawn notes;

  •
  if certificated notes have been issued, the certificate numbers of the withdrawn notes or, if not certificated and the notes are in global form, the notice must comply and be delivered in accordance with appropriate DTC procedures; and

  •
  the principal amount, if any, which remains subject to the repurchase notice.

        We will be required to repurchase the notes on the fundamental change repurchase date. Holders who have exercised the repurchase right will receive payment of the fundamental change repurchase price on the later of (i) the fundamental change repurchase date and (ii) the time of book-entry transfer or the delivery of the notes. If the paying agent holds money sufficient to pay the fundamental change repurchase price of the notes on the fundamental change repurchase date, then, with respect to the notes that have been properly surrendered for repurchase and not validly withdrawn:

  •
  the notes will cease to be outstanding and interest will cease to accrue (whether or not book-entry transfer of the notes is made or whether or not the notes are delivered to the paying agent); and

  •
  all other rights of the holder will terminate (other than the right to receive the fundamental change repurchase price).

        In connection with any repurchase offer pursuant to a fundamental change repurchase notice, we will, if required:

  •
  comply with the provisions of the tender offer rules under the Exchange Act that may then be applicable;

  •
  file a Schedule TO or any other required schedule under the Exchange Act; and

  •
  otherwise comply with all federal and state securities laws in connection with any offer by us to repurchase the notes,

in each case, so as to permit the rights and obligations under this "—Fundamental Change Permits Holders to Require Us to Repurchase Notes" to be exercised in the time and in the manner specified in the indenture.

        No notes may be repurchased on any date at the option of holders upon a fundamental change if the principal amount of the notes has been accelerated, and such acceleration has not been rescinded, on or prior to such date (except in the case of an acceleration resulting from a default by us in the payment of the fundamental change repurchase price with respect to such notes).

        The repurchase rights of the holders could discourage a potential acquirer of us. The fundamental change repurchase feature, however, is not the result of management's knowledge of any specific effort to obtain control of us by any means or part of a plan by management to adopt a series of anti-takeover provisions.

        The term fundamental change is limited to specified transactions and may not include other events that might adversely affect our financial condition. In addition, the requirement that we offer to repurchase the notes upon a fundamental change may not protect holders in the event of a highly leveraged transaction, reorganization, merger or similar transaction involving us.

        Furthermore, holders may not be entitled to require us to repurchase their notes or entitled to an increase in the conversion rate upon conversion as described under "—Conversion Rights—Adjustment to Shares Delivered Upon Conversion Upon a Make-Whole Fundamental Change" in certain circumstances involving a significant change in the composition of our board, including in connection with a proxy contest where our board does not endorse a dissident slate of directors.

        The definition of fundamental change includes a phrase relating to the sale, lease or other transfer of "all or substantially all" of our consolidated assets. There is no precise, established definition of the phrase "substantially all" under applicable law. Accordingly, the ability of a holder of the notes to require us to repurchase its notes as a result of the sale, lease or other transfer of less than all of our assets may be uncertain.

        We will not be required to repurchase any notes in respect of which the fundamental change repurchase right has been exercised and in respect of which the relevant repurchase notice has not been withdrawn if a third party purchases such notes on the fundamental change repurchase date in the manner and otherwise in compliance with the requirements set forth in the indenture applicable to the repurchase of notes upon a fundamental change.

        If a fundamental change were to occur, we may not have enough funds to pay the fundamental change repurchase price. Our ability to repurchase the notes for cash may be limited by restrictions on our ability to obtain funds for such repurchase through dividends from our subsidiaries, the terms of our then existing borrowing arrangements or otherwise. See "Risk Factors—Risks Related to the Notes—We may not have the ability to raise the funds necessary to settle conversions of the notes or to repurchase the notes upon a fundamental change, and our future debt may contain limitations on our ability to pay cash upon conversion or repurchase of the notes." If we fail to repurchase the notes when required following a fundamental change, we will be in default under the indenture. In addition, we have, and may in the future incur, other indebtedness with similar change in control provisions permitting our holders to accelerate or to require us to repurchase our indebtedness upon the occurrence of similar events or on some specific dates.

Consolidation, Merger and Sale of Assets

        The following description replaces the description set forth under "Description of Debt Securities—Consolidation, Merger or Sale" in the accompanying prospectus in its entirety.

        The indenture will provide that we will not consolidate with or merge with or into, or sell, convey, transfer or lease all or substantially all of the consolidated properties and assets of us and our subsidiaries, taken as a whole, to, another person, unless (i) the resulting, surviving or transferee person (if not us) is a corporation organized and existing under the laws of the United States of America, any State thereof or the District of Columbia, and such corporation (if not us) expressly assumes by supplemental indenture all of our obligations under the notes and the indenture; and (ii) immediately after giving effect to such transaction, no default or event of default has occurred and is continuing under the indenture. Upon any such consolidation, merger or sale, conveyance, transfer or lease, the resulting, surviving or transferee person (if not us) will succeed to, and may exercise every right and power of, ours under the indenture, and we will be discharged from our obligations under the notes and the indenture except in the case of any such lease.

        Although these types of transactions will be permitted under the indenture, certain of the foregoing transactions could constitute a fundamental change permitting each holder to require us to repurchase the notes of such holder as described above.

Events of Default

        The following description replaces the description set forth under "Description of Debt Securities—Events of Default" in the accompanying prospectus in its entirety.

        Each of the following will constitute an event of default under the indenture with respect to the notes:

          (1)   default in any payment of interest on any note when due and payable and the default continues for a period of 30 days;

          (2)   default in the payment of principal of any note when due and payable at its stated maturity, upon any required repurchase, upon declaration of acceleration or otherwise;

          (3)   our failure to comply with our obligation to convert the notes in accordance with the indenture upon exercise of a holder's conversion right and the failure continues for a period of five business days;

          (4)   our failure to give a fundamental change notice as described under "—Fundamental Change Permits Holders to Require Us to Repurchase Notes" or notice of a specified corporate transaction as described under "—Conversion Rights—Conversion Upon Specified Corporate Events," in each case when due;

          (5)   our failure to comply with our obligations under "—Consolidation, Merger and Sale of Assets";

          (6)   our failure for 60 days after written notice from the trustee or the holders of at least 25% in principal amount of the notes then outstanding to us and the trustee has been received to comply with any of our other agreements contained in the notes or the indenture;

          (7)   default by us or any of our subsidiaries with respect to any mortgage, agreement or other instrument under which there may be outstanding, or by which there may be secured or evidenced, any indebtedness for money borrowed in excess of $10.0 million (or the foreign currency equivalent thereof) in the aggregate of us and/or any such subsidiary, whether such indebtedness now exists or shall hereafter be created (i) resulting in such indebtedness becoming or being declared due and payable or (ii) constituting a failure to pay the principal or interest of any such indebtedness when due and payable at its stated maturity, upon required repurchase, upon redemption or upon declaration of acceleration, in each case after giving effect to any applicable grace period and if such default has not been cured or waived or such indebtedness has not been discharged or such acceleration or required repurchase has not been rescinded or annulled within 30 days, as applicable;

          (8)   certain events of bankruptcy, insolvency, or reorganization of us or any of our significant subsidiaries, as defined in Article 1, Rule 1-02 of Regulation S-X; or

          (9)   a final judgment or judgments for the payment of $10.0 million (or the foreign currency equivalent thereof) or more (excluding any amounts covered by insurance) in the aggregate rendered against us or any of our subsidiaries, which judgment is not discharged or stayed within 60 days after (i) the date on which the right to appeal thereof has expired if no such appeal has commenced, or (ii) the date on which all rights to appeal have been extinguished.

        If an event of default occurs and is continuing, the trustee by notice to us, or the holders of at least 25% in principal amount of the outstanding notes by notice to us and the trustee, may declare 100% of the principal of and accrued and unpaid interest, if any, on all the notes to be due and payable. In case of certain events of bankruptcy, insolvency or reorganization, involving us or a significant subsidiary, 100% of the principal of and accrued and unpaid interest on the notes will automatically become due and payable. Upon such a declaration of acceleration, such principal and accrued and unpaid interest, if any, will automatically be due and payable immediately.

        Notwithstanding the foregoing, the indenture will provide that, to the extent we elect, the sole remedy for an event of default relating to (i) our failure to file with the trustee pursuant to Section 314(a)(1) of the Trust Indenture Act any documents or reports that we are required to file with the SEC pursuant to Section 13 or 15(d) of the Exchange Act or (ii) our failure to comply with our obligations as set forth under "—Reports" below, will after the occurrence of such an event of default consist exclusively of the right to receive additional interest on the notes at a rate equal to:

  •
  0.25% per annum of the principal amount of the notes outstanding for each day during the 180-day period beginning on, and including, the date on which such event of default first occurs and on which such event of default is continuing; and

  •
  0.50% per annum of the principal amount of the notes outstanding for each day during the 180-day period beginning on, and including, the 181st day following, and including, the date on which such event of default first occurs and on which such event of default is continuing.

        If we so elect, such additional interest will be payable in the same manner and on the same dates as the stated interest payable on the notes. On the 361st day after such event of default first occurs (if the event of default relating to the reporting obligations is not cured or waived prior to such 361st day), the notes will be subject to acceleration as provided above. The provisions of the indenture described in this paragraph will not affect the rights of holders of notes in the event of the occurrence of any other event of default. In the event we do not elect to pay the additional interest following an event of default in accordance with this paragraph or we elected to make such payment but do not pay the additional interest when due, the notes will be immediately subject to acceleration as provided above.

        In order to elect to pay the additional interest as the sole remedy during the first 360 days after the occurrence of an event of default relating to the failure to comply with the reporting obligations in accordance with the two immediately preceding paragraphs, we must notify all holders of notes, the trustee and the paying agent of such election prior to the beginning of such 360-day period. Upon our failure to timely give such notice, the notes will be immediately subject to acceleration as provided above.

        If any portion of the amount payable on the notes upon acceleration is considered by a court to be unearned interest (through the allocation of the value of the instrument to the embedded warrant or otherwise), the court could disallow recovery of any such portion.

        The holders of a majority in principal amount of the outstanding notes may waive all past defaults (except with respect to nonpayment of principal or interest or with respect to the failure to deliver the consideration due upon conversion) and rescind any such acceleration with respect to the notes and its consequences if (i) rescission would not conflict with any judgment or decree of a court of competent jurisdiction and (ii) all existing events of default, other than the nonpayment of the principal of and interest on the notes that have become due solely by such declaration of acceleration, have been cured or waived. Each holder shall have the right to receive payment or delivery, as the case may be, of:

  •
  the principal (including the fundamental change repurchase price, if applicable) of;

  •
  accrued and unpaid interest, if any, on; and

  •
  the consideration due upon conversion of,

its notes, on or after the respective due dates expressed or provided for in the indenture, or to institute suit for the enforcement of any such payment or delivery, as the case may be, and such right to receive such payment or delivery, as the case may be, on or after such respective dates shall not be impaired or affected without the consent of such holder.

        Subject to the provisions of the indenture relating to the duties of the trustee, if an event of default occurs and is continuing, the trustee will be under no obligation to exercise any of the rights or powers under the indenture at the request or direction of any of the holders unless such holders have offered to the trustee indemnity or security reasonably satisfactory to it against any loss, liability or expense. Except to enforce the right to receive payment of principal or interest when due, or the right to receive payment or delivery of the consideration due upon conversion, no holder may pursue any remedy with respect to the indenture or the notes unless:

          (1)   such holder has previously given the trustee notice that an event of default is continuing;

          (2)   holders of at least 25% in principal amount of the outstanding notes have requested the trustee to pursue the remedy;

          (3)   such holders have offered the trustee security or indemnity reasonably satisfactory to it against any loss, liability or expense;

          (4)   the trustee has not complied with such request within 60 days after the receipt of the request and the offer of security or indemnity; and

          (5)   the holders of a majority in principal amount of the outstanding notes have not given the trustee a direction that, in the opinion of the trustee, is inconsistent with such request within such 60-day period.

        Subject to certain restrictions, the holders of a majority in principal amount of the outstanding notes are given the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee or of exercising any trust or power conferred on the trustee.

        The indenture will provide that in the event an event of default has occurred and is continuing, the trustee will be required to exercise the rights and powers vested in it by the indenture and to use the degree of care that a prudent person would use under the circumstances in the conduct of its own affairs. The trustee, however, may refuse to follow any direction that conflicts with law or the indenture or that the trustee determines is unduly prejudicial to the rights of any other holder (it being understood that the trustee does not have an affirmative duty to ascertain whether or not any such directions are unduly prejudicial to such other holders) or that would involve the trustee in personal liability. Prior to taking any action under the indenture, the trustee will be entitled to indemnification reasonably satisfactory to it against any loss, liability or expense caused by taking or not taking such action.

        The indenture will provide that if a default occurs and is continuing and is known to the trustee, the trustee must deliver to each holder notice of the default within 90 days after it occurs. Except in the case of a default in the payment of principal (including the fundamental change repurchase price) of or interest on any note or a default in the payment or delivery of the consideration due upon conversion, the trustee may withhold notice if and so long as the trustee in good faith determines that withholding notice is in the interests of the holders. In addition, we are required to deliver to the trustee, within 120 days after the end of each fiscal year, a certificate indicating whether the signers thereof know of any default that occurred during the previous year. We are also required to deliver to the trustee, within 30 days after becoming aware of any default or event of default, its status and what action we are taking or propose to take in respect thereof.

        Payments of the fundamental change repurchase price, principal and interest that are not made when due will accrue interest per annum at the then-applicable interest rate from the required payment date.

Modification and Amendment

        The following description replaces the description set forth under "Description of Debt Securities—Modification of the Indenture" in the accompanying prospectus in its entirety.

        Subject to certain exceptions, the indenture or the notes may be amended with the consent of the holders of at least a majority in principal amount of the notes then outstanding (including without limitation, consents obtained in connection with a repurchase of, or tender or exchange offer for, notes) and, subject to certain exceptions, any past default or compliance with any provisions may be waived with the consent of the holders of a majority in principal amount of the notes then outstanding (including, without limitation, consents obtained in connection with a repurchase of, or tender or exchange offer for, notes). However, without the consent of each holder of an outstanding note affected, no amendment may, among other things:

          (1)   reduce the amount of notes whose holders must consent to an amendment;

          (2)   reduce the rate of or extend the stated time for payment of interest on any note;

          (3)   reduce the principal of or extend the stated maturity of any note;

          (4)   make any change that adversely affects the conversion rights of any notes;

          (5)   reduce the fundamental change repurchase price of any note or amend or modify in any manner adverse to the holders of notes our obligation to make such payments, whether through an amendment or waiver of provisions in the covenants, definitions or otherwise;

          (6)   make any note payable in money other than that stated in the note;

          (7)   change the ranking of the notes;

          (8)   impair the right of any holder to receive payment of principal and interest on such holder's notes on or after the due dates therefor or to institute suit for the enforcement of any payment on or with respect to such holder's notes; or

          (9)   make any change in the amendment provisions that require each holder's consent or in the waiver provisions.

        Without the consent of any holder, we and the trustee may amend or supplement the indenture to:

          (1)   cure any ambiguity, omission, defect or inconsistency in a manner that does not materially and adversely affect holders of the notes;

          (2)   provide for the assumption by a successor corporation of our obligations under the indenture;

          (3)   provide for or confirm the issuance of additional notes in accordance with the terms of the indenture;

          (4)   evidence and provide for the acceptance of appointment under the indenture by a successor trustee or facilitate the administration of the trusts under the indenture by more than one trustee;

          (5)   add guarantees with respect to the notes;

          (6)   secure the notes;

          (7)   add to our covenants or events of default for the benefit of the holders or surrender any right or power conferred upon us;

          (8)   make any change that does not adversely affect the rights of any holder;

          (9)   comply with any requirement of the SEC in connection with the qualification of the indenture under the Trust Indenture Act;

          (10) increase the conversion rate as provided in the indenture;

          (11) irrevocably elect a settlement method or a specified dollar amount; or

          (12) conform the provisions of the indenture to the "Description of Notes" section in this preliminary prospectus supplement, as supplemented by the related pricing term sheet.

        Holders do not need to approve the particular form of any proposed amendment. It will be sufficient if such holders approve the substance of the proposed amendment. After an amendment under the indenture becomes effective, we are required to deliver to the holders a notice briefly describing such amendment. However, the failure to give such notice to all the holders, or any defect in the notice, will not impair or affect the validity of the amendment.

Discharge

        We may satisfy and discharge our obligations under the indenture by delivering to the securities registrar for cancellation all outstanding notes or by depositing with the trustee or delivering to the holders, as applicable, after the notes have become due and payable, whether at maturity, on any fundamental change repurchase date, upon conversion or otherwise, cash or cash and/or shares of common stock, solely to satisfy outstanding conversions, as applicable, sufficient to pay all of the outstanding notes and paying all other sums payable under the indenture by us. Such discharge is subject to terms contained in the indenture.

Inapplicable Provisions of the Base Indenture

        The provisions of the accompanying prospectus described under "Description of Debt Securities—Discharge, Defeasance and Covenant Defeasance" and in the third and fourth sentences of the last paragraph under "Description of Debt Securities—Registered Global Securities and Book Entry System" will not apply to the notes.

Calculations in Respect of Notes

        We will be responsible for making all calculations called for under the notes. These calculations include, but are not limited to, determinations of the last reported sale prices of our common stock, accrued interest payable on the notes and the conversion rate of the notes. We will make all these calculations in good faith and, absent manifest error, our calculations will be final and binding on holders of notes. We will provide a schedule of our calculations to each of the trustee and the conversion agent, and each of the trustee and the conversion agent is entitled to rely conclusively upon the accuracy of our calculations without independent verification. The trustee will forward our calculations to any holder of notes upon the request of that holder.

Reports

        The indenture will provide that any documents or reports that we are required to file with the SEC pursuant to Section 13 or 15(d) of the Exchange Act (excluding any such documents or reports, or portions thereof, subject to confidential treatment and any correspondence with the SEC) must be filed by us with the trustee within 15 days after the same are required to be filed with the SEC (giving effect to any grace period provided by Rule 12b-25 under the Exchange Act). Documents or reports filed by us with the SEC via the EDGAR system (or any successor system) will be deemed to be filed with the trustee as of the time such documents are filed via EDGAR (or any successor system).

Trustee

        Wilmington Trust, National Association will be the trustee, security registrar, paying agent and conversion agent. Wilmington Trust, National Association, in each of its capacities, including without limitation as trustee, security registrar, paying agent and conversion agent, assumes no responsibility for the accuracy or completeness of the information concerning us or our affiliates or any other party contained in this document or the related documents or for any failure by us or any other party to disclose events that may have occurred and may affect the significance or accuracy of such information.

        Wilmington Trust, National Association and/or its affiliates may in the future engage in banking and other commercial dealings with us in the ordinary course of business.

Governing Law; Waiver of Trial by Jury

        The indenture will provide that it and the notes, and any claim, controversy or dispute arising under or related to the indenture or the notes, will be governed by, and construed in accordance with, the laws of the State of New York. The indenture will provide that we and the trustee, and each holder of a note by its acceptance thereof, irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to the indenture, the notes or any transaction contemplated thereby.

Book-Entry, Settlement and Clearance

The Global Notes

        The notes will be initially issued in the form of one or more registered notes in global form, without interest coupons (the "global notes"). Upon issuance, each of the global notes will be deposited with the trustee as custodian for DTC and registered in the name of Cede & Co., as nominee of DTC.

        Ownership of beneficial interests in a global note will be limited to persons who have accounts with DTC ("DTC participants") or persons who hold interests through DTC participants. We expect that under procedures established by DTC:

  •
  upon deposit of a global note with DTC's custodian, DTC will credit portions of the principal amount of the global note to the accounts of the DTC participants designated by the underwriters; and

  •
  ownership of beneficial interests in a global note will be shown on, and transfer of ownership of those interests will be effected only through, records maintained by DTC (with respect to interests of DTC participants) and the records of DTC participants (with respect to other owners of beneficial interests in the global note).

        Beneficial interests in global notes may not be exchanged for notes in physical, certificated form except in the limited circumstances described below.

Book-Entry Procedures for the Global Notes

        All interests in the global notes will be subject to the operations and procedures of DTC. We provide the following summary of those operations and procedures solely for the convenience of investors. The operations and procedures of DTC are controlled by that settlement system and may be changed at any time. Neither we nor the underwriters are responsible for those operations or procedures.

        DTC has advised us that it is:

  •
  a limited purpose trust company organized under the laws of the State of New York;

  •
  a "banking organization" within the meaning of the New York State Banking Law;

  •
  a member of the Federal Reserve System;

  •
  a "clearing corporation" within the meaning of the Uniform Commercial Code; and

  •
  a "clearing agency" registered under Section 17A of the Exchange Act.

        DTC was created to hold securities for its participants and to facilitate the clearance and settlement of securities transactions between its participants through electronic book-entry changes to the accounts of its participants. DTC's participants include securities brokers and dealers, including the underwriters; banks and trust companies; clearing corporations and other organizations. Indirect access to DTC's system is also available to others such as banks, brokers, dealers and trust companies; these indirect participants clear through or maintain a custodial relationship with a DTC participant, either directly or indirectly. Investors who are not DTC participants may beneficially own securities held by or on behalf of DTC only through DTC participants or indirect participants in DTC.

        So long as DTC's nominee is the registered owner of a global note, that nominee will be considered the sole owner or holder of the notes represented by that global note for all purposes under the indenture. Except as provided below, owners of beneficial interests in a global note:

  •
  will not be entitled to have notes represented by the global note registered in their names;

  •
  will not receive or be entitled to receive physical, certificated notes; and

  •
  will not be considered the owners or holders of the notes under the indenture for any purpose, including with respect to the giving of any direction, instruction or approval to the trustee under the indenture.

        As a result, each investor who owns a beneficial interest in a global note must rely on the procedures of DTC to exercise any rights of a holder of notes under the indenture (and, if the investor is not a participant or an indirect participant in DTC, on the procedures of the DTC participant through which the investor owns its interest).

        Payments of principal and interest with respect to the notes represented by a global note will be made by the paying agent to DTC's nominee as the registered holder of the global note. Neither we nor the trustee will have any responsibility or liability for the payment of amounts to owners of beneficial interests in a global note, for any aspect of the records relating to or payments made on account of those interests by DTC, or for maintaining, supervising or reviewing any records of DTC relating to those interests.

        Payments by participants and indirect participants in DTC to the owners of beneficial interests in a global note will be governed by standing instructions and customary industry practice and will be the responsibility of those participants or indirect participants and DTC.

        Transfers between participants in DTC will be effected under DTC's procedures and will be settled in same-day funds.

Certificated Notes

        Notes in physical, certificated form will be issued and delivered to each person that DTC identifies as a beneficial owner of the related notes only if:

  •
  DTC notifies us at any time that it is unwilling or unable to continue as depositary for the global notes and a successor depositary is not appointed within 90 days;

  •
  DTC ceases to be registered as a clearing agency under the Exchange Act and a successor depositary is not appointed within 90 days; or

  •
  an event of default with respect to the notes has occurred and is continuing and such beneficial owner requests that its notes be issued in physical, certificated form.

DESCRIPTION OF CAPITAL STOCK

General

        The following is a summary of the rights of our common stock and preferred stock and certain provisions of our amended and restated certificate of incorporation and amended and restated bylaws. The description is intended as a summary, and is qualified in its entirety by reference to our amended and restated certificate of incorporation and our amended and restated bylaws.

        Our authorized capital stock consists of 550,000,000 shares, with a par value of $.0001 per share, of which:

  •
  500,000,000 shares are designated as common stock; and

  •
  50,000,000 shares are designated as preferred stock.

        As of January 22, 2015, we had outstanding 49,349,840 shares of common stock and no shares of preferred stock.

Common Stock

        Pursuant to our amended and restated certificate of incorporation, the holders of common stock are entitled to one vote per share for the election of directors and on all matters submitted to a vote of stockholders. The vote of the holders of a majority of the shares present in person or by proxy at a meeting of stockholders and entitled to vote shall decide any question submitted to a vote, except as otherwise required by law or provided for in our amended and restated certificate of incorporation or amended and restated bylaws. Directors shall be elected by a plurality of the votes of the shares present in person or by proxy at a meeting and entitled to vote. The amended and restated certificate of incorporation does not provide for cumulative voting in the election of directors. Subject to the rights, if any, of the holders of any outstanding series of preferred stock, the holders of common stock are entitled to receive such dividends, if any, as may be declared by the board of directors out of legally available funds, payable either in cash, property or shares of capital stock.

        Upon liquidation, dissolution or winding-up of the company, subject to the rights, if any of the holders of our preferred stock, the holders of common stock are entitled to receive all of the remaining assets of the company of whatever kind available for distribution ratable in proportion to the number of shares held by them respectively.

        The holders of common stock have no preemptive, subscription, redemption or conversion rights. The rights, preferences and privileges of holders of common stock are subject to, and may be adversely affected by, the rights of the holders of any series of preferred stock, which may be designated solely by action of the board of directors and issued in the future.

Preferred Stock

        The board of directors is authorized, subject to any limitations prescribed by law, without further vote or action by the stockholders, to issue from time to time shares of preferred stock in one or more series without stockholder approval. Each such series of preferred stock shall have such number of shares, voting powers, designations, preferences and relative, participating, optional or other special rights, and the qualifications, limitations and restrictions, as shall be determined by the board of directors, which may include, among others, dividend rights, voting rights, liquidation preferences, conversion rights and preemptive rights.

Anti-Takeover Effects of Our Amended and Restated Certificate of Incorporation and Our Amended and Restated Bylaws

        Certain provisions of our amended and restated certificate of incorporation and our amended and restated bylaws contain provisions that could have the effect of delaying, deferring or discouraging another party from acquiring control of us. These provisions, which are summarized below, are expected to discourage certain types of coercive takeover practices and inadequate takeover bids. These provisions are also designed, in part, to encourage persons seeking to acquire control of us to first negotiate with our board of directors. We believe that the benefits of increased protection of our potential ability to negotiate with an unfriendly or unsolicited acquirer outweigh the disadvantages of discouraging such proposals, including proposals that are priced above the then-current market value of our common stock, because, among other reasons, the negotiation of such proposals could result in an improvement of their terms.

        These provisions include:

Classified Board

        Our amended and restated certificate of incorporation provides that our board of directors shall be divided into three classes of directors, with the classes as nearly equal in number as possible. As a result, approximately one-third of our board of directors is elected each year. We believe that the classification of our board of directors facilitates the continuity and stability of our business strategies and policies. However, our classified board could have the effect of making the replacement of incumbent directors more time consuming and difficult. At least two annual meetings of stockholders, instead of one, will generally be required to effect a change in a majority of our board of directors.

Number of Directors; Removal of Directors and Filling of Vacancies

        Our amended and restated certificate of incorporation provides that our board of directors has the authority to determine the number of directors within a range of between five and 15 directors. It also provides that (i) vacancies in our board of directors, including vacancies created by an increase in the number of directors, shall be filled solely by a majority vote of the directors then in office, and (ii) directors or the entire board may be removed only for cause.

Action by Written Consent; Special Meetings of Stockholders

        Our amended and restated certificate of incorporation provides that stockholder action can be taken only at an annual or special meeting of stockholders and cannot be taken by written consent in lieu of a meeting. Our amended and restated certificate of incorporation and our amended and restated bylaws also provide that, except as otherwise required by law, special meetings of the stockholders can only be called pursuant to a resolution adopted by a majority of the board of directors. Except as described above, stockholders are not permitted to call a special meeting or to require the board of directors to call a special meeting.

Advance Notice Procedures

        Our amended and restated bylaws requires an advance notice procedure for stockholder proposals to be brought before an annual meeting of our stockholders, including proposed nominations of persons for election to the board of directors. Stockholders at an annual meeting are only able to consider proposals or nominations specified in the notice of meeting or brought before the meeting by or at the direction of the board of directors or by a stockholder who was a stockholder of record on the record date for the meeting, who is entitled to vote at the meeting and who has given our Secretary timely written notice, in proper form, of the stockholder's intention to bring that business before the meeting. Although our amended and restated bylaws do not give the board of directors the power to approve or disapprove stockholder nominations of candidates or proposals regarding other business to be conducted at a special or annual meeting, our amended and restated bylaws may have the effect of precluding the conduct of certain business at a meeting if the proper procedures are not followed or may discourage or deter a potential acquiror from conducting a solicitation of proxies to elect its own slate of directors or otherwise attempting to obtain control of the Company.

Super Majority Approval Requirements

        The Delaware General Corporation Law, or the DGCL, generally provides that the affirmative vote of a majority of the shares entitled to vote on any matter is required to amend a corporation's certificate of incorporation or bylaws, unless either a corporation's certificate of incorporation or bylaws requires a greater percentage. Our amended and restated certificate of incorporation and amended and restated bylaws provide that the affirmative vote of holders of at least 66 2/3% of the total votes eligible to be cast in the election of directors will be required to amend, alter, change or repeal our amended and restated bylaws or specified provisions of our amended and restated certificate of incorporation. This requirement of a super majority vote to approve amendments to our amended and restated bylaws and certain provisions of our amended and restated certificate of incorporation could enable a minority of our stockholders to exercise veto power over any such amendments.

Authorized but Unissued Shares

        Our authorized but unissued shares of common stock and preferred stock are available for future issuance without stockholder approval. These additional shares may be utilized for a variety of corporate purposes, including future public offerings to raise additional capital, corporate acquisitions and employee benefit plans. In addition, preferred stock could be issued with voting, liquidation, dividend and other rights superior to our common stock. The existence of authorized but unissued shares of common stock and preferred stock could render more difficult or discourage an attempt to obtain control of a majority of our common stock by means of a proxy contest, tender offer, merger or otherwise.

Business Combinations with Interested Stockholders

        We have elected in our certificate of incorporation not to be subject to Section 203 of the DGCL, an anti-takeover law. In general, Section 203 prohibits a publicly held Delaware corporation from engaging in a business combination, such as a merger, with a person or group owning 15% or more of the corporation's voting stock for a period of three years following the date the person became an interested stockholder, unless (with certain exceptions) the business combination or the transaction in which the person became an interested stockholder is approved in a prescribed manner. Accordingly, we are not subject to any anti-takeover effects of Section 203. However, our amended and restated certificate of incorporation contains provisions that have the same effect as Section 203, except that they provide that Parthenon Capital Partners is not deemed to be an "interested stockholder," regardless of the percentage of our voting stock owned by it and accordingly is not subject to such restrictions.

Corporate Opportunities

        Our amended and restated certificate of incorporation provides that we renounce any interest or expectancy of the Company in the business opportunities that are from time to time presented to Parthenon Capital Partners and its officers, directors, agents, shareholders, members, partners, affiliates and subsidiaries, even if the opportunities are ones that the Company might have pursued or had the ability or desire to pursue if granted the opportunity, and each such person shall not have any obligation to offer to us those opportunities and shall not be liable for breach of any fiduciary or other duty, as a director or otherwise, if any such person pursues or acquires such opportunity, directs the opportunity to another person or fails to present the opportunity to us.

Choice of Forum

        Our amended and restated certificate of incorporation provides that a state or federal court located within the State of Delaware is the sole and exclusive forum for any derivative action or proceeding brought on our behalf; any action asserting a breach of fiduciary duty; any action asserting a claim against us arising pursuant to the DGCL, our amended and restated certificate of incorporation or our amended and restated bylaws; or any action asserting a claim against us that is governed by the internal affairs doctrine.

Limitation of Liability and Indemnification Matters

        Our amended and restated certificate of incorporation limits the liability of our directors to the fullest extent permitted by the DGCL and our amended and restated bylaws provide that we shall indemnify our directors and officers to the fullest extent permitted by such law. We have entered into indemnification agreements with our current directors and executive officers and expect to enter into a similar agreement with any new directors or executive officers. Our amended and restated certificate of incorporation and amended and restated bylaws also permit us to purchase insurance on behalf of any officer, director, employee or other agent for any liability arising out of his or her actions as our officer, director, employee or agent, regardless of whether Delaware law would permit indemnification. We believe that the limitation of liability provision, indemnification agreements and provision of directors' and officers' liability insurance will facilitate our ability to continue to attract and retain qualified individuals to serve as directors and officers of the Company.

Transfer Agent and Registrar

        The transfer agent and registrar for our common stock is American Stock Transfer & Trust Company, LLC. The transfer agent's address is 6201 15th Avenue, Brooklyn, New York 11219.

MATERIAL U.S. FEDERAL INCOME TAX CONSEQUENCES

        The following is a discussion of certain material U.S. federal income tax considerations relating to the purchase, ownership and disposition of the notes and shares of our common stock received upon conversion of notes. This discussion is based on the Internal Revenue Code of 1986, as amended (the "Code"), existing and proposed Treasury regulations thereunder, administrative rulings and pronouncements and judicial decisions, all as in effect on the date of this prospectus supplement and all of which are subject to change or differing interpretations, possibly with retroactive effect. This discussion is addressed only to beneficial owners of the notes that purchase the notes for cash on original issuance at their "issue price" (the first price at which a substantial portion of the notes is sold for cash to persons other than bond houses, brokers, or similar persons or organizations acting in the capacity of underwriters, placement agents or wholesalers) and hold such notes as a "capital asset" within the meaning of Section 1221 of the Code and to beneficial holders of our common stock that acquire such common stock upon conversion of a note purchased on original issuance at its "issue price" and hold such common stock as a "capital asset" within the meaning of Section 1221 of the Code.

        This discussion does not address all of the tax considerations that may be relevant to a beneficial owner of the notes or common stock in light of its particular circumstances or to beneficial owners that are subject to special rules, such as: banks and other financial institutions; insurance companies; real estate investment trusts and regulated investment companies; tax-exempt organizations; pension funds and retirement plans; brokers and dealers in securities or currencies; traders in securities that elect to use a mark-to-market method of tax accounting; persons that own the notes as a position in a hedging transaction; persons that own the notes as part of a "straddle," "conversion" or other integrated transaction for tax purposes; or U.S. Holders (as defined below) whose "functional currency" is not the United States dollar. Further, we do not address the U.S. federal estate, generation-skipping and gift, Medicare contribution tax consequences or alternative minimum tax consequences, or any state, local, foreign or other nonfederal tax consequences, of the purchase, ownership or disposition of the notes or shares of our common stock received upon conversion of notes.

        As used in this discussion, the term "U.S. Holder" means a beneficial owner of a note or our common stock that is, for U.S. federal income tax purposes, (i) a citizen or individual resident of the United States; (ii) a corporation, or other entity taxable as a corporation, created or organized in or under the laws of the United States, any state thereof or the District of Columbia; (iii) an estate, the income of which is subject to U.S. federal income taxation regardless of its source; or (iv) a trust, if (A) a court within the United States is able to exercise primary jurisdiction over administration of the trust and one or more United States persons have authority to control all substantial decisions of the trust or (B) it has a valid election in effect to be treated as a United States person. As used in this discussion, the term "Non-U.S. Holder" means a beneficial owner of a note or our common stock (other than a partnership or other entity treated as a partnership or as a disregarded entity for U.S. federal income tax purposes) that is not a U.S. Holder.

        The tax treatment of a partnership and each partner thereof will generally depend upon the status and activities of the partnership and such partner. A holder that is treated as a partnership for U.S. federal income tax purposes or a partner in such partnership should consult its own tax advisor regarding the U.S. federal income tax consequences applicable to it and its partners of the acquisition, ownership and disposition of our notes and shares of our common stock received upon conversion of notes.

        EACH PROSPECTIVE INVESTOR SHOULD CONSULT ITS OWN TAX ADVISOR WITH RESPECT TO THE PARTICULAR TAX CONSEQUENCES OF THE ACQUISITION, OWNERSHIP AND DISPOSITION OF OUR NOTES AND COMMON STOCK, INCLUDING THE APPLICABILITY AND EFFECT OF ANY STATE, LOCAL, AND NON-U.S. TAX LAWS, AS WELL AS U.S. FEDERAL ESTATE AND GIFT TAX LAWS, AND ANY APPLICABLE TAX TREATY.

Certain Contingent Payments

        In certain circumstances we may be obligated to pay holders amounts in excess of stated interest and principal payable on the notes. See "Description of Notes—Conversion Rights—Adjustment to Shares Delivered Upon a Make-Whole Fundamental Change" and "Description of Notes—Reports." If the amount or timing of any payment on a debt instrument is contingent, the debt instrument could be subject to special rules that apply to contingent payment debt instruments ("CPDIs"). According to the applicable Treasury regulations, however, certain contingent payments will not cause a debt instrument to be treated as a CPDI if such contingent payments, as of the date of issuance, are remote or incidental.

        There is no specific guidance as to when a contingency is remote or incidental. We intend to take the position that the foregoing contingencies relating to payments are remote or incidental and will not cause a note to be treated as a CPDI for purposes of the applicable Treasury regulations. Our determination that the foregoing contingent payments are remote or incidental is binding on a holder unless such holder discloses its contrary position in the manner required under applicable Treasury regulations. Our determination is not, however, binding on the Internal Revenue Service ("IRS"), and if the IRS were to challenge this determination, a holder, under the applicable provisions of the Code and the Treasury regulations, among other things, might be required to accrue income on its notes in excess of stated interest and otherwise applicable OID, if any, to treat as ordinary income rather than as capital gain any income realized on the taxable disposition of a note, and to treat conversion of a note as a taxable disposition giving rise to ordinary income. The remainder of this discussion assumes that the notes will not be treated as CPDIs. A holder should consult its tax advisor concerning the possible application of the CPDI rules to the purchase, ownership and disposition of the notes.

Considerations for U.S. Holders

Interest on the Notes

        A U.S. Holder will generally be required to include stated interest on the notes in income as ordinary income at the time the interest is received or accrued, according to its method of tax accounting for U.S. federal income tax purposes. It is expected, and therefore this discussion assumes, that the notes will be issued without OID for U.S. federal income tax purposes. If however, the notes' principal amount exceeds the issue price by more than a de minimis amount, as determined under the applicable Treasury regulations, a U.S. Holder will be required to include such excess in income as OID, as it accrues, in accordance with a constant yield method based on a compounding of interest before the receipt of cash payments attributable to income.

Conversion of Notes Solely into Shares of Common Stock

        A U.S. Holder will not recognize any income, gain or loss on the conversion of notes solely into shares of common stock except to the extent of cash received in lieu of a fractional share of common stock and except to the extent of amounts attributable to accrued but unpaid interest, which will be taxable to a U.S. Holder as ordinary interest income to the extent not already included in income. The amount of gain or loss on the deemed sale of such fractional share will be equal to the difference between the amount of cash a U.S. Holder receives in respect of such fractional share and the portion of its tax basis in its note that is allocable to the fractional share. Any such gain or loss generally would be capital gain or loss and would be long-term capital gain or loss, if at the time of the conversion, the note has been held for more than one year. The tax basis of the shares of common stock received upon a conversion (other than common stock attributable to accrued interest, the tax basis of which will equal its fair market value) will equal the adjusted tax basis of the note that was converted, reduced by the portion of the tax basis that is allocable to any fractional share. A U.S. Holder's holding period for shares of common stock will include the period during which a U.S. Holder held the notes, except that the holding period for any shares received with respect to accrued interest will commence on the day after the date of receipt.

Sale, Exchange, Redemption or Other Taxable Disposition of a Note, including a Conversion Solely into Cash

        Except as provided below under "Conversion of Notes into Combination of Cash and Common Stock," upon a sale, exchange, redemption or other taxable disposition of a note (including a conversion solely into cash), a U.S. Holder generally will recognize capital gain or loss in an amount equal to the difference, if any, between the amount realized (excluding amounts attributable to accrued but unpaid interest, which will be taxable to a U.S. Holder as ordinary interest income to the extent not previously included in income) and such U.S. Holder's adjusted tax basis in the note. A U.S. Holder's adjusted tax basis generally will equal the amount that the U.S. Holder paid for the note. Such gain or loss generally will be long-term capital gain or loss if the U.S. Holder's holding period for the note is more than one year at the time of disposition. Long-term capital gain of non-corporate taxpayers is generally subject to a reduced rate of U.S. federal income tax. A U.S. Holder's ability to offset ordinary income with capital losses is subject to limitations.

Conversion of Notes into Combination of Cash and Common Stock

        The tax treatment of a U.S. Holder's conversion of a note into cash and common stock is not entirely clear. If we satisfy the conversion obligation for a combination of cash and common stock, the U.S. federal income tax treatment will depend upon whether the conversion is characterized as a recapitalization or as in part a conversion and in part a redemption of a note. If a conversion constitutes a recapitalization, gain, but not loss, will be recognized equal to the excess of the fair market value of our common stock and cash received (other than amounts attributable to accrued but unpaid interest, which will be taxable to a U.S. Holder as ordinary interest income to the extent not already included in income) over its adjusted basis in the note, but in no event should the gain recognized exceed the amount of cash received (other than cash in lieu of a fractional share or cash attributable to accrued interest).

        The amount of gain or loss recognized on the receipt of cash in lieu of a fractional share will be equal to the difference between the amount of cash a U.S. Holder receives in respect of the fractional share and the portion of the U.S. Holder's adjusted tax basis in the note that is allocable to the fractional share (taking into account the basis adjustment described below). Any gain or loss recognized on conversion generally would be long-term capital gain or loss if, at the time of the conversion, the note has been held for more than one year.

        A U.S. Holder's tax basis for shares of common stock received upon a conversion (including any fractional share deemed to be received but excluding any common stock attributable to accrued but unpaid interest, the tax basis of which will equal its fair market value) will equal the adjusted tax basis of the note that was converted, reduced by the amount of any cash received (other than cash received in lieu of a fractional share or cash attributable to accrued but unpaid interest), and increased by the amount of gain, if any, recognized (other than with respect to a fractional share). A U.S. Holder's holding period for shares of common stock will include the period during which it held the notes (except that the holding period of any common stock received with respect to accrued but unpaid interest will commence on the day after the date of receipt).

        If conversion of the notes is instead treated as in part a conversion into common stock and in part a payment in redemption of the notes, a U.S. Holder would not recognize any taxable gain or loss with respect to the portion of the notes considered to be converted into common stock, as described above in "—Conversion of Notes Solely into Shares of Common Stock." The U.S. federal income tax treatment to a U.S. Holder with respect to cash received in lieu of a fractional share, its tax basis in the common stock received, and its holding period for the common stock received will be as described above in "—Conversion of Notes Solely into Shares of Common Stock." The cash received with respect to the portion of the notes considered to be redeemed would likely be treated as received in redemption of such portion. In that event, a U.S. Holder would generally recognize gain or loss as described above in "—Sale, Exchange, Redemption or Other Taxable Disposition of a Note, including a Conversion Solely Into Cash."

The U.S. Holder's basis in the note would be allocated pro rata between the common stock and cash received, in accordance with their fair market values.

        If a combination of cash and common stock is received by a U.S. Holder upon conversion of a note, we intend to take the position, to the extent that we are required to do so, that the notes are securities for U.S. federal income tax purposes and that the conversion should be treated as a recapitalization. A U.S. Holder should consult its tax advisors regarding the tax treatment of the receipt of cash and common stock in exchange for notes upon conversion and the ownership of our common stock.

Constructive Dividends

        The conversion rate of the notes will be adjusted in certain circumstances. Adjustments (or failures to make adjustments) that have the effect of increasing a U.S. Holder's proportionate interest in our assets or earnings and profits may, in some circumstances, result in a deemed distribution to the U.S. Holder for U.S. federal income tax purposes even though no cash or property is received. Adjustments to the conversion rate made pursuant to a bona fide reasonable adjustment formula that has the effect of preventing the dilution of the interest of the holders of the notes, however, will generally not result in a deemed distribution to a U.S. Holder. Certain of the possible conversion rate adjustments provided in the notes (including, without limitation, adjustments in respect of taxable dividends to holders of our common stock) will not qualify as being pursuant to a bona fide reasonable adjustment formula. If such adjustments are made, a U.S. Holder will be deemed to have received a distribution even though the U.S. Holder has not received any cash or property as a result of such conversion rate adjustment. In addition, an adjustment to the conversion rate in connection with a make-whole fundamental change may be treated as a deemed distribution. Any deemed distribution will be taxable as a dividend, return of capital or capital gain to the extent thereof as described below under "—Distributions on Common Stock." However, it is unclear whether a constructive dividend deemed paid to a non-corporate U.S. Holder would be eligible for the lower applicable long-term capital gains rates as described below under "—Distributions on Common Stock." It is also unclear whether corporate U.S. Holders would be entitled to claim the dividends-received deduction with respect to any such constructive dividends. Generally, a U.S. Holder's adjusted tax basis in a note will be increased to the extent any such constructive distribution is treated as a dividend. U.S. Holders should consult their tax advisors on the impact a constructive distribution may have on their holding period in the notes.

Distributions on Common Stock

        Distributions paid on our common stock received upon conversion of a note, other than certain pro rata distributions of common shares, will be treated as a dividend to the extent paid out of current or accumulated earnings and profits (as determined under U.S. federal income tax principles) and will be includible in income by the U.S. Holder. If a distribution exceeds our current and accumulated earnings and profits, the excess will be first treated as a tax-free return of the U.S. Holder's investment, up to the U.S. Holder's tax basis in the common stock. Any remaining excess will be treated as a capital gain. Dividends received by a corporate U.S. Holder may qualify for a dividends-received deduction. Dividends received by certain non-corporate U.S. Holders (including individuals) are generally taxed at the lower applicable long-term capital gains rates, provided certain holding period requirements are satisfied.

Sale or Other Taxable Disposition of Common Stock

        Gain or loss realized by a U.S. Holder on the sale, certain redemptions or other taxable disposition of our common stock received upon conversion of a note will be capital gain or loss for U.S. federal income tax purposes, and will be long-term capital gain or loss if the U.S. Holder's holding period in the common stock is more than one year. The amount of the U.S. Holder's gain or loss will be equal to the difference between the U.S. Holder's adjusted tax basis in the common stock disposed of and the amount realized on the disposition. Long-term capital gains of non-corporate U.S. Holders may qualify for preferential rates of taxation. The deductibility of capital losses is subject to limitations.

Possible Effect of the Change in Conversion Consideration after a Change in Control

        In certain situations, the notes may become convertible into shares of an acquirer. Depending on the circumstances, such an adjustment could result in a deemed taxable exchange of the notes to a U.S. Holder and the modified notes could be treated as newly issued at that time, potentially resulting in the recognition of taxable gain or loss. In addition, depending on the terms of the acquisition, a conversion of the notes into shares of the acquiror's stock could be taxable to a U.S. Holder.

Considerations for Non-U.S. Holders

Interest on the Notes

        Subject to the discussion below under "FATCA Withholding" and "Information Reporting and Backup Withholding," all interest payments on the notes made to a Non-U.S. Holder generally will be exempt from U.S. federal income and withholding tax, provided that:

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  the Non-U.S. Holder does not (directly or indirectly, actually or constructively) own 10% or more of the total combined voting power of all classes of our stock that are entitled to vote;

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  the Non-U.S. Holder is not a controlled foreign corporation that is related to us through stock ownership;

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  the Non-U.S. Holder is not a bank whose receipt of interest on a note is described in Section 88l(c)(3)(A) of the Code; and

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  the certification requirement described below has been satisfied with respect to the Non-U.S. Holder.

        The certification requirement referred to above will be satisfied if the beneficial owner of a note certifies on IRS Form W-8BEN or IRS Form W-8BEN-E, as applicable (or in either case a suitable successor form), under penalties of perjury, that it is not a United States person and provides its name and address. If the Non-U.S. Holder cannot satisfy the above requirements, payments of interest (including amounts received upon conversion that are attributable to accrued and unpaid interest) will be subject to 30% U.S. federal withholding tax unless (i) such holder provides a properly executed IRS Form W-8BEN or IRS Form W-8BEN-E, as applicable (or in either case a suitable successor form) claiming an exemption from (or reduction of) withholding under the benefit of an applicable income tax treaty or (ii) the interest is effectively connected with the conduct by such Non-U.S. Holder of a trade or business in the United States (and, if certain tax treaties apply, are attributable to a permanent establishment or fixed base maintained by the Non-U.S. Holder within the United States) and such holder meets the certification requirement as described in the next paragraph.

        If a Non-U.S. Holder is engaged in a trade or business in the United States, and if interest payments on the note are effectively connected with the conduct of such trade or business (and, if certain tax treaties apply, are attributable to a permanent establishment or fixed base maintained by the Non-U.S. Holder within the United States), the Non-U.S. Holder, although exempt from U.S. withholding tax, will be taxed generally in the same manner as a U.S. Holder (see "Considerations for U.S. Holders" above), except that the Non-U.S. Holder will be required to provide a properly executed IRS Form W-8ECI (or suitable successor form) in order to claim an exemption from withholding tax. These Non-U.S. Holders should consult their tax advisors with respect to other tax consequences of the ownership of the notes, including the possible imposition of a branch profits tax at 30% (or at a reduced rate under an applicable tax treaty) for corporate Non-U.S. Holders.

        Non-U.S. Holders may be required to periodically update their IRS Forms W-8.

Sale or Other Taxable Disposition of the Notes, Including a Conversion

        Subject to the discussion below under "FATCA Withholding" and "Information Reporting and Backup Withholding," a Non-U.S. Holder generally will not be subject to U.S. federal income tax on gain realized upon a sale or other disposition of a note (including upon conversion solely into cash or into a combination of cash and common stock), unless (i) such gain is effectively connected with such Non-U.S. Holder's conduct of a U.S. trade or business (and, if required by an applicable income tax treaty, is attributable to a U.S. permanent establishment or fixed base), (ii) the Non-U.S. Holder is an individual who is present in the United States for 183 days or more in the taxable year of disposition and certain other requirements are met), or (iii) we are or have been a U.S. real property holding corporation for U.S. federal income tax purposes at any time within the shorter of the five-year period preceding such sale or other disposition and the period during which the Non-U.S. Holder held the notes. We believe that we are currently not a U.S. real property holding corporation and do not anticipate becoming one in the future.

        Except to the extent provided by an applicable income tax treaty, gain that is effectively connected with the conduct of a U.S. trade or business will be subject to U.S. federal income tax on a net basis at the rates applicable to United States persons generally (and, if the Non-U.S. Holder is a corporation, may also be subject to a 30% branch profits tax unless reduced or exempted by an applicable income tax treaty). To claim the benefit of an applicable income tax treaty, a Non-U.S. Holder must timely provide the appropriate and properly executed IRS form. If the Non-U.S. Holder is an individual described in clause (b) above, unless an applicable income tax treaty provides otherwise, it will be subject to a flat 30% U.S. federal income tax on the gain realized upon a sale or other taxable disposition of a note (including upon conversion solely into cash or into a combination of cash and common stock), which may be offset by U.S. source capital losses, even though it is not considered a resident of the United States.

        A Non-U.S. Holder will not be subject to U.S. federal income tax upon a conversion of notes solely into common stock except to the extent of cash received in lieu of a fractional share of common stock, which will be subject to U.S. federal income tax to the extent described in the two preceding paragraphs as a general matter and to the extent of cash or common stock received that is attributable to accrued but unpaid interest, which will be taxable as described in the paragraph below.

        Any cash or common stock that a Non-U.S. Holder receives on the sale or other disposition of a note (including upon conversion solely into cash, solely into common stock or into a combination of cash and common stock) that is attributable to accrued but unpaid interest will be subject to the rules for interest as described above under "—Interest on the Notes" above.

Constructive Dividends

        Subject to the discussion below under "Taxation of Distributions on or Sale or Other Taxable Disposition of Common Stock" regarding constructive dividends effectively connected with a Non-U.S. Holder's conduct of a trade or business in the United States, if a Non-U.S. Holder were deemed to have received a constructive dividend (see "—Considerations for U.S. Holders—Constructive Dividends" above), the Non-U.S. Holder generally will be subject to withholding tax at a 30% rate, subject to reduction by an applicable tax treaty, on the taxable amount of the dividend. To claim the benefit of a tax treaty, a Non-U.S. Holder must comply with all certification requirements necessary to qualify for treaty benefits. Because a constructive dividend deemed received by a Non-U.S. Holder would not give rise to any cash from which any applicable withholding tax could be satisfied, if withholding taxes are paid on behalf of a Non-U.S. Holder, those withholding taxes may be withheld from payments of cash or common stock payable on the notes (or, in certain circumstances, from any payments on our common stock).

Taxation of Distributions on or Sale or Other Taxable Disposition of Common Stock

        Dividends paid to a Non-U.S. Holder on our common stock generally will be subject to U.S. federal withholding tax at a 30% rate, subject to reduction under an applicable treaty. In order to obtain a reduced rate of withholding, a Non-U.S. Holder will be required to provide a properly executed IRS Form W-8BEN or IRS Form W-8BEN-E, as applicable (or in either case a suitable successor form) certifying its entitlement to benefits under a treaty. A Non-U.S. Holder who is subject to U.S. federal withholding tax under such circumstances should consult its tax advisor as to whether it can obtain a refund for all or a portion of the withholding tax.

        If a Non-U.S. Holder of our common stock is engaged in a trade or business in the United States, and if the dividends (or constructive dividends, see "Constructive Dividends" above) are effectively connected with the conduct of such trade or business (and, if certain tax treaties apply, the Non-U.S. Holder maintains a permanent establishment or fixed base within the United States and such dividend is attributable to such permanent establishment or fixed base), the Non-U.S. Holder, although exempt from U.S. federal withholding tax, will be taxed generally in the same manner as a U.S. Holder (see "Considerations for U.S. Holders" above), except that the Non-U.S. Holder will be required to provide a property executed IRS Form W-8ECI (or appropriate successor form) in order to claim an exemption from U.S. federal withholding tax. These Non-U.S. Holders should consult their tax advisors with respect to other tax consequences of the ownership of our common stock, including the possible imposition of a branch profits tax at 30% (or at a reduced rate under an applicable tax treaty) for corporate Non-U.S. Holders.

        Non-U.S. Holders may be required to periodically update their IRS Forms W-8.

        A Non-U.S. Holder generally will not be subject to U.S. federal income and withholding tax on gain realized on a sale or other disposition of the common stock received upon a conversion of a note, unless:

  •
  the gain is effectively connected with the conduct by such Non-U.S. Holder of a trade or business in the United States;

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  Non-U.S. Holder is an individual who is present in the United States for 183 days or more in the taxable year of disposition and certain other requirements are met (in which case the gain, which may be offset by U.S. source capital losses even though the Non-U.S. Holder is not considered a resident of the United States, would be subject to a flat 30% U.S. federal income tax) unless an applicable income tax treaty provides otherwise; or

  •
  we are or have been a United States real property holding corporation at any time within the shorter of the five year period preceding such sale, exchange or disposition and the period during which the Non-U.S. Holder held the common stock. We believe that we are currently not and do not expect to become a United States real property holding corporation for U.S. federal income tax purposes.

        If a Non-U.S. Holder of our common stock is engaged in a trade or business in the United States, and if the gain on the common stock is effectively connected with the conduct of such trade or business (and, if certain tax treaties apply, is attributable to a permanent establishment or fixed base maintained by the Non-U.S. Holder within the United States), the Non-U.S. Holder will be taxed generally in the same manner as a U.S. Holder (see "Considerations for U.S. Holders" above). These Non-U.S. Holders should consult their tax advisors with respect to other tax consequences of the disposition of the common stock, including the possible imposition of a branch profits tax at 30% (or at a reduced rate under an applicable tax treaty) for corporate Non-U.S. Holders.

FATCA Withholding

        Legislation enacted in 2010 (commonly referred to as "FATCA") generally imposes a withholding tax of 30% on interest and dividends on, and the gross proceeds of a disposition occurring after December 31, 2016 of debt obligations of, or stock in, a U.S. corporation paid to (i) a foreign financial institution ("FFI"), whether as a beneficial owner or intermediary, unless such institution enters into an agreement with the IRS to, among other things, collect and provide to the U.S. tax authorities substantial information regarding U.S. account holders of such institution (which would include certain equity and debt holders of such institution, as well as certain account holders that are foreign entities with U.S. owners), or qualifies for an exemption from these rules, and (ii) a foreign entity that is not a financial institution (whether as a beneficial owner or intermediary for another foreign entity that is not a financial institution) unless such entity provides the withholding agent with a certification identifying the substantial U.S. owners of the entity, which generally includes any U.S. person who directly or indirectly owns more than 10% of the entity, or qualifies for an exemption from these rules. A person that receives payments through one or more FFIs may receive reduced payments as a result of FATCA withholding taxes if (i) any such FFI does not enter into such an agreement with the U.S. government and does not otherwise establish an exemption, or (ii) such person is (a) a "recalcitrant account holder" or (b) itself an FFI that fails to enter into such an agreement or establish an exemption. Foreign governments may enter into an agreement with the IRS to implement FATCA in a different manner. Investors are encouraged to consult with their tax advisors regarding the implications of FATCA to their particular circumstances.

Information Reporting and Backup Withholding

U.S. Holders

        Information reporting requirements generally will apply to payments of interest on the notes (including additional interest, if any), dividends on our common stock and the proceeds of a sale of a note or common stock paid to a U.S. Holder unless the U.S. Holder is an exempt recipient and, if requested, certifies as to that status.

        Backup withholding generally will apply to those payments if the U.S. Holder fails to provide an appropriate certification with its correct taxpayer identification number or certification of exempt status. Any amounts withheld under the backup withholding rules will be allowed as a refund or a credit against a U.S. Holder's U.S. federal income tax liability provided the required information is timely furnished to the IRS.

Non-U.S. Holders

        Generally, the amount of interest (including additional interest, if any) paid on the notes and dividends paid on common stock to Non-U.S. Holders and the amount of tax, if any, withheld with respect to those payments must be reported annually to the IRS and to the Non-U.S. Holders. Copies of the information returns reporting such interest, dividends and withholding may also be made available to the tax authorities in a country in which the Non-U.S. Holder resides under the provisions of an applicable income tax treaty. In general, a Non-U.S. Holder will not be subject to U.S. backup withholding tax with respect to payments of interest on a note or dividends on common stock, provided a properly executed IRS Form W-8BEN or IRS Form W-8BEN-E, as applicable (or applicable successor form), has been provided by the Non-U.S. Holder or the Non-U.S. Holder otherwise establishes an exemption under "Considerations for Non-U.S. Holders—Interest on the Notes." In addition, a Non-U.S. Holder will be subject to information reporting and, depending on the circumstances, backup withholding with respect to payments of the proceeds of the sale of a note or common stock conducted within the United States or through certain U.S.-related financial intermediaries, unless the applicable IRS Form described above has been received, or the Non-U.S. Holder otherwise establishes an exemption. Any amounts withheld under the backup withholding rules will be allowed as a refund or a credit against a Non-U.S. Holder's U.S. federal income tax liability, if any, provided the required information is timely furnished to the IRS.

UNDERWRITING

        Under the terms and subject to the conditions in an underwriting agreement dated the date of this prospectus supplement, the underwriters named below, for whom Morgan Stanley & Co. LLC and SunTrust Robinson Humphrey, Inc. are acting as representatives, have severally agreed to purchase, and we have agreed to sell to them, severally, the principal amount of notes indicated below:

Name	Principal amount of notes
Morgan Stanley & Co. LLC	$
SunTrust Robinson Humphrey, Inc.

Total:	$

        The underwriters and the representatives are collectively referred to as the "underwriters" and the "representatives," respectively. The underwriters are offering the notes subject to their acceptance of the notes from us and subject to prior sale. The underwriting agreement provides that the obligations of the several underwriters to pay for and accept delivery of the notes offered by this prospectus supplement are subject to the approval of certain legal matters by their counsel and to certain other conditions. The underwriters are obligated to take and pay for all of the notes offered by this prospectus supplement if any such notes are taken. However, the underwriters are not required to take or pay for the notes covered by the underwriters' option to purchase additional notes described below.

        The underwriters initially propose to offer the notes to the public at the offering price listed on the cover page of this prospectus supplement and to certain dealers. After the initial offering of the notes, the offering price and other selling terms may from time to time be varied by the underwriters.

        We have granted to the underwriters an option, exercisable for 30 days from the date of this prospectus supplement, to purchase up to an additional $             million aggregate principal amount of the notes at the public offering price listed on the cover page of this prospectus supplement, solely for the purpose of covering over-allotments. The representative may exercise this option on behalf of the underwriters in whole or in part by giving written notice to us no later than 30 days after the date of this prospectus supplement. To the extent the option is exercised, each underwriter will become obligated, subject to certain conditions, to purchase about the same percentage of the aggregate principal amount of additional notes as the principal amount listed next to the underwriter's name in the preceding table bears to the aggregate principal amount of notes listed next to the names of all underwriters in the preceding table.

        The following table shows the per note and total public offering price, underwriting discounts and commissions, and proceeds before expenses to us. These amounts are shown assuming both no exercise and full exercise of the underwriters' option to purchase up to an additional $             million aggregate principal amount of notes.

Total
	Per Note	No Exercise	Full Exercise
Public offering price	$	$	$
Underwriting discounts and commissions	$	$	$
Proceeds, before expenses	$	$	$

        The estimated offering expenses payable by us, exclusive of the underwriting discounts and commissions, are approximately $960,000. We have agreed to reimburse the underwriters for expenses relating to clearance of this offering of convertible senior notes and the concurrent common stock offering with the Financial Industry Regulatory Authority up to $26,000.

        The Notes are a new issue of securities with no established trading market. Our common stock is listed on The NASDAQ Global Select Market under the trading symbol "PFMT."

        We and our directors and officers and certain holders of shares of our common stock have agreed that, without the prior written consent of Morgan Stanley & Co. LLC on behalf of the underwriters, we and they will not, during the period ending 90 days (and with respect to 1.5 million shares of our common stock held by one of our stockholders, 30 days) after the date of this prospectus supplement (the "restricted period"):

  •
  offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend or otherwise transfer or dispose of, directly or indirectly, any shares of common stock or any securities convertible into or exercisable or exchangeable for shares of common stock;

  •
  file any registration statement with the Securities and Exchange Commission relating to the offering of any shares of common stock or any securities convertible into or exercisable or exchangeable for common stock; or

  •
  enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the common stock.

whether any such transaction described above is to be settled by delivery of common stock or such other securities, in cash or otherwise. In addition, we and each such person agrees that, without the prior written consent of Morgan Stanley & Co. LLC on behalf of the underwriters, we or such other person will not, during the restricted period, make any demand for, or exercise any right with respect to, the registration of any shares of common stock or any security convertible into or exercisable or exchangeable for common stock.

        The restrictions described in the immediately preceding paragraph to do not apply to:

  •
  the sale of notes by us in this offering;

  •
  the issuance by us of shares of common stock upon conversion of the notes;

  •
  the issuance by us of shares of common stock to certain PHX stockholders in the amount of $22.0 million as partial consideration for the PHX acquisition. Such stockholders will agree to restrictions on their ability to transfer such common stock substantially similar to the foregoing. We have agreed with the underwriters that during the restricted period we will not waive or amend the restrictions on transfer applicable to the PHX stockholders such that the restrictions on transfer applicable to such stockholders would be materially less restrictive than those described above;

  •
  the issuance by us of shares of common stock upon the exercise of an option or a warrant or the conversion of a security outstanding on the date of this prospectus supplement of which the underwriters have been advised in writing; or

  •
  the issuance by us of shares of, or options to purchase shares of, common stock, restricted stock units or other equity awards to our employees, officers or directors pursuant to employee benefit plans in effect on the date of this prospectus supplement of which the underwriters have been advised in writing.

        Morgan Stanley & Co. LLC, in its sole discretion, may release the common stock and other securities subject to the lock-up agreements described above in whole or in part at any time.

        In order to facilitate the offering of the notes, the underwriters may engage in transactions that stabilize, maintain or otherwise affect the price of the notes or our common stock. Specifically, the underwriters may sell more notes than they are obligated to purchase under the underwriting agreement, creating a short position. A short sale is covered if the short position is no greater than the number of notes available for purchase by the underwriters under their option to purchase additional notes. The underwriters can close out a covered short sale by exercising the option or purchasing notes in the open market. In determining the source of notes to close out a covered short sale, the underwriters will consider, among other things, the open market price of notes compared to the price available under the option. The underwriters may also sell notes in excess of their option to purchase additional notes, creating a naked short position. The underwriters must close out any naked short position by purchasing notes in the open market. A naked short position is more likely to be created if the underwriters are concerned that there may be downward pressure on the price of the notes in the open market after pricing that could adversely affect investors who purchase in this offering. As an additional means of facilitating this offering, the underwriters may bid for, and purchase, notes or shares of our common stock in the open market to stabilize the price of the notes or our common stock. These activities may raise or maintain the market price of the notes or our common stock above independent market levels or prevent or retard a decline in the market price of the notes or our common stock. The underwriters are not required to engage in these activities and may end any of these activities at any time.

        We and the underwriters have agreed to indemnify each other against certain liabilities, including liabilities under the Securities Act.

        A prospectus supplement in electronic format may be made available on websites maintained by one or more underwriters, or selling group members, if any, participating in this offering. The representatives may agree to allocate a number of notes to underwriters for sale to their online brokerage account holders. Internet distributions will be allocated by the representatives to underwriters that may make Internet distributions on the same basis as other allocations.

        The underwriters and their respective affiliates are full service financial institutions engaged in various activities, which may include securities trading, commercial and investment banking, financial advisory, investment management, investment research, principal investment, hedging. financing and brokerage activities. Certain of the underwriters and their respective affiliates have, from time to time, performed, and may in the future perform, various financial advisory and investment banking services for us, for which they received or will receive customary fees and expenses. In particular, SunTrust Robinson Humphrey, Inc. is providing financial advisory and ancillary services to us in connection with our acquisition of PHX, for which it will receive customary fees and expenses.

        In addition, in the ordinary course of their various business activities, the underwriters and their respective affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers and may at any time hold long and short positions in such securities and instruments. Such investment and securities activities may involve our securities and instruments. The underwriters and their respective affiliates may also make investment recommendations or publish or express independent research views in respect of such securities or instruments and may at any time hold, or recommend to clients that they acquire, long or short positions in such securities and instruments.

Selling Restrictions

European Economic Area

        In relation to each Member State of the European Economic Area which has implemented the Prospectus Directive (each, a "Relevant Member State") an offer to the public of any notes may not be made in that Relevant Member State, except that an offer to the public in that Relevant Member State of any notes may be made at any time under the following exemptions under the Prospectus Directive, if they have been implemented in that Relevant Member State:

  (a)
  to any legal entity which is a qualified investor as defined in the Prospectus Directive;

  (b)
  to fewer than 100 or, if the Relevant Member State has implemented the relevant provision of the 2010 PD Amending Directive, 150, natural or legal persons (other than qualified investors as defined in the Prospectus Directive), as permitted under the Prospectus Directive, subject to obtaining the prior consent of the representatives for any such offer; or

  (c)
  in any other circumstances falling within Article 3(2) of the Prospectus Directive, provided that no such offer of notes shall result in a requirement for the publication by us or any underwriter of a prospectus pursuant to Article 3 of the Prospectus Directive.

        For the purposes of this provision, the expression an "offer to the public" in relation to any notes in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and any notes to be offered so as to enable an investor to decide to purchase any notes, as the same may be varied in that Member State by any measure implementing the Prospectus Directive in that Member State, the expression "Prospectus Directive" means Directive 2003/71/EC (and amendments thereto, including the 2010 PD Amending Directive, to the extent implemented in the Relevant Member State), and includes any relevant implementing measure in the Relevant Member State, and the expression "2010 PD Amending Directive" means Directive 2010/73/EU.

United Kingdom

        Each underwriter has represented and agreed that:

  (a)
  it has only communicated or caused to be communicated and will only communicate or cause to be communicated an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the Financial Services and Markets Act 2000 ("FSMA") received by it in connection with the issue or sale of the notes in circumstances in which Section 21(1) of the FSMA does not apply to us; and

  (b)
  it has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to the notes in, from or otherwise involving the United Kingdom.

Hong Kong

        The notes may not be offered or sold by means of any document other than (i) in circumstances which do not constitute an offer to the public within the meaning of the Companies Ordinance (Cap. 32, Laws of Hong Kong), or (ii) to "professional investors" within the meaning of the Securities and Futures Ordinance (Cap. 571, Laws of Hong Kong) and any rules made thereunder, or (iii) in other circumstances which do not result in the document being a "prospectus" within the meaning of the Companies Ordinance (Cap. 32, Laws of Hong Kong), and no advertisement, invitation or document relating to the notes may be issued or may be in the possession of any person for the purpose of issue (in each case whether in Hong Kong or elsewhere), which is directed at, or the contents of which are likely to be accessed or read by, the public in Hong Kong (except if permitted to do so under the laws of Hong Kong) other than with respect to notes which are or are intended to be disposed of only to persons outside Hong Kong or only to "professional investors" within the meaning of the Securities and Futures Ordinance (Cap. 571, Laws of Hong Kong) and any rules made thereunder.

Singapore

        This prospectus supplement and the accompanying prospectus has not been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, this prospectus and any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the notes may not be circulated or distributed, nor may the notes be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to persons in Singapore other than (i) to an institutional investor under Section 274 of the Securities and Futures Act, Chapter 289 of

Singapore (the "SFA"), (ii) to a relevant person, or any person pursuant to Section 275(1A), and in accordance with the conditions specified in Section 275 of the SFA or (iii) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA.

        Where the notes are subscribed or purchased under Section 275 of the SFA by a relevant person which is: (a) a corporation (which is not an accredited investor) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor; or (b) a trust (where the trustee is not an accredited investor) whose sole purpose is to hold investments and each beneficiary is an accredited investor, shares, debentures and units of shares and debentures of that corporation or the beneficiaries' rights and interest in that trust will not be transferable for six months after that corporation or that trust has acquired the notes under Section 275 of the SFA except: (1) to an institutional investor under Section 274 of the SFA or to a relevant person, or any person pursuant to Section 275(1A) of the SFA and in accordance with the conditions specified in Section 275 of the SFA; (2) where no consideration is given for the transfer; or (3) by operation of law.

 LEGAL MATTERS

        The validity of the notes offered by this prospectus supplement and the accompanying prospectus will be passed upon for us by Pillsbury Winthrop Shaw Pittman LLP, San Francisco, California. Certain legal matters relating to this offering will be passed on for the underwriters by Davis Polk & Wardwell LLP, New York, New York.

EXPERTS

        The consolidated financial statements of Performant Financial Corporation as of December 31, 2013 and 2012, and for each of the years in the three-year period ended December 31, 2013, have been incorporated by reference herein in reliance upon the report of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

        The consolidated financial statements of Premier Healthcare Exchange, Inc. and Subsidiaries included in Exhibits 99.3 and 99.4 of our Current Report on Form 8-K, dated January 28, 2015, have been incorporated herein in reliance on the report of Baker Tilly Virchow Krause, LLP, (formerly ParenteBeard LLC) independent accountants, given on the authority of said experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

        We are subject to the informational reporting requirements of the Securities Exchange Act of 1934, or Exchange Act. We file reports, proxy statements and other information with the SEC. Our SEC filings are available over the Internet at the SEC's web site at http://www.sec.gov. You may read and copy any reports, statements and other information filed by us at the SEC's Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. Please call 1-800-SEC-0330 for further information on the Public Reference Room. You may also inspect our SEC reports and other information at our web site at www.performantcorp.com. We do not intend for information contained in our web site to be part of this prospectus, other than documents that we file with the SEC that are incorporated by reference in this prospectus.

INFORMATION WE INCORPORATE BY REFERENCE

        The SEC allows us to incorporate by reference the information we file with them, which means:

  •
  incorporated documents are considered part of this prospectus;

  •
  we can disclose important information to you by referring you to those documents; and

  •
  information that we file with the SEC after the date of this prospectus supplement will automatically update and supersede the information contained in this prospectus supplement and incorporated filings.

        We incorporate by reference the documents listed below that we filed with the SEC under the Exchange Act:

  •
  our Annual Report on Form 10-K for the fiscal year ended December 31, 2013;

  •
  our Quarterly Reports on Form 10-Q for the quarterly periods ended March 31, 2014, June 30, 2014 and September 30, 2014; and

  •
  our Current Reports on Form 8-K filed on February 5, 2014, March 3, 2014, May 9, 2014 and August 11, 2014 and dated January 28, 2015 (but excluding any information furnished under Item 2.02 or 7.01, and associated exhibits referenced therein, contained in such Form 8-K).

        We also incorporate by reference each of the documents that we file with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act on or after the date of this prospectus and prior to the termination of the offering under this prospectus supplement and the accompanying prospectus. We will not, however, incorporate by reference in this prospectus supplement any documents or portions thereof that are not deemed "filed" with the SEC, including any information furnished pursuant to Item 2.02 or Item 7.01 of our Current Reports on Form 8-K after the date of this prospectus supplement unless, and except to the extent, specified in such Current Reports.

        We will provide you with a copy of any of these filings (other than an exhibit to these filings, unless the exhibit is specifically incorporated by reference into the filing requested) at no cost, if you submit a request to us by writing or telephoning us at the following address and telephone number:

Performant Financial Corporation
333 North Canyons Parkway
Livermore, CA 94551
(925) 960-4800

PROSPECTUS

$175,000,000

PERFORMANT FINANCIAL CORPORATION

Debt Securities, Common Stock
Preferred Stock, Depositary Shares
Warrants and Rights
13,536,184 Shares of Common Stock Offered by the Selling Stockholders

        We may, from time to time, offer and sell debt securities, preferred stock, either separately or represented by depositary shares, common stock, warrants or rights, either separately or together in any combination, in one or more offerings. The debt securities, preferred stock and warrants may be convertible into or exercisable or exchangeable for common or preferred stock or debt securities. The rights may be exercisable for common or preferred stock. The aggregate initial offering price of all securities sold under this prospectus will not exceed $175,000,000.

        In addition, the selling stockholders identified in this prospectus may, from time to time, offer and sell up to an aggregate of 13,536,184 shares of our common stock in one or more offerings. Unless otherwise stated in the applicable prospectus supplement, we will not receive any of the proceeds from the sale of shares offered by the selling stockholders.

        We will specify in an accompanying prospectus supplement more specific information about any such offering. This prospectus may not be used to sell any of these securities unless accompanied by the applicable prospectus supplement.

        We and the selling stockholders may offer and sell the securities described in this prospectus and any prospectus supplement directly to investors or through underwriters, dealers or agents. We will set forth the names of any underwriters, dealers or agents and their compensation in the accompanying prospectus supplement.

        Our common stock is listed on The NASDAQ Global Market under the symbol "PFMT." On November 24, 2014, the last reported sale price of our common stock on The NASDAQ Global Market was $7.04 per share.

        Investing in our securities involves risks. See the section entitled "Risk Factors" in the accompanying prospectus supplement and in the documents we incorporate by reference in this prospectus.

        Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is January 8, 2015

        You should rely only on the information incorporated by reference or provided in this prospectus, any prospectus supplement and the registration statement. We have not authorized anyone else to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information in this prospectus and any prospectus supplement, or incorporated by reference, is accurate only as of the dates of those documents. Our business, financial condition, results of operations and prospects may have changed since those dates.

 ABOUT THIS PROSPECTUS

        This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission, or SEC, using a "shelf" registration, or continuous offering, process. Under this shelf registration process, we may, from time to time, offer and sell separately or together in any combination the securities described in this prospectus in one or more offerings up to a maximum aggregate offering price of $175,000,000. In addition, certain of our stockholders may, from time to time, offer and sell up to an aggregate of 13,536,184 shares of our common stock in one or more offerings.

        This prospectus provides you with a general description of the securities we and the selling stockholders may offer. Each time we or the selling stockholders sell securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering and the offered securities, if required. Any prospectus supplement may also add, update or change information contained in this prospectus. Any statement that we make in this prospectus will be modified or superseded by any inconsistent statement made by us in a prospectus supplement. The registration statement we filed with the SEC includes exhibits that provide more detail of the matters discussed in this prospectus. You should read this prospectus and the related exhibits filed with the SEC and any prospectus supplement, together with additional information described under the heading "Where You Can Find More Information," before making your investment decision.

        Unless the context otherwise requires, references in this prospectus and the accompanying prospectus supplement to "Performant," "the Company," "we," "us" and "our" refer to Performant Financial Corporation and our consolidated subsidiaries.

        This prospectus, including the documents incorporated by reference herein, contains references to a number of trademarks that are our registered trademarks or those of our affiliates, or trademarks for which we or our affiliates have pending registration applications or common law rights. These include Performant Financial Corporation and the Performant name and design logo. This prospectus, including the documents incorporated by reference herein, may also include trade names, trademarks and service marks of other companies and organizations.

RISK FACTORS

        Investing in our securities involves risk. The prospectus supplement relating to a particular offering will contain a discussion of risks applicable to an investment in the securities offered. Prior to making a decision about investing in our securities, you should carefully consider the specific factors discussed under the heading "Risk Factors" in the applicable prospectus supplement together with all of the other information contained in the prospectus supplement or appearing or incorporated by reference in this prospectus, including the risk factors incorporated by reference to our most recent Annual Report on Form 10-K and any subsequent Quarterly Reports on Form 10-Q or Current Reports on Form 8-K. The occurrence of any of these risks might cause you to lose all or part of your investment in the offered securities.

The number of shares being registered for sale is significant in relation to our trading volume.

        We have filed a registration statement of which this prospectus is a part to register the shares offered hereunder for sale into the public market by the selling stockholders. These shares, if sold in the market all at once or at about the same time, could depress the market price of our shares during the period the registration statement remains effective and also could affect our ability to raise equity capital.

 PERFORMANT FINANCIAL CORPORATION

        We provide technology-enabled recovery and related analytics services in the United States. Our services help identify and recover delinquent or defaulted assets and improper payments for both government and private clients in a broad range of markets. Our clients typically operate in complex and regulated environments and outsource their recovery needs in order to reduce losses on billions of dollars of defaulted student loans, improper healthcare payments and delinquent state tax and federal treasury and other receivables. We generally provide our services on an outsourced basis, where we handle many or all aspects of our clients' recovery processes.

        Our revenue model is generally success-based as we earn fees on the aggregate amount of funds that we enable our clients to recover. Our services do not require any significant upfront investments by our clients and offer our clients the opportunity to recover significant funds otherwise lost. Because our model is based upon the success of our efforts and the dollars we enable our clients to recover, our business objectives are aligned with those of our clients and we are generally not reliant on their spending budgets. Furthermore, our business model does not require significant capital expenditures and we do not purchase loans or obligations.

        We commenced our operations in 1976 under the corporate name Diversified Collection Services, Inc.. We were incorporated in Delaware on October 8, 2003 under the name DCS Holdings, Inc. and subsequently changed our name to Performant Financial Corporation in 2005. Our principal executive offices are located at 333 North Canyons Parkway, Suite 100, Livermore, California 94551 and our telephone number is (925) 960-4800.

FORWARD-LOOKING STATEMENTS

        When used in this prospectus, the words "expects," "believes," "anticipates," "estimates," "may," "could," "intends," and similar expressions are intended to identify forward-looking statements. These statements are subject to known and unknown risks and uncertainties that could cause actual results to differ materially from those projected or otherwise implied by the forward-looking statements. These forward-looking statements speak only as of the date of this prospectus. Given these risks and uncertainties, you should not place undue reliance on these forward-looking statements. We will discuss many of these risks and uncertainties in greater detail in any prospectus supplement under the heading "Risk Factors." Additional cautionary statements or discussions of risks and uncertainties that could affect our results or the achievement of the expectations described in forward-looking statements may also be contained in the documents we incorporate by reference into this prospectus.

        These forward-looking statements speak only as of the date of this prospectus. We expressly disclaim any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in our expectations with regard thereto or any change in events, conditions or circumstances on which any such statement is based. You should, however, review additional disclosures we make in our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, and Current Reports on Form 8-K filed with the SEC.

USE OF PROCEEDS

        Unless we state otherwise in the applicable prospectus supplement, we intend to use the net proceeds from the sale by the Company of the securities offered by this prospectus to fund future acquisitions and strategic investment opportunities and otherwise for general corporate purposes. General corporate purposes may include additions to working capital, financing of capital expenditures and repayment or redemption of existing indebtedness. Pending the application of net proceeds, we expect to invest the net proceeds in investment grade, interest-bearing securities. Unless otherwise stated in the applicable prospectus supplement, we will not receive any of the proceeds from the sale of our common stock by the selling stockholders.

 RATIO OF EARNINGS TO FIXED CHARGES

        The ratio of earnings to fixed charges for each of the periods indicated are set forth in the following table.

	Year Ended December 31,					Nine Months Ended September 30, 2014
	2009	2010	2011	2012	2013
Ratio of earnings to fixed charges(1)	1.49	2.05	2.40	3.35	5.94	3.40

(1)
The ratio of earnings to fixed charges is computed by dividing earnings before taxes plus fixed charges by fixed charges. Fixed charges consist of interest expense, debt financing expense and the estimated portion of rental expense deemed by us to be representative of the interest factor of rental payments under operating leases.

DESCRIPTION OF DEBT SECURITIES

        The following is a summary of the general terms of the debt securities. We will file a prospectus supplement that may contain additional terms when we issue debt securities. The terms presented here, together with the terms in a related prospectus supplement, together with any pricing supplement or term sheet, will be a description of the material terms of the debt securities.

        We may issue, from time to time, debt securities, in one or more series. These debt securities that we may issue include senior debt securities, senior subordinated debt securities, subordinated debt securities, convertible debt securities and exchangeable debt securities. The debt securities we offer will be issued under an indenture between us and the trustee named in the indenture. The following is a summary of the material provisions of the form of indenture filed as an exhibit to the registration statement of which this prospectus is a part. For each series of debt securities, the applicable prospectus supplement for the series may change and supplement the summary below.

        As used in this section only, "we," "us" and "our" refer to Performant Financial Corporation excluding our subsidiaries, unless expressly stated or the context otherwise requires.

General Terms of the Indenture

        The indenture does not limit the amount of debt securities that we may issue. It provides that we may issue debt securities for any series of debt securities up to the principal amount that we may authorize. Except for the limitations on consolidation, merger and sale of all or substantially all of our assets contained in the indenture, the terms of the indenture do not contain any covenants or other provisions designed to give holders of any debt securities protection against changes in our operations, financial condition or transactions involving us. For each series of debt securities, any restrictive covenants for those debt securities will be described in the applicable prospectus supplement for those debt securities.

        We may issue the debt securities issued under the indenture as "discount securities," which means they may be sold at a discount below their stated principal amount. These debt securities, as well as other debt securities that are not issued at a discount, may, for United States federal income tax purposes, be treated as if they were issued with "original issue discount," or OID, because of interest payment and other characteristics. Special United States federal income tax considerations applicable to debt securities issued with original issue discount will be described in more detail in any applicable prospectus supplement.

        You should refer to the prospectus supplement relating to a particular series of debt securities for a description of the following terms of the debt securities offered by that prospectus supplement and by this prospectus:

  •
  the title and authorized denominations of those debt securities;

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  any limit on the aggregate principal amount of that series of debt securities;

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  the date or dates on which principal and premium, if any, of the debt securities of that series is payable;

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  interest rates, and the dates from which interest, if any, on the debt securities of that series will accrue, and the dates when interest is payable and the maturity;

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  the right, if any, to extend the interest payment periods and the duration of the extensions;

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  if the amount of payments of principal or interest is to be determined by reference to an index or formula, or based on a coin or currency other than that in which the debt securities are stated to be payable, the manner in which these amounts are determined and the calculation agent, if any, with respect thereto;

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  the place or places where and the manner in which principal of, premium, if any, and interest, if any, on the debt securities of that series will be payable and the place or places where those debt securities may be presented for transfer and, if applicable, conversion or exchange;

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  the period or periods within which, the price or prices at which, and other terms and conditions upon which those debt securities may be redeemed, in whole or in part, at our option or the option of a holder of those securities, if we or a holder is to have that option;

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  our obligation or right, if any, to redeem, repay or purchase those debt securities pursuant to any sinking fund or analogous provision or at the option of a holder of those securities, and the terms and conditions upon which the debt securities will be redeemed, repaid or purchased, in whole or in part, pursuant to that obligation;

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  the terms, if any, on which the debt securities of that series will be subordinate in right and priority of payment to our other debt;

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  the denominations in which those debt securities will be issuable;

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  if other than the entire principal amount of the debt securities when issued, the portion of the principal amount payable upon acceleration of maturity as a result of a default on our obligations;

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  whether any securities of that series are to be issued in whole or in part in the form of one or more global securities and the depositary for those global securities;

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  if the principal of or any premium or interest on the debt securities of that series is to be payable, or is to be payable at our election or the election of a holder of those securities, in securities or other property, the type and amount of those securities or other property, or the manner of determining that amount, and the period or periods within which, and the terms and conditions upon which, any such election may be made;

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  the events of default and covenants relating to the debt securities that are in addition to, modify or delete those described in this prospectus;

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  conversion or exchange provisions, if any, including conversion or exchange prices or rates and adjustments thereto;

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  whether and upon what terms the debt securities may be defeased, if different from the provisions set forth in the indenture;

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  the nature and terms of any security for any secured debt securities;

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  the terms applicable to any debt securities issued at a discount from their stated principal amount; and

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  any other specific terms of any debt securities.

        The applicable prospectus supplement will present material United States federal income tax considerations for holders of any debt securities and the securities exchange or quotation system on which any debt securities are to be listed or quoted.

Conversion or Exchange Rights

        Debt securities may be convertible into or exchangeable for shares of our equity securities or other securities. The terms and conditions of conversion or exchange will be stated in the applicable prospectus supplement. The terms will include, among others, the following:

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  the conversion or exchange price;

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  the conversion or exchange period;

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  provisions regarding our ability or the ability of any holder to convert or exchange the debt securities;

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  events requiring adjustment to the conversion or exchange price; and

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  provisions affecting conversion or exchange in the event of our redemption of the debt securities.

Consolidation, Merger or Sale

        We cannot consolidate with or merge with or into, or transfer or lease all or substantially all of our assets to, any person, unless we are the surviving corporation or the successor person is a corporation organized under the laws of the United States, any state of the United States or the District of Columbia and expressly assumes our obligations under the debt securities and the indenture. In addition, we cannot complete such a transaction unless immediately after completing the transaction, no event of default under the indenture, and no event that, after notice or lapse of time or both, would become an event of default under the indenture, has occurred and is continuing. When the successor person has assumed our obligations under the debt securities and the indenture, we will be discharged from all our obligations under the debt securities and the indenture except in limited circumstances.

        This covenant would not apply to any recapitalization transaction, a change of control affecting us or a highly leveraged transaction, unless the transaction or change of control were structured to include a merger or consolidation or transfer or lease of all or substantially all of our assets.

Events of Default

        The indenture provides that the following will be "events of default" with respect to any series of debt securities:

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  failure to pay interest for 30 days after the date payment is due and payable;

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  failure to pay principal or premium, if any, on any debt security when due, either at maturity, upon any redemption, by declaration or otherwise and, in the case of technical or administrative difficulties, only if such default persists for a period of more than three business days;

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  failure to make sinking fund payments when due and continuance of such default for a period of 30 days;

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  failure to perform other covenants for 60 days after notice that performance was required;

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  certain events in bankruptcy, insolvency or reorganization relating to us; or

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  any other event of default provided in the applicable officer's certificate, resolution of our board of directors or the supplemental indenture under which we issue a series of debt securities.

        An event of default for a particular series of debt securities does not necessarily constitute an event of default for any other series of debt securities issued under the indenture. For each series of debt securities, any modifications to the above events of default will be described in the applicable prospectus supplement for those debt securities.

        The indenture provides that if an event of default specified in the first, second, third, fourth or sixth bullets above occurs and is continuing, either the trustee or the holders of at least 25% in aggregate principal amount of the outstanding debt securities of that series may declare the principal amount of all those debt securities (or, in the case of discount securities or indexed securities, that portion of the principal amount as may be specified in the terms of that series) to be due and payable immediately. If an event of default specified in the fifth bullet above occurs and is continuing, then the principal amount of all those debt securities (or, in the case of discount securities or indexed securities, that portion of the principal amount as may be specified in the terms of that series) will be due and payable immediately, without any declaration or other act on the part of the trustee or any holder. In certain cases, holders of a majority in principal amount of the outstanding debt securities of any series may, on behalf of holders of all those debt securities, rescind and annul a declaration of acceleration.

        The indenture imposes limitations on suits brought by holders of debt securities against us. Except for actions for payment of overdue principal or interest, no holder of debt securities of any series may institute any action against us under the indenture unless:

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  the holder has previously given to the trustee written notice of default and continuance of such default;

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  the holders of at least 25% in principal amount of the outstanding debt securities of the affected series have requested that the trustee institute the action;

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  the requesting holders have offered the trustee indemnity for the reasonable expenses and liabilities that may be incurred by bringing the action;

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  the trustee has not instituted the action within 60 days of the request and offer of indemnity; and

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  the trustee has not received inconsistent direction by the holders of a majority in principal amount of the outstanding debt securities of the affected series.

        We will be required to file annually with the trustee a certificate, signed by one of our officers, stating whether or not the officer knows of any default by us in the performance, observance or fulfillment of any condition or covenant of the indenture.

Discharge, Defeasance and Covenant Defeasance

        We can discharge or decrease our obligations under the indenture as stated below.

        We may discharge obligations to holders of any series of debt securities that have not already been delivered to the trustee for cancellation and that have either become due and payable or are by their terms to become due and payable, or are scheduled for redemption, within one year. We may effect a discharge by irrevocably depositing with the trustee cash or government obligations, as trust funds, in an amount certified to be enough to pay when due, whether at maturity, upon redemption or otherwise, the principal of, and any premium and interest on, the debt securities and any mandatory sinking fund payments.

        Unless otherwise provided in the applicable prospectus supplement, we may also discharge any and all of our obligations to holders of any series of debt securities at any time, which we refer to as defeasance. We may also be released from the obligations imposed by any covenants of any outstanding series of debt securities and provisions of the indenture, and we may omit to comply with those covenants without creating an event of default under the trust declaration, which we refer to as covenant defeasance. We may effect defeasance and covenant defeasance only if, among other things:

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  we irrevocably deposit with the trustee cash or government obligations denominated in the currency of the debt securities, as trust funds, in an amount certified to be enough to pay at maturity, or upon redemption, the principal (including any mandatory sinking fund payments) of, and any premium and interest on, all outstanding debt securities of the series; and

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  we deliver to the trustee an opinion of counsel from a nationally recognized law firm to the effect that the holders of the series of debt securities will not recognize income, gain or loss for U.S. federal income tax purposes as a result of the defeasance or covenant defeasance and that defeasance or covenant defeasance will not otherwise alter the holders' U.S. federal income tax treatment of principal, and any premium and interest payments on, the series of debt securities.

        In the case of a defeasance by us, the opinion we deliver must be based on a ruling of the Internal Revenue Service issued, or a change in U.S. federal income tax law occurring, after the date of the indenture, since such a result would not occur under the U.S. federal income tax laws in effect on that date.

        Although we may discharge or decrease our obligations under the indenture as described in the two preceding paragraphs, we may not avoid, among other things, our duty to register the transfer or exchange of any series of debt securities, to replace any temporary, mutilated, destroyed, lost or stolen series of debt securities or to maintain an office or agency in respect of any series of debt securities.

Modification of the Indenture

        The indenture provides that we and the trustee may enter into supplemental indentures without the consent of the holders of debt securities to, among other things:

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  evidence the assumption by a successor entity of our obligations;

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  add to our covenants for the benefit of the holders of debt securities, or to surrender any rights or power conferred upon us;

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  add any additional events of default;

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  add to, change or eliminate any of the provisions of the indenture in a manner that will become effective only when there is no outstanding debt security which is entitled to the benefit of the provision as to which the modification would apply;

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  add guarantees with respect to or secure any debt securities;

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  establish the forms or terms of debt securities of any series;

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  evidence and provide for the acceptance of appointment by a successor trustee and add to or change any of the provisions of the indenture as is necessary for the administration of the trusts by more than one trustee;

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  cure any ambiguity or correct any inconsistency or defect in the indenture;

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  modify, eliminate or add to the provisions of the indenture as shall be necessary to effect the qualification of the indenture under the Trust Indenture Act of 1939 or under any similar federal statute later enacted, and to add to the indenture such other provisions as may be expressly required by the Trust Indenture Act; and

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  make any other provisions with respect to matters or questions arising under the indenture that will not be inconsistent with any provision of the indenture as long as the new provisions do not adversely affect the interests of the holders of any outstanding debt securities of any series created prior to the modification.

        The indenture also provides that we and the trustee may, with the consent of the holders of not less than a majority in aggregate principal amount of debt securities of each series of debt securities affected by such supplemental indenture then outstanding, add any provisions to, or change in any manner, eliminate or modify in any way the provisions of, the indenture or any supplemental indenture or modify in any manner the rights of the holders of the debt securities. We and the trustee may not, however, without the consent of the holder of each outstanding debt security affected thereby:

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  extend the final maturity of any debt security;

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  reduce the principal amount or premium, if any;

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  reduce the rate or extend the time of payment of interest;

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  reduce the amount of the principal of any debt security issued with an original issue discount that is payable upon acceleration;

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  change the currency in which the principal, and any premium or interest, is payable;

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  impair the right to institute suit for the enforcement of any payment on any debt security when due;

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  if applicable, adversely affect the right of a holder to convert or exchange a debt security; or

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  reduce the percentage of holders of debt securities of any series whose consent is required for any modification of the indenture or for waivers of compliance with or defaults under the indenture with respect to debt securities of that series.

        The indenture provides that the holders of not less than a majority in aggregate principal amount of the then outstanding debt securities of any series, by notice to the relevant trustee, may on behalf of the holders of the debt securities of that series waive any default and its consequences under the indenture except:

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  a default in the payment of, any premium and any interest on, or principal of, any such debt security held by a nonconsenting holder; or

  •
  a default in respect of a covenant or provision of the indenture that cannot be modified or amended without the consent of the holder of each outstanding debt security of each series affected.

Registered Global Securities and Book Entry System

        The debt securities of a series may be issued in whole or in part in book-entry form and will be represented by one or more fully registered global securities. We will deposit any registered global securities with a depositary or with a nominee for a depositary identified in the applicable prospectus supplement and registered in the name of such depositary or nominee. In such case, we will issue one or more registered global securities denominated in an amount equal to the aggregate principal amount of all of the debt securities of the series to be issued and represented by such registered global security or securities. This means that we will not issue certificates to each holder.

        Unless and until it is exchanged in whole or in part for debt securities in definitive registered form, a registered global security may not be transferred except as a whole:

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  by the depositary for the registered global security to its nominee;

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  by a nominee of the depositary to the depositary or another nominee of the depositary; or

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  by the depositary or its nominee to a successor of the depositary or a nominee of the successor.

        The prospectus supplement relating to a series of debt securities will describe the specific terms of the depositary arrangement involving any portion of the series represented by a registered global security. We anticipate that the following provisions will apply to all depositary arrangements for debt securities:

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  ownership of beneficial interests in a registered global security will be limited to persons that have accounts with the depositary for such registered global security, these persons being referred to as "participants," or persons that may hold interests through participants;

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  upon the issuance of a registered global security, the depositary for the registered global security will credit, on its book-entry registration and transfer system, the participants' accounts with the respective principal amounts of the debt securities represented by the registered global security beneficially owned by the participants;

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  any dealers, underwriters, or agents participating in the distribution of the debt securities will designate the accounts to be credited; and

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  ownership of beneficial interest in the registered global security will be shown on, and the transfer of the ownership interest will be effected only through, records maintained by the depositary for the registered global security for interests of participants, and on the records of participants for interests of persons holding through participants.

        The laws of some states may require that specified purchasers of securities take physical delivery of the securities in definitive form. These laws may limit the ability of those persons to own, transfer or pledge beneficial interests in registered global securities.

        So long as the depositary for a registered global security, or its nominee, is the registered owner of the registered global security, the depositary or such nominee, as the case may be, will be considered the sole owner or holder of the debt securities represented by the registered global security for all purposes under the indenture. Except as stated below, owners of beneficial interests in a registered global security:

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  will not be entitled to have the debt securities represented by a registered global security registered in their names;

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  will not receive or be entitled to receive physical delivery of the debt securities in the definitive form; and

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  will not be considered the owners or holders of the debt securities under the relevant indenture.

        Accordingly, each person owning a beneficial interest in a registered global security must rely on the procedures of the depositary for the registered global security and, if the person is not a participant, on the procedures of a participant through which the person owns its interest, to exercise any rights of a holder under the indenture.

        We understand that under existing industry practices, if we request any action of holders or if an owner of a beneficial interest in a registered global security desires to give or take any action that a holder is entitled to give or take under the indenture, the depositary for the registered global security would authorize the participants holding the relevant beneficial interests to give or take the action, and the participants would authorize beneficial owners owning through the participants to give or take the action or would otherwise act upon the instructions of beneficial owners holding through them.

        We will make payments of principal and premium, if any, and interest, if any, on debt securities represented by a registered global security registered in the name of a depositary or its nominee to the depositary or its nominee, as the case may be, as the registered owners of the registered global security. Neither we nor the trustee, or any other agent of ours or the trustee will be responsible or liable for any aspect of the records relating to, or payments made on account of, beneficial ownership interests in the registered global security or for maintaining, supervising or reviewing any records relating to the beneficial ownership interests.

        We expect that the depositary for any debt securities represented by a registered global security, upon receipt of any payments of principal and premium, if any, and interest, if any, in respect of the registered global security, will immediately credit participants' accounts with payments in amounts proportionate to their respective beneficial interests in the registered global security as shown on the records of the depositary. We also expect that standing customer instructions and customary practices will govern payments by participants to owners of beneficial interests in the registered global security held through the participants, as is now the case with the securities held for the accounts of customers in bearer form or registered in "street name." We also expect that any of these payments will be the responsibility of the participants.

        If the depositary for any debt securities represented by a registered global security is at any time unwilling or unable to continue as depositary or stops being a clearing agency registered under the Exchange Act, we will appoint an eligible successor depositary. If we fail to appoint an eligible successor depositary within 90 days, we will issue the debt securities in definitive form in exchange for the registered global security. In addition, we may at any time and in our sole discretion decide not to have any of the debt securities of a series represented by one or more registered global securities. In that event, we will issue debt securities of the series in a definitive form in exchange for all of the registered global securities representing the debt securities. The trustee will register any debt securities issued in definitive form in exchange for a registered global security in the name or names as the depositary, based upon instructions from its participants, shall instruct the trustee.

Concerning the Trustee

        The indenture provides that there may be more than one trustee under the indenture, each for one or more series of debt securities. If there are different trustees for different series of debt securities, each trustee will be a trustee of a trust under the indenture separate and apart from the trust administered by any other trustee under that indenture. Except as otherwise indicated in this prospectus or any prospectus supplement, any action permitted to be taken by a trustee may be taken by such trustee only on the one or more series of debt securities for which it is the trustee under the indenture. Any trustee under the indenture may resign or be removed from one or more series of debt securities. All payments of principal of, and any premium and interest on, and all registration, transfer, exchange, authentication and delivery of, the debt securities of a series will be effected by the trustee for that series at an office designated by the trustee in New York, New York.

        The indenture provides that, except during the continuance of an event of default, the trustee will perform only such duties as are specifically set forth in the indenture. During the existence of an event of default, the trustee will exercise those rights and powers vested in it under the indenture and use the same degree of care and skill in its exercise as a prudent person would exercise under the circumstances in the conduct of such person's own affairs.

        If the trustee becomes a creditor of ours, the indenture places limitations on the right of the trustee to obtain payment of claims or to realize on property received in respect of any such claim as security or otherwise. The trustee may engage in other transactions. If it acquires any conflicting interest relating to any duties concerning the debt securities, however, it must eliminate the conflict or resign as trustee.

No Individual Liability of Incorporators, Stockholders, Officers or Directors

        The indenture provides that no past, present or future director, officer, stockholder or employee of ours, any of our affiliates, or any successor corporation, in their capacity as such, shall have any individual liability for any of our obligations, covenants or agreements under the debt securities or the indenture.

Governing Law

        The indenture and the debt securities will be governed by, and construed in accordance with, the laws of the State of New York.

DESCRIPTION OF PREFERRED STOCK

        As of November 25, 2014, our authorized preferred stock, $0.0001 par value per share, was 50,000,000 shares, none of which were issued and outstanding. We may issue preferred stock, in series, with such designations, powers, preferences and other rights and qualifications, limitations or restrictions as our board of directors may authorize, without further action by our stockholders, including:

  •
  the distinctive designation of each series and the number of shares that will constitute the series;

  •
  the voting rights, if any, of shares of the series and the terms and conditions of the voting rights;

  •
  the dividend rate on the shares of the series, the dates on which dividends are payable, any restriction, limitation or condition upon the payment of dividends, whether dividends will be cumulative, and the dates from and after which dividends shall accumulate;

  •
  the prices at which, and the terms and conditions on which, the shares of the series may be redeemed, if the shares are redeemable;

  •
  the terms and conditions of a sinking or purchase fund for the purchase or redemption of shares of the series, if such a fund is provided;

  •
  any preferential amount payable upon shares of the series in the event of the liquidation, dissolution or winding up of, or upon the distribution of any of our assets; and

  •
  the prices or rates of conversion or exchange at which, and the terms and conditions on which, the shares of the series may be converted or exchanged into other securities, if the shares are convertible or exchangeable.

        The particular terms of any series of preferred stock, and the transfer agent and registrar for that series, will be described in a prospectus supplement. Any material United States federal income tax consequences and other special considerations with respect to any preferred stock offered under this prospectus will also be described in the applicable prospectus supplement.

DESCRIPTION OF DEPOSITARY SHARES

        The following description of the depositary shares does not purport to be complete and is subject to and qualified in its entirety by the relevant deposit agreement and the depositary receipts with respect to the depositary shares relating to any particular series of preferred stock. You should read these documents as they, and not this description, will define your rights as a holder of depositary shares. Forms of these documents will be filed with the SEC in connection with the offering of depositary shares.

General

        If we elect to offer fractional interests in shares of preferred stock, we will provide for the issuance by a depositary to the public of receipts for depositary shares. Each depositary share will represent fractional interests of preferred stock. We will deposit the shares of preferred stock underlying the depositary shares under a deposit agreement between us and a bank or trust company selected by us. The bank or trust company must have its principal office in the United States and a combined capital and surplus of at least $50 million. The depositary receipts will evidence the depositary shares issued under the deposit agreement.

        The deposit agreement will contain terms applicable to the holders of depositary shares in addition to the terms stated in the depositary receipts. Each owner of depositary shares will be entitled to all the rights and preferences of the preferred stock underlying the depositary shares in proportion to the applicable fractional interest in the underlying shares of preferred stock. The depositary will issue the depositary receipts to individuals purchasing the fractional interests in shares of the related preferred stock according to the terms of the offering described in a prospectus supplement.

Dividends and Other Distributions

        The depositary will distribute all cash dividends or other cash distributions received for the preferred stock to the entitled record holders of depositary shares in proportion to the number of depositary shares that the holder owns on the relevant record date. The depositary will distribute only an amount that can be distributed without attributing to any holder of depositary shares a fraction of one cent. The depositary will add the undistributed balance to and treat it as part of the next sum received by the depositary for distribution to holders of depositary shares.

        If there is a non-cash distribution, the depositary will distribute property received by it to the entitled record holders of depositary shares, in proportion, insofar as possible, to the number of depositary shares owned by the holders, unless the depositary determines, after consultation with us, that it is not feasible to make such distribution. If this occurs, the depositary may, with our approval, sell such property and distribute the net proceeds from the sale to the holders. The deposit agreement also will contain provisions relating to how any subscription or similar rights that we may offer to holders of the preferred stock will be available to the holders of the depositary shares.

Conversion, Exchange, Redemption and Liquidation

        If any series of preferred stock underlying the depositary shares may be converted or exchanged, each record holder of depositary receipts will have the right or obligation to convert or exchange the depositary shares represented by the depositary receipts.

        The terms on which the depositary shares relating to the preferred stock of any series may be redeemed, and any amounts distributable upon our liquidation, dissolution or winding up, will be described in the relevant prospectus supplement.

Voting

        When the depositary receives notice of a meeting at which the holders of the preferred stock are entitled to vote, the depositary will mail the particulars of the meeting to the record holders of the depositary shares. Each record holder of depositary shares on the record date may instruct the depositary on how to vote the shares of preferred stock underlying the holder's depositary shares. The depositary will try, if practical, to vote the number of shares of preferred stock underlying the depositary shares according to the instructions. We will agree to take all reasonable action requested by the depositary to enable it to vote as instructed.

Amendments

        We and the depositary may agree to amend the deposit agreement and the depositary receipt evidencing the depositary shares. Any amendment that (a) imposes or increases certain fees, taxes or other charges payable by the holders of the depositary shares as described in the deposit agreement or that (b) otherwise prejudices any substantial existing right of holders of depositary shares, will not take effect until 30 days after the depositary has mailed notice of the amendment to the record holders of depositary shares. Any holder of depositary shares that continues to hold its shares at the end of the 30-day period will be deemed to have agreed to the amendment.

Termination

        We may direct the depositary to terminate the deposit agreement by mailing a notice of termination to holders of depositary shares at least 30 days prior to termination. In addition, a deposit agreement will automatically terminate if:

  •
  the depositary has redeemed all related outstanding depositary shares, or

  •
  we have liquidated, terminated or wound up our business and the depositary has distributed the preferred stock of the relevant series to the holders of the related depositary shares.

Payment of Fees and Expenses

        We will pay all fees, charges and expenses of the depositary, including the initial deposit of the preferred stock and any redemption of the preferred stock. Holders of depositary shares will pay transfer and other taxes and governmental charges and any other charges as are stated in the deposit agreement for their accounts.

Resignation and Removal of Depositary

        At any time, the depositary may resign by delivering notice to us, and we may remove the depositary. Resignations or removals will take effect upon the appointment of a successor depositary and its acceptance of the appointment. The successor depositary must be appointed within 60 days after delivery of the notice of resignation or removal and must be a bank or trust company having its principal office in the United States and having a combined capital and surplus of at least $50 million.

Reports

        The depositary will forward to the holders of depositary shares all reports and communications from us that are delivered to the depositary and that we are required by law, the rules of an applicable securities exchange or our amended and restated certificate of incorporation to furnish to the holders of the preferred stock. Neither we nor the depositary will be liable if the depositary is prevented or delayed by law or any circumstances beyond its control in performing its obligations under the deposit agreement. The deposit agreement limits our obligations and the depositary's obligations to performance in good faith of the duties stated in the deposit agreement. Neither we nor the depositary will be obligated to prosecute or defend any legal proceeding connected with any depositary shares or preferred stock unless the holders of depositary shares requesting us to do so furnish us with satisfactory indemnity. In performing our obligations, we and the depositary may rely upon the written advice of our counsel or accountants, on any information that competent people provide to us and on documents that we believe are genuine.

 DESCRIPTION OF COMMON STOCK

        This section describes the general terms and provisions of the shares of our common stock, $0.0001 par value per share. This description is only a summary and is qualified in its entirety by reference to the description of our common stock incorporated by reference in this prospectus. Our amended and restated certificate of incorporation and our bylaws have been filed as exhibits to our periodic reports filed with the SEC, which are incorporated by reference in this prospectus. You should read our amended and restated certificate of incorporation and our bylaws for additional information before you buy any of our common stock or other securities. See "Where You Can Find More Information."

        We have 500,000,000 shares of authorized common stock. As of November 25, 2014, there were 49,341,923 shares of common stock issued and outstanding. Pursuant to our amended and restated certificate of incorporation, the holders of common stock are entitled to one vote per share for the election of directors and on all matters submitted to a vote of stockholders. The vote of the holders of a majority of the shares present in person or by proxy at a meeting of stockholders and entitled to vote shall decide any question submitted to a vote, except as otherwise required by law or provided for in our amended and restated certificate of incorporation or amended and restated bylaws. Directors shall be elected by a plurality of the votes of the shares present in person or by proxy at a meeting and entitled to vote. The amended and restated certificate of incorporation does not provide for cumulative voting in the election of directors. Subject to the rights, if any, of the holders of any outstanding series of preferred stock, the holders of common stock are entitled to receive such dividends, if any, as may be declared by the board of directors out of legally available funds, payable either in cash, property or shares of capital stock.

        Upon liquidation, dissolution or winding-up of the company, subject to the rights, if any of the holders of our preferred stock, the holders of common stock are entitled to receive all of the remaining assets of the company of whatever kind available for distribution ratable in proportion to the number of shares held by them respectively.

        The holders of common stock have no preemptive, subscription, redemption or conversion rights. The rights, preferences and privileges of holders of common stock are subject to, and may be adversely affected by, the rights of the holders of any series of preferred stock, which may be designated solely by action of the board of directors and issued in the future. All outstanding shares of common stock are fully paid and nonassessable.

Anti-Takeover Effects of Our Amended and Restated Certificate of Incorporation and Our Amended and Restated Bylaws

        Certain provisions of our amended and restated certificate of incorporation and our amended and restated bylaws could have the effect of delaying, deferring or discouraging another party from acquiring control of us. These provisions, which are summarized below, could discourage certain types of coercive takeover practices and inadequate takeover bids. These provisions are also designed, in part, to encourage persons seeking to acquire control of us to first negotiate with our board of directors. We believe that the benefits of increased protection of our potential ability to negotiate with an unfriendly or unsolicited acquirer outweigh the disadvantages of discouraging such proposals, including proposals that are priced above the then-current market value of our common stock, because, among other reasons, the negotiation of such proposals could result in an improvement of their terms.

        These provisions include:

  Classified Board

        Our amended and restated certificate of incorporation provides that our board of directors shall be divided into three classes of directors, with the classes as nearly equal in number as possible. As a result, approximately one-third of our board of directors is elected each year. We believe that the classification of our board of directors facilitates the continuity and stability of our business strategies and policies. However, our classified board could have the effect of making the replacement of incumbent directors more time consuming and difficult. At least two annual meetings of stockholders, instead of one, will generally be required to effect a change in a majority of our board of directors.

  Number of Directors; Removal of Directors and Filling of Vacancies

        Our amended and restated certificate of incorporation provides that our board of directors has the authority to determine the number of directors within a range of between five and 15 directors. It also provides that (i) vacancies in our board of directors, including vacancies created by an increase in the number of directors, shall be filled solely by a majority vote of the directors then in office, and (ii) directors or the entire board may be removed only for cause.

  Action by Written Consent; Special Meetings of Stockholders

        Our amended and restated certificate of incorporation provides that stockholder action can be taken only at an annual or special meeting of stockholders and cannot be taken by written consent in lieu of a meeting. Our amended and restated certificate of incorporation and our amended and restated bylaws also provide that, except as otherwise required by law, special meetings of the stockholders can only be called pursuant to a resolution adopted by a majority of the board of directors or at the request of holders of 50% or more of our outstanding shares. Except as described above, stockholders are not permitted to call a special meeting or to require the board of directors to call a special meeting.

  Advance Notice Procedures

        Our amended and restated bylaws require an advance notice procedure for stockholder proposals to be brought before an annual meeting of our stockholders, including proposed nominations of persons for election to the board of directors. Stockholders at an annual meeting are only able to consider proposals or nominations specified in the notice of meeting or brought before the meeting by or at the direction of the board of directors or by a stockholder who was a stockholder of record on the record date for the meeting, who is entitled to vote at the meeting and who has given our Secretary timely written notice, in proper form, of the stockholder's intention to bring that business before the meeting. Although our amended and restated bylaws do not give the board of directors the power to approve or disapprove stockholder nominations of candidates or proposals regarding other business to be conducted at a special or annual meeting, our amended and restated bylaws may have the effect of precluding the conduct of certain business at a meeting if the proper procedures are not followed or may discourage or deter a potential acquiror from conducting a solicitation of proxies to elect its own slate of directors or otherwise attempting to obtain control of the Company.

  Super Majority Approval Requirements

        The Delaware General Corporation Law, or the DGCL, generally provides that the affirmative vote of a majority of the shares entitled to vote on any matter is required to amend a corporation's certificate of incorporation or bylaws, unless either a corporation's certificate of incorporation or bylaws require a greater percentage. Our amended and restated certificate of incorporation and amended and restated bylaws provide that the affirmative vote of holders of at least 66 2/3% of the total votes eligible to be cast in the election of directors will be required to amend, alter, change or repeal our amended and restated bylaws or specified provisions of our amended and restated certificate of incorporation. This requirement of a super majority vote to approve amendments to our amended and restated bylaws and certain provisions of our amended and restated certificate of incorporation could enable a minority of our stockholders to exercise veto power over any such amendments.

  Authorized but Unissued Shares

        Our authorized but unissued shares of common stock and preferred stock are available for future issuance without stockholder approval. These additional shares may be utilized for a variety of corporate purposes, including future public offerings to raise additional capital, corporate acquisitions and employee benefit plans. In addition, preferred stock could be issued with voting, liquidation, dividend and other rights superior to our common stock. The existence of authorized but unissued shares of common stock and preferred stock could render more difficult or discourage an attempt to obtain control of a majority of our common stock by means of a proxy contest, tender offer, merger or otherwise.

  Business Combinations with Interested Stockholders

        We have elected in our certificate of incorporation not to be subject to Section 203 of the DGCL, an anti-takeover law. In general, Section 203 prohibits a publicly held Delaware corporation from engaging in a business combination, such as a merger, with a person or group owning 15% or more of the corporation's voting stock for a period of three years following the date the person became an interested stockholder, unless (with certain exceptions) the business combination or the transaction in which the person became an interested stockholder is approved in a prescribed manner. Accordingly, we are not subject to any anti-takeover effects of Section 203. However, our amended and restated certificate of incorporation contains provisions that have the same effect as Section 203, except that they provide that Parthenon Capital Partners is not deemed to be an "interested stockholder," regardless of the percentage of our voting stock owned by it and accordingly is not subject to such restrictions.

Corporate Opportunities

        Our amended and restated certificate of incorporation provides that we renounce any interest or expectancy of the Company in the business opportunities that are from time to time presented to Parthenon Capital Partners and its officers, directors, agents, shareholders, members, partners, affiliates and subsidiaries, even if the opportunities are ones that the Company might have pursued or had the ability or desire to pursue if granted the opportunity, and each such person shall not have any obligation to offer to us those opportunities and shall not be liable for breach of any fiduciary or other duty, as a director or otherwise, if any such person pursues or acquires such opportunity, directs the opportunity to another person or fails to present the opportunity to us.

Choice of Forum

        Our amended and restated certificate of incorporation provides that a state or federal court located within the State of Delaware is the sole and exclusive forum for any derivative action or proceeding brought on our behalf; any action asserting a breach of fiduciary duty; any action asserting a claim against us arising pursuant to the DGCL, our amended and restated certificate of incorporation or our amended and restated bylaws; or any action asserting a claim against us that is governed by the internal affairs doctrine.

Limitation of Liability and Indemnification Matters

        Our amended and restated certificate of incorporation limits the liability of our directors to the fullest extent permitted by the DGCL and our amended and restated bylaws provide that we shall indemnify our directors and officers to the fullest extent permitted by such law. We have entered into indemnification agreements with our current directors and executive officers and expect to enter into a similar agreement with any new directors or executive officers. Our amended and restated certificate of incorporation and amended and restated bylaws also permit us to purchase insurance on behalf of any officer, director, employee or other agent for any liability arising out of his or her actions as our officer, director, employee or agent, regardless of whether Delaware law would permit indemnification. We believe that the limitation of liability provision, indemnification agreements and provision of directors' and officers' liability insurance will facilitate our ability to continue to attract and retain qualified individuals to serve as directors and officers of the Company.

Transfer Agent

        The transfer agent and registrar for our common stock is American Stock Transfer & Trust Company, LLC.

DESCRIPTION OF WARRANTS

        We may issue warrants for the purchase of debt securities, preferred stock, common stock, depositary shares, or any combination thereof. We may issue warrants independently or together with any other securities offered by any prospectus supplement and may be attached to or separate from the other offered securities. Each series of warrants may be issued under a separate warrant agreement to be entered into by us with a warrant agent.

        The applicable warrant agent will act solely as our agent in connection with the warrants and will not assume any obligation or relationship of agency or trust for or with any holders or beneficial owners of warrants. Further terms of the warrants and the applicable warrant agreements will be set forth in the applicable prospectus supplement.

        The applicable prospectus supplement relating to any particular issue of warrants will describe the terms of the warrants, including, as applicable, the following:

  •
  the title of the warrants;

  •
  the aggregate number of the warrants;

  •
  the price or prices at which the warrants will be issued;

  •
  the designation, terms and number of shares of debt securities, preferred stock or common stock purchasable upon exercise of the warrants;

  •
  the designation and terms of the offered securities, if any, with which the warrants are issued and the number of the warrants issued with each offered security;

  •
  the date, if any, on and after which the warrants and the related debt securities, preferred stock or common stock will be separately transferable;

  •
  the price at which each share of debt securities, preferred stock or common stock purchasable upon exercise of the warrants may be purchased;

  •
  the date on which the right to exercise the warrants shall commence and the date on which that right shall expire;

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  the minimum or maximum amount of the warrants which may be exercised at any one time;

  •
  information with respect to book-entry procedures, if any;

  •
  a discussion of certain federal income tax considerations; and

  •
  any other terms of the warrants, including terms, procedures and limitations relating to the exchange and exercise of the warrants.

        We and the applicable warrant agent may amend or supplement the warrant agreement for a series of warrants without the consent of the holders of the warrants issued thereunder to effect changes that are not inconsistent with the provisions of the warrants and that do not materially and adversely affect the interests of the holders of the warrants.

 DESCRIPTION OF RIGHTS

        We may issue rights to purchase common stock or preferred stock. This prospectus and any accompanying prospectus supplement will contain the material terms and conditions for each right. The accompanying prospectus supplement may add, update or change the terms and conditions of the rights as described in this prospectus.

        We will describe in the applicable prospectus supplement the terms and conditions of the issue of rights being offered, the rights agreement relating to the rights and the rights certificates representing the rights, including, as applicable:

  •
  the title of the rights;

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  the date of determining the stockholders entitled to the rights distribution;

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  the title, aggregate number of shares of common stock or preferred stock purchasable upon exercise of the rights;

  •
  the exercise price;

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  the aggregate number of rights issued;

  •
  the date, if any, on and after which the rights will be separately transferable;

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  the date on which the right to exercise the rights will commence and the date on which the right will expire; and

  •
  any other terms of the rights, including terms, procedures and limitations relating to the distribution, exchange and exercise of the rights.

        Each right will entitle the holder of rights to purchase for cash the principal amount of shares of common stock or preferred stock at the exercise price provided in the applicable prospectus supplement. Rights may be exercised at any time up to the close of business on the expiration date for the rights provided in the applicable prospectus supplement. After the close of business on the expiration date, all unexercised rights will be void.

        Holders may exercise rights as described in the applicable prospectus supplement. Upon receipt of payment and the rights certificate properly completed and duly executed at the corporate trust office of the rights agent or any other office indicated in the prospectus supplement, we will, as soon as practicable, forward the shares of common stock or preferred stock purchasable upon exercise of the rights. If less than all of the rights issued in any rights offering are exercised, we may offer any unsubscribed securities directly to persons other than stockholders, to or through agents, underwriters or dealers or through a combination of such methods, including pursuant to standby underwriting arrangements, as described in the applicable prospectus supplement.

 THE SELLING STOCKHOLDERS

        The following table sets forth certain information as of November 25, 2014 regarding the beneficial ownership of common stock by the stockholders named in the table below, which may offer, in the aggregate up to 13,536,184 shares of our common stock. Information with respect to beneficial ownership is based upon information obtained from the selling stockholders. Information with respect to shares owned beneficially after the offering assumes the sale of all of the shares offered and no other purchases or sales of common stock.

        The shares of common stock held by the selling stockholders are included as part of this registration statement pursuant to the registration rights agreement described below.

	Beneficial Ownership Prior to the Offering(1)(2)			Shares Beneficially Owned After Offering(1)(2)
Name of Selling Stockholders	Number of Shares	Percentage of Outstanding Common Stock	Number of Shares Being Offered(3)	Number of Shares	Percentage of Outstanding Common Stock
Parthenon DCS Holdings, LLC(4)	13,500,878	27%	13,500,878	0	0
Jeffrey S. Stein(5)	35,306	*	35,306	0	0

*
Represents less than 1%.

(1)
Beneficial ownership is determined in accordance with Rule 13d-3(d) of the Exchange Act. To our knowledge, each of the persons named in the table has sole voting and investment power with respect to all shares of common stock shown as beneficially owned by it, subject to community property laws, where applicable, and the information contained in the footnotes to this table.

(2)
There were 49,341,923 shares of common stock outstanding as of November 25, 2014.

(3)
Represents the number of shares the selling stockholders may offer under this prospectus. The selling stockholders may offer and sell some, all or none of their shares.

(4)
The reported shares are owned of record by Parthenon DCS Holdings, LLC ("DCS Holdings"). PCP Managers, LLC is the managing member of PCap II, LLC, which is the managing member of PCap Partners II, LLC, which is the general partner of Parthenon Investors II, L.P., which is the manager of DCS Holdings. David J Ament, Brian P. Golson and William C. Kessinger are Managing Members of PCP Managers, LLC and also serve as Managing Partners of Parthenon Capital Partners, a private equity firm and affiliate of PCap Partners II, LLC. Each of the above listed persons may be deemed to beneficially own the shares owned of record by DCS Holdings. However, each expressly disclaims beneficial ownership of such securities, except to the extent of his or its pecuniary interest therein. The business address of DCS Holdings is Four Embarcadero Center, Suite 3610, San Francisco, CA 94111.

(5)
Jeffrey S. Stein serves as an Executive in Residence at Parthenon Capital Partners. Mr. Stein served as a member of the Company's board of directors from January 2004 until February 2014.

Certain Relationships with the Selling Stockholders

        On January 8, 2004, in connection with the consummation of our acquisition by investment funds controlled by Parthenon Capital Partners and certain other stockholders (the "Acquisition"), we entered into an investment agreement, a stockholders agreement, an advisory services agreement and a registration agreement. The investment agreement, stockholders agreement and advisory services agreement were terminated upon the closing of our initial public offering in August 2012.

        Registration Agreement.    In connection with the Acquisition, we entered into a registration agreement with Parthenon Capital Partners and certain other stockholders. This agreement was amended, effective upon the closing of our initial public offering in August 2012. The registration agreement, as amended, provides the stockholders party thereto with certain demand registration rights in respect of the shares of our common stock held by them. In addition, following the closing of our initial public offering in August 2012, if we register additional shares of common stock for sale to the public, we are required to give notice of such registration to the stockholders who are party to the registration agreement of our intention to effect such a registration, and, subject to certain limitations, such holders will have piggyback registration rights providing them with the right to require us to include shares of common stock held by them in such registration. We will be required to bear the registration expenses, other than underwriting discounts and commissions and transfer taxes, associated with any registration of shares by the stockholders described above. The registration rights agreement includes lock up obligations that restrict the sale of securities during the initial 180 day period, or in certain circumstances 90 day period, following the effective date of any demand registration or piggyback registration effected pursuant to the terms of the registration agreement. We are also restricted from engaging in any public sale of equity securities during the initial 180 day period, or in certain circumstances 90 day period, following the effective date of any demand registration or piggyback registration effected pursuant to the terms of the registration agreement. The registration agreement includes customary indemnification provisions in favor of the stockholders who are parties and any person who is or might be deemed a controlling person of the stockholders within the meaning of the Securities Act and related parties against liabilities under the Securities Act incurred in connection with the registration of any of our securities. These provisions provide indemnification against certain liabilities arising under the Securities Act and certain liabilities resulting from violations of other applicable laws in connection with any filing or other disclosure made by us under the securities laws relating to any such registrations. We have agreed to reimburse such persons for any legal or other expenses incurred in connection with investigating or defending any such liability, action or proceeding, except that we will not be required to indemnify any such person or reimburse related legal or other expenses if such loss or expense arises out of or is based on any untrue statement or omission made in reliance upon and in conformity with written information provided by such person.

        Expense Reimbursement and Indemnification Agreement.    In connection with the termination of the advisory services agreement with Parthenon Capital Partners entered into on April 13, 2012, we also entered into an expense reimbursement and indemnification letter agreement with an affiliate of Parthenon Capital Partners under which we agreed to reimburse Parthenon Capital Partners for (i) reasonable out-of-pocket expenses incurred in connection with the provision of any services Parthenon Capital Partners provides to us, notwithstanding the termination of the advisory services agreement, (ii) any legal, accounting or consulting fees incurred by Parthenon Capital Partners in the continuing provision of any services to us and (iii) any out-of-pocket expenses incurred by Parthenon Capital Partners in connection with any acquisitions or financings completed by us or our affiliates. Further, we agreed to indemnify Parthenon Capital Partners and its affiliates against liabilities and expenses arising out of, or in connection with, Parthenon Capital Partners' former engagement under the advisory services agreement and the termination thereof or any continuing services provided by Parthenon Capital Partners to us.

        Nomination Agreement.    In July 2012, we entered into a Director Nomination Agreement with Parthenon Capital Partners that provides Parthenon Capital Partners the right to designate nominees for election to our board of directors for so long as Parthenon Capital Partners owns 10% or more of the total number of shares of common stock outstanding. The number of nominees that Parthenon Capital Partners is entitled to designate under this agreement shall bear the same proportion to the total number of members of our board of directors as the number of shares of common stock beneficially owned by Parthenon Capital Partners bears to the total number of shares of common stock outstanding, rounded up to the nearest whole number. In addition, Parthenon Capital Partners shall be entitled to designate the replacement for any of its board designees whose board service terminates prior to the end of the director's term regardless of Parthenon Capital Partners' beneficial ownership at such time. Parthenon Capital Partners shall also have the right to have its designees participate on committees of our board of directors proportionate to its stock ownership, subject to compliance with applicable law and stock exchange rules. This agreement will terminate at such time as Parthenon Capital Partners owns less than 10% of our outstanding common stock. Brian P. Golson, a Director of Performant, was appointed to our board of directors as a nominee of Parthenon Capital Partners.

PLAN OF DISTRIBUTION

Company Distributions

        We may sell the securities offered by this prospectus to one or more underwriters or dealers for public offering and sale by them or to investors directly or through agents. The accompanying prospectus supplement will set forth the terms of the offering and the method of distribution and will identify any firms acting as underwriters, dealers or agents in connection with the offering, including:

  •
  the name or names of any underwriters, dealers or agents;

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  the purchase price of the securities and the proceeds to us from the sale;

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  any underwriting discounts and other items constituting compensation to underwriters, dealers or agents;

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  any public offering price;

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  any discounts or concessions allowed or reallowed or paid to dealers; and

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  any securities exchange or market on which the securities offered in the prospectus supplement may be listed.

        Only those underwriters identified in such prospectus supplement are deemed to be underwriters in connection with the securities offered in the prospectus supplement.

        The distribution of the securities may be effected from time to time in one or more transactions at a fixed price or prices, which may be changed, or at prices determined as the applicable prospectus supplement specifies. The securities may be sold through an at the market offering, a rights offering, forward contracts or similar arrangements. In addition, we may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement so indicates, in connection with those derivatives, the third parties may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. If so, the third party may use securities pledged by us or borrowed from us or others to settle those sales or to close out any related open borrowings of stock, and may use securities received from us in settlement of those derivatives to close out any related open borrowings of stock. The third party in such sale transactions will be an underwriter and, if not identified in this prospectus, will be named in the applicable prospectus supplement (or a post-effective amendment). In addition, we may otherwise loan or pledge securities to a financial institution or other third party that in turn may sell the securities short using this prospectus and an applicable prospectus supplement. Such financial institution or other third party may transfer its economic short position to investors in our securities or in connection with a concurrent offering of other securities.

        In connection with the sale of the securities, underwriters, dealers or agents may be deemed to have received compensation from us in the form of underwriting discounts or commissions and also may receive commissions from securities purchasers for whom they may act as agent. Underwriters may sell the securities to or through dealers, and the dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters or commissions from the purchasers for whom they may act as agent.

        We will provide in the applicable prospectus supplement information regarding any underwriting discounts or other compensation that we pay to underwriters or agents in connection with the securities offering, and any discounts, concessions or commissions that underwriters allow to dealers. Underwriters, dealers and agents participating in the securities distribution may be deemed to be underwriters, and any discounts, commissions or concessions they receive and any profit they realize on the resale of the securities may be deemed to be underwriting discounts and commissions under the Securities Act of 1933. Underwriters and their controlling persons, dealers and agents may be entitled, under agreements entered into with us, to indemnification against and contribution toward specific civil liabilities, including liabilities under the Securities Act. Some of the underwriters, dealers or agents who participate in the securities distribution may engage in other transactions with, and perform other services for, us or our subsidiaries in the ordinary course of business.

        Our common stock is currently listed on the NASDAQ Global Market, but any other securities may or may not be listed on a national securities exchange. To facilitate the offering of securities, certain persons participating in the offering may engage in transactions that stabilize, maintain or otherwise affect the price of the securities. This may include over-allotments or short sales of the securities, which involve the sale by persons participating in the offering of more securities than were sold to them. In these circumstances, these persons would cover such over-allotments or short positions by making purchases in the open market or by exercising their over-allotment option, if any. In addition, these persons may stabilize or maintain the price of the securities by bidding for or purchasing securities in the open market or by imposing penalty bids, whereby selling concessions allowed to dealers participating in the offering may be reclaimed if securities sold by them are repurchased in connection with stabilization transactions. The effect of these transactions may be to stabilize or maintain the market price of the securities at a level above that which might otherwise prevail in the open market. These transactions may be discontinued at any time.

The Selling Stockholders' Distributions

        The selling stockholders, which as used herein includes donees, pledgees, transferees or other successors-in-interest selling shares of common stock or interests in shares of common stock received after the date of this prospectus from the selling stockholders as a gift, pledge, partnership distribution or other transfer, may, from time to time, sell, transfer or otherwise dispose of any or all of their shares of common stock or interests in shares of common stock on any stock exchange, market or trading facility on which the shares are traded or in private transactions. These dispositions may be at fixed prices, at prevailing market prices at the time of sale, at prices related to the prevailing market price, at varying prices determined at the time of sale, or at negotiated prices.

        The selling stockholders may use any one or more of the following methods when disposing of shares or interests therein:

  •
  ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

  •
  block trades in which the broker-dealer will attempt to sell the shares as agent, but may position and resell a portion of the block as principal to facilitate the transaction;

  •
  purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

  •
  an exchange distribution in accordance with the rules of the applicable exchange;

  •
  privately negotiated transactions;

  •
  short sales effected after the date the registration statement of which this prospectus is a part is declared effective by the SEC;

  •
  through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

  •
  broker-dealers may agree with the selling stockholders to sell a specified number of such shares at a stipulated price per share; and

  •
  a combination of any such methods of sale.

        The selling stockholders may, from time to time, pledge or grant a security interest in some or all of the shares of common stock owned by them and, if a selling stockholder defaults in the performance of its secured obligations, the pledgees or secured parties may offer and sell the shares of common stock, from time to time, under this prospectus, or under an amendment or supplement to this prospectus amending the list of the selling stockholders to include the pledgee, transferee or other successors in interest as the selling stockholders under this prospectus. The selling stockholders also may transfer the shares of common stock in other circumstances, in which case the transferees, pledgees or other successors in interest will be the selling beneficial owners for purposes of this prospectus.

        In connection with the sale of our common stock or interests therein, the selling stockholders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the common stock in the course of hedging the positions they assume. The selling stockholders may also sell shares of our common stock short and deliver these securities to close out their short positions, or loan or pledge the common stock to broker-dealers that in turn may sell these securities. The selling stockholders may also enter into option or other transactions with broker-dealers or other financial institutions or the creation of one or more derivative securities which require the delivery to such broker-dealer or other financial institution of shares offered by this prospectus, which shares such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).

        The aggregate proceeds to the selling stockholders from the sale of the common stock offered by them will be the purchase price of the common stock less discounts or commissions, if any. The selling stockholders reserve the right to accept and, together with their agents from time to time, to reject, in whole or in part, any proposed purchase of common stock to be made directly or through agents. We will not receive any of the proceeds from any offering by the selling stockholders.

        The selling stockholders also may resell all or a portion of the shares in open market transactions in reliance upon Rule 144 under the Securities Act, provided that they meet the criteria and conform to the requirements of that rule, or pursuant to other available exemptions from the registration requirements of the Securities Act.

        The selling stockholders and any underwriters, broker-dealers or agents that participate in the sale of the common stock or interests therein may be "underwriters" within the meaning of Section 2(11) of the Securities Act. Any discounts, commissions, concessions or profit they earn on any resale of the shares may be underwriting discounts and commissions under the Securities Act. If any selling stockholder is an "underwriter" within the meaning of Section 2(11) of the Securities Act, then the selling stockholder will be subject to the prospectus delivery requirements of the Securities Act. Underwriters and their controlling persons, dealers and agents may be entitled, under agreements entered into with us and the selling stockholders, to indemnification against and contribution toward specific civil liabilities, including liabilities under the Securities Act.

        To the extent required, the shares of our common stock to be sold, the respective purchase prices and public offering prices, the names of any agents, dealer or underwriter, and any applicable discounts, commissions, concessions or other compensation with respect to a particular offer will be set forth in an accompanying prospectus supplement or, if appropriate, a post-effective amendment to the registration statement that includes this prospectus.

        To facilitate the offering of the shares offered by the selling stockholders, certain persons participating in the offering may engage in transactions that stabilize, maintain or otherwise affect the price of the common stock. This may include over-allotments or short sales, which involve the sale by persons participating in the offering of more shares than were sold to them. In these circumstances, these persons would cover such over-allotments or short positions by making purchases in the open market or by exercising their over-allotment option, if any. In addition, these persons may stabilize or maintain the price of the common stock by bidding for or purchasing shares in the open market or by imposing penalty bids, whereby selling concessions allowed to dealers participating in the offering may be reclaimed if shares sold by them are repurchased in connection with stabilization transactions. The effect of these transactions may be to stabilize or maintain the market price of the common stock at a level above that which might otherwise prevail in the open market. These transactions may be discontinued at any time.

LEGAL MATTERS

        The validity of any securities offered by this prospectus will be passed upon for us by Pillsbury Winthrop Shaw Pittman LLP, San Francisco, California.

EXPERTS

        The consolidated financial statements of Performant Financial Corporation as of December 31, 2013 and 2012, and for each of the years in the three-year period ended December 31, 2013, have been incorporated by reference herein in reliance upon the report of KPMG LLP, independent registered public accounting firm incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

        We have filed a registration statement on Form S-3 with the SEC under the Securities Act of 1933. This prospectus is part of the registration statement but the registration statement includes and incorporates by reference additional information and exhibits. We file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy the registration statement and any other document we file with the SEC at the public reference room maintained by the SEC at 100 F Street, N.E., Washington, D.C. 20549. You may obtain information on the operation of the public reference room by calling the SEC at 1-800-SEC-0330. The SEC also maintains a web site that contains reports, proxy and information statements and other information regarding companies, such as ours, that file documents electronically with the SEC. The address of that site on the world wide web is http://www.sec.gov. The information on the SEC's web site is not part of this prospectus, and any references to this web site or any other web site are inactive textual references only.

        The SEC permits us to "incorporate by reference" the information contained in documents we file with the SEC, which means that we can disclose important information to you by referring you to those documents rather than by including them in this prospectus. Information that is incorporated by reference is considered to be part of this prospectus and you should read it with the same care that you read this prospectus. Later information that we file with the SEC will automatically update and supersede the information that is either contained, or incorporated by reference, in this prospectus, and will be considered to be a part of this prospectus from the date those documents are filed. We have filed with the SEC, and incorporate by reference in this prospectus:

  •
  our Annual Report on Form 10-K for the fiscal year ended December 31, 2013, filed with the SEC on March 14, 2014;

  •
  our Quarterly Reports on Form 10-Q for the quarterly periods ended March 31, 2014, June 30, 2014 and September 30, 2014 filed with the SEC on May 9, 2014, August 8, 2014 and November 10, 2014, respectively;

  •
  our Current Reports on Form 8-K filed with the SEC on February 5, 2014, March 3, 2014, May 9, 2014 and August 11, 2014; and

  •
  the description of our common stock contained in our Registration Statement on Form 8-A filed with the SEC on August 8, 2012, including any amendment or report filed for the purpose of updating such description.

We also incorporate by reference all additional documents that we file with the SEC under the terms of Section 13(a), 13(c), 14 or 15(d) of the Exchange Act that are made after the initial filing date of the registration statement of which this prospectus is a part and the effectiveness of the registration statement, as well as between the date of this prospectus and the termination of any offering of securities offered by this prospectus. We are not, however, incorporating, in each case, any documents or information that we are deemed to furnish and not file in accordance with SEC rules.

        You may request a copy of any or all of the documents incorporated by reference but not delivered with this prospectus, at no cost, by writing or telephoning us at the following address and number:

Performant Financial Corporation
Attn: Investor Relations
333 North Canyons Parkway,
Suite 100,
Livermore, California 94551
(925) 960-4800

        We will not, however, send exhibits to those documents, unless the exhibits are specifically incorporated by reference in those documents.